As filed with the Securities and Exchange Commission on February 3, 2012

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

Nevada	5812	84-1376019
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2808 Cole Avenue Dallas, Texas 75204 Phone: (214) 880-0446
(Address and telephone number of registrant's principal executive offices)

Ellen Shaw 5120 W Acoma Road Reno, NV 89511 Phone: 775-852-1557
(Name, address and telephone number of agent for service)

Copies to:

David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

Approximate date of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-accelerated Filer [ ]	Smaller reporting company [X]
(Do not check if a Smaller reporting company)

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share(¹)	Proposed Maximum Aggregate Offering Price(²)	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,378,846	$0.055	$75,837	$8.70

(1)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended and based on the average of the high and low sales prices of our common stock reported on the OTC Pink Market on January 26, 2012, the last day that the Company’s common stock traded on the OTC Pink Market prior to the date of this filing.

(2)           This amount has been calculated based upon Rule 457 and the amount is only for purposes of determining the registration fee, the actual amount received by the Selling Stockholders will be based upon fluctuating market prices on the OTC Pink Market or in the event our securities are quoted on the Over-The-Counter Bulletin Board (“OTCBB”) in the future, as it is our intention, on the OTCBB.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

 SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2012

PROSPECTUS

GREAT AMERICAN FOOD CHAIN, INC.
RESALE OF 1,378,846 SHARES OF COMMON STOCK
Initial Public Offering

The Selling Stockholders named in this prospectus are offering 1,378,846 shares of common stock offered through this prospectus for their own account.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.

 Our common stock is presently traded on the OTC Pink Sheet market under the symbol “GAMN”; however, our securities are currently highly illiquid, and subject to large swings in trading price, and are only traded on a sporadic and limited basis. The Selling Stockholders will sell at prevailing market prices or privately negotiated prices on the OTC Pink Sheet Market, or on the OTC Bulletin Board, where we hope to quote our shares subsequent to this filing.

A current prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The Selling Stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each Selling Stockholder or dealer selling the common stock is required to deliver a current prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, the Selling Stockholders may be deemed to be underwriters.

Our common stock will be considered a “penny stock”, and subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended.  “Penny stock” is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Great American Food Chain, Inc.
Prospectus
______________________________________

1,378,846 SHARES OF COMMON STOCK
______________________________________

 You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No offers are being made hereby in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the cover. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, information contained in this prospectus concerning our industry, including our market opportunity, is based on information from independent industry analysts, third-party sources and management estimates. Management estimates are derived from publicly-available information released by independent industry analysts and third party sources, as well as data from our internal research, and are based on assumptions made by us using data and our knowledge of such industry and market, which we believe to be reasonable. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors.”

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the prospectus. It does not contain all of the information you should consider. You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements and the risks of investing in our common stock as discussed under "Risk Factors" prior to making an investment decision. In this prospectus, the terms "we," "us," "our," "Company," and “GAMN” refer to Great American Food Chain, Inc., a Nevada corporation and its subsidiaries.

Organization

Great American Food Chain, Inc. was incorporated in the state of Wyoming on October 7, 1991.  In October 1997, the Company re-domiciled from Wyoming to Nevada. In March 2003, the Company completed a merger with The Great American Food, Inc. and the Company as the surviving entity in the merger (then called XtraNet Systems, Inc.), changed its name to Great American Food Chain, Inc.

Our principal office location is currently located at 2808 Cole Avenue, Dallas, Texas 75204. Our telephone number is 214-880-0446. We have secured the domain names: www.gamnfc.com and www.thegreatamericanfoodchain.com, which are fully operational as of the date of this prospectus and contain information regarding our operations as well as certain other websites described below under “Proprietary Rights and Websites.”  The information on, or that may be accessed through, our websites are not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

Business

Great American Food Chain is a portfolio restaurant holding company specializing in the development and expansion of proven independent restaurant concepts into multi-unit locations through corporate owned stores, licensing, and franchising opportunities.

We currently own and operate two restaurant concepts, Amici Italian Café and Yumi To Go.

Amici Italian Café’s are full service casual dining restaurants recognized for serving fresh ingredients with the menu consisting of pizza, pastas, wings and salads.  There are currently seven Amici Italian Café’s located throughout Georgia, including restaurants in Madison and Covington which are owned and operated by Amici Enterprises, LLC. (“AEL”), which is 80% owned by the Company; Athens, Augusta, Lake Oconee, and Milledgeville, which are independently owned and operated under franchise agreements with Amici Franchising; and Monroe (which is owned by an entity majority owned by Michael Torino (the Company’s Secretary and Director and the Vice President of AEL) and Christian Torino, his son (the Vice President of Corporate Development of AEL), and is operated separately from the Company).

Yumi To Go is a Dallas-based DINE-IN, PICK-UP & DELIVERY AsiaFresh food concept founded in 2008. Yumi To Go combines three different concepts which the Company believes are hot and growing; GRILL, WOK, and SALADS, by placing them under the same small roof. Creating an easy to understand and diverse menu with an executable food production operation that offers delivery. We own 80% of YTG Enterprises, LLC (“YTG”) which in turn owns the Yumi To Go Assets.

As of the date of this prospectus, there are currently two Yumi To Go locations: including one in Dallas, Texas, which is owned by related parties of the Company which the Company does not control or receive any franchise fees in connection with and one in Addison, Texas, which the Company owns and operates.

We own a 90% interest in Kokopelli Franchise Company, LLC, which we acquired in August 2006, which entity owns the trademark “Kokopelli Fresh Mexican Grill”; however, such entity does not currently have any operations and only owns intellectual property relating to the Kokopelli name and we do not currently have any plans of franchising or opening corporate owned restaurants under the Kokopelli name.

For the fiscal years ended December 31, 2009, and 2010, and the nine months ending September 30, 2011, the Company generated the following revenues from Corporate Restaurants and Franchise Royalties:

	Fiscal year ended December 31, 2010		Fiscal year ended December 31, 2009		Nine Months Ended September 30, 2011		Nine Months Ended September 30, 2010
	Revenues	Percentage of Total Revenues	Revenues	Percentage of Total Revenues	Revenues	Percentage of Total Revenues	Revenues	Percentage of Total Revenues
Corporate Restaurants	-	-	-	-	$1,072,488	87.8%	-	-
Franchise Royalties	-	-	-	-	$147,997	12.1%	-	-
TOTAL	-	-	-	-	$1,220,485	100%	-	-

Penny Stock Rules

Our common stock will be considered a “penny stock”, and subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended.  “Penny stock” is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

Risks Relating to Our Business and Our Industry

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary. Some of these risks are:

•	the need for additional funding;
•	our status as a former “shell company”;
•	our lack of a significant operating history;
•	our preferred stock and related rights;
•	the fact that our majority shareholder has significant control over our voting stock;
•	the loss of key personnel or failure to attract, integrate and retain additional personnel;
•	corporate governance risks;
•	our franchises and franchisees;
•	economic downturns;
•	regulation of our operations;
•	the level of competition in our industry and our ability to compete;
•	the level of our insurance coverage;
•	our ability to protect our intellectual property and not infringe on others’ intellectual property;
•	our ability to scale our business;
•	our ability to obtain and retain customers;
•	changes in consumer preferences or discretionary spending;
•	our ability to execute our business strategy in a very competitive environment;
•	the volatile market for our common stock;
•	our ability to effectively manage our growth;
•	dilution to existing shareholders;
•	costs and expenses associated with being a public company;
•	economic downturns;
•	risk of increased regulation of our operations and products;
•	the effect of future acquisitions on our operations;
•	negative publicity; and
•	other risk factors included under “Risk Factors” in this prospectus.

Summary of the Offering

Common Stock Offered:	1,378,846 shares of common stock by the Selling Stockholders.

Common Stock Outstanding:
7,630,747 shares of our common stock are issued and outstanding as of the date of this prospectus. The Chairman and CEO, Mr. Edward Sigmond, beneficially owns an aggregate of 42.1% of the outstanding common stock shares of our Company.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.  There will be no increase in our issued and outstanding shares as a result of this offering.

Use Of Proceeds:	We will not receive any proceeds from the shares offered by the Selling Stockholders in this offering.

Limited Market:
Our common stock is quoted on the OTC Pink Sheets market under the symbol "GAMN." The market for our common stock is highly volatile, sporadic and illiquid as discussed in more detail below, under the heading "Risk Factors." We can provide no assurance that there will be a market for our securities in the future. If in the future  market does exist for our securities, it is likely to be highly illiquid and sporadic.

We intend to apply to the Over-The-Counter Bulletin Board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting company.

Need for Additional Financing:
The Company anticipates the need for approximately $1,050,000 of additional funding over the next twelve months (as described in greater detail below under “Plan of Operations”, below), which includes $750,000 to make acquisitions and open additional restaurants and $300,000 of additional funding to continue to operate its current restaurants and franchises and pay its expenses associated with being a fully reporting company over the next twelve months.  We anticipate raising this funding through the sale of debt or equity securities (subsequent to the effectiveness of our Registration Statement) and/or through traditional bank funding. If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

Summary of Financial Data

The following summary financial information for the years ended December 31, 2010 and 2009 and the nine months ended September 30, 2011 and 2010 includes balance sheet and statement of expenses data derived from our unaudited and audited financial statements contained herein. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and are derived from the financial statements and accompanying notes included in this prospectus.

Summary Statements of Operations Data
GREAT AMERICAN FOOD CHAIN, INC.
	Nine months Ended		Years ended
	September 30, 2011	September 30, 2010	December 31, 2010	December 31, 2009
	(Unaudited)	(Unaudited)

Revenue	$1,220,485	$-	$-	$-

General and Administrative Expenses	$442,144	$54,397	$196,744	$88,533

Total Other Income (expense)	$(128,172)	$(66,094)	$(87,524)	$(85,842)

Net Income (loss)	$(300,818)	$(120,491)	$(283,956)	$(174,121)

Net Income (loss) per Share	$(0.05)	$(0.02)	$(0.04)	$(0.03)

Weighted average number of common shares outstanding - basic and fully diluted	6,844,392	6,443,247	6,443,247	6, 443,247

Summary Balance Sheet Data

	September 30,	December 31,
	2011	2010
	(Unaudited)

Cash	$25,401	$336

Total current assets	$97,056	$336

Total assets	$1,435,005	$336

Total current liabilities	$2,894,224	$2,157,967

Total liabilities	$3,450,592	$2,157,967

Commitments and Contingencies Put Option	$83,000	-

Accumulated deficit	$(3,262,272)	$(2,961,454)

Total Stockholders' deficit	$(2,098,587)	$(2,157,631)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risks Related To Our Business

We Will Require Additional Financing To Continue Our Business Operations And Continue Our Business Plan.

The Company anticipates the need for approximately $1,050,000 of additional funding over the next twelve months (as described in greater detail below under “Plan of Operations”, below), which includes $750,000 to make acquisitions and open additional restaurants and $300,000 of additional funding to continue to operate its current restaurants and franchises and pay its expenses associated with being a fully reporting company over the next twelve months.  We anticipate raising this funding through the sale of debt or equity securities (subsequent to the effectiveness of our Registration Statement) and/or through traditional bank funding. If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan.

We May Have Difficulty Obtaining Future Funding Sources, If Needed, And We May Have To Accept Terms That Would Adversely Affect Shareholders

We will need to raise funds from additional financing. We have no commitments for any financing and any financing commitments may result in dilution to our existing stockholders. We may have difficulty obtaining additional funding, and we may have to accept terms that would adversely affect our stockholders. For example, the terms of any future financings may impose restrictions on our right to declare dividends or on the manner in which we conduct our business. Additionally, we may raise funding by issuing convertible notes, which if converted into shares of our common stock would dilute our then shareholders’ interests. Lending institutions or private investors may impose restrictions on a future decision by us to make capital expenditures, acquisitions or significant asset sales. If we are unable to raise additional funds, we may be forced to curtail or even abandon our business plan.

Our Ability To Grow And Compete In The Future Will Be Adversely Affected If Adequate Capital Is Not Available.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing. Our cash flow from operations may not be sufficient or we may not be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. As a result, adequate capital may not be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

Our Auditor Has Expressed Uncertainty About Our Ability To Continue As A Going Concern.

In their audit report for the period ending December 31, 2010, our auditor expressed an opinion that substantial concern exists as to whether we can continue as an ongoing business.  As of December 31, 2010, we had total assets of $336, a retained deficit of $2,961,454, and a working capital deficit of $2,157,631.  As of September 30, 2011, we had $97,056 of current assets, a retained deficit of $3,262,272 and a working capital deficit of $2,797,168. For the nine months ended September 30, 2011 and 2010, we had a net loss of $300,818 and $120,491, respectively.  For the years ended December 31, 2010 and 2009, we had a net loss of $283,956 and $174,121, respectively. Included in our current liabilities is a note payable entered into in February 2011 with our Chairman and Chief Executive Officer, Edward Sigmond.  The note payable evidenced $737,729 of principal due to Mr. Sigmond in connection with advances previously made to the Company by Mr. Sigmond from 2001 to 2011 and an additional $377,031 in accrued interest on such advances. The note payable also provided that any future amounts loaned by Mr. Sigmond would be subject to the note payable and as such, as of September 30, 2011, the note payable evidenced an aggregate of $737,876 in principal owed to Mr. Sigmond and an aggregate of $424,425 of interest.  The note payable accrued interest at the rate of 7% per annum and was due and payable on December 31, 2011; provided that Mr. Sigmond and the Company have verbally agreed to extend such note payable. Additionally, we have approximately $110,500 in past due loans outstanding as of the date of this prospectus.

As of September 30, 2011, the Company owed an aggregate of $694,926 under the Amici Notes (defined below under “Liquidity and Sources of Capital”, which are secured by a security interest covering the assets acquired in connection with the Asset Purchase Agreement with AEL.  Additionally, in July 2011, the Company acquired an 80% interest in YTG for an aggregate of $200,000, of which $175,000 remains outstanding as of September 30, 2011.

Due to the fact that we have no commitment to extend any loans, and no commitments from investors to inject capital sufficient to repay the loans, we may have to sell some or all of our assets in order to generate capital in the future to repay the loans and you could lose your entire investment in the Company.  We may also have to allocate any capital we raise to repayment of the loans, in which event we may not have capital to implement our business strategies.  See the December 31, 2010 Audited Financial Statements - Auditors' Report. Because we have been issued an opinion by our auditors that substantial concern exists as to whether we can continue as a going concern, it may be more difficult to attract investors.

Shareholders Who Hold Unregistered “Restricted Securities” Will Be Subject To Resale Restrictions Pursuant To Rule 144, Due To The Fact That We Are Deemed To Be A Former “Shell Company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. While we do not believe that we are currently a “shell company”, we were previously a “shell company” and as such are deemed to be a former “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 may not be able to be made until we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because we are deemed to be a former “shell company”, none of our non-registered “restricted securities” will be eligible to be sold pursuant to Rule 144, until at least a year after the date that our Registration Statement is filed with the Commission, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

We Lack A Significant Operating History Focusing On Our Current Business Strategy Which You Can Use To Evaluate Us, Making Share Ownership In Our Company Risky.

Our Company lacks a long standing operating history focusing on our current business strategy which investors can use to evaluate our Company’s previous earnings. Therefore, ownership in our Company is risky because we have no significant business history and it is hard to predict what the outcome of our business operations will be in the future.

Because Part Of Our Business Model Is Franchisor Based And Our Future Revenues Depend In Part Upon Our Continued Sale Of Franchises, Any Decrease In The Sale Of Franchises Could Decrease Our Ability To Implement Our Business Plan And Our Future Revenues.

Part of our business model is franchisor based and our future revenues depend in part upon our continued sale of franchises. As a franchisor, we are be subject to risks incident to a business plan based upon the sale of franchises, including: changes in general economic or local conditions, such as a decrease in demand for the purchase of our franchises due to a decrease in employment or continued adverse downturns in the general economy; changes to preferences that reduce the attractiveness of our franchises to end users; cost and availability of financing for our franchisees; changes in supply or demand of competing franchise opportunities in an area; and changes in governmental regulations that may render the sale of franchises difficult or unattractive.  Our ability to sell franchises could also be reduced due to operating problems experienced by our current or future franchisees as set forth below.  Any decrease in the sale of franchises could decrease our ability to implement our business plan and our future revenues.

Part Of Our Revenues Depend In Large Measure On The Activities Of Franchisees We Do Not Control And With Which We Only Have Contractual Arrangements That May Be Difficult To Enforce, Which Increases The Risk Of Our Future Revenue Fluctuation Or Decreases.

Part of our revenues depend on the activities of franchisees that we do not control and with which we only have contractual arrangements that may be difficult to enforce. Franchisees are independent operators and have a significant amount of flexibility in running their operations, including the ability to set prices of our products in their restaurants. Their employees are not our employees. Although we can exercise control over our franchisees and their restaurant operations to a limited extent through our ability under the franchise agreements to mandate signage, equipment and standardized operating procedures and approve suppliers, distributors and products, the quality of franchise restaurant operations may be diminished by any number of factors beyond our control. These factors are discussed separately as set forth below.  Consequently, franchisees may not successfully operate restaurants in a manner consistent with our standards and requirements, or may not hire and train qualified managers and other restaurant personnel. Although we ultimately can take action to terminate franchises that do not comply with the standards contained in our franchise agreements, we may not be able to identify problems and take action quickly enough and, as a result, our image and reputation may suffer, and our franchise revenues could fluctuate or decline.

Increasing Regulatory Complexity Surrounding Our Operations Will Continue To Affect Our Operations And Results Of Operations In Material Ways Including Potentially Reducing Our Revenues.

We are also subject to a Federal Trade Commission rule and to various state and foreign laws that govern the offer and sale of franchises. These laws regulate various aspects of the franchise relationship, including terminations and the refusal to renew franchises. The failure to comply with these laws and regulations in any jurisdiction or to obtain required government approvals could result in a ban or temporary suspension on future franchise sales, fines, and other penalties or require us to make offers of rescission or restitution, any of which could adversely affect our business and operating results. We could also face lawsuits by our franchisees based upon alleged violations of these laws.

If we fail to comply with existing or future laws and regulations, we may be subject to governmental or judicial fines or sanctions. In addition, our and our franchisees’ capital expenditures could increase due to remediation measures that may be required if we are found to be noncompliant with any of these laws or regulations.

Our Business May Be Affected By Changes In Consumer Discretionary Spending During This Time Of Economic Difficulties In The U.S. Economy Which Could Reduce Our Revenues Or Impair Our Financial Condition.

We receive revenues in the form of sales from corporate owned restaurants and royalties and fees from our franchisees. As a result, our operating results substantially depend upon our corporate restaurants and franchisees’ sales volumes, restaurant profitability, and financial viability. However, our franchisees are independent operators. The Company and our franchisees’ success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions, consumer confidence and the availability of discretionary income. Changes in economic conditions affecting our guests such as those occurring in the U.S. currently could reduce traffic in some or all of our and franchisees’ restaurants or limit the ability to raise prices, either of which could have a material adverse effect on their and our financial condition and results of operations.

Accordingly, we may experience a decline in sales of Company owned restaurants and franchises, and our franchises may experience declines in sales during economic downturns, periods of prolonged elevated energy prices or due to severe weather conditions, health epidemics or pandemics, terrorist attacks or the prospect of such events (such as the potential spread of swine flu). Any material decline in the amount of discretionary spending by our customers or potential customers could reduce our revenues or impair our financial condition.

Our Ability To Raise Capital In The Future May Be Limited, Which Could Adversely Impact Our Business And Reduce Our Revenues.

Changes in our operating plans, acceleration of our expansion plans, lower than anticipated sales, increased expenses or other events, including those described in this section, may cause us to seek additional debt or equity financing.  The Company anticipates the need for approximately $1,050,000 of additional funding over the next twelve months (as described in greater detail below under “Plan of Operations”, below), which includes $750,000 to make acquisitions and open additional restaurants and $300,000 of additional funding to continue to operate its current restaurants and franchises and pay its expenses associated with being a fully reporting company over the next twelve months.  We plan to delay expansion of corporate owned restaurants and our franchise system until we have raised the required additional capital to pay the expected costs associated with such expansion.

If our revenues were to be reduced due to any of the Risk Factors described in this section, we would need additional financing.  Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could negatively impact our growth and other plans as well as our financial condition and results of operations. Additional equity financing, if available may be dilutive to the holders of our common stock and may involve significant cash payment obligations and covenants and/or financial ratios that restrict our ability to operate and expand.

Insurance May Not Provide Adequate Levels Of Coverage Against Claims Which Could Indirectly Impact Our Revenues.

We currently maintain insurance for our corporate restaurants and our franchisees are required to carry insurance as specified in the franchise agreements and list us as an additional insured under such insurance.  Under the franchise agreement, we may purchase insurance on their behalf if they fail to do so.  However, there are types of losses that may be incurred that we or they cannot insure against or that are not economically reasonable to insure against, such as losses due to environmental claims, natural disasters or terrorism.  We typically do not carry or require that our franchisees procure insurance where it is not economically feasible to do so.  Thus, our corporate owned restaurants and franchises may not be insured against certain natural disasters, like earthquakes, expansive soils, floods, hurricanes, landslides and other risks, the occurrence of which could require us to spend substantial funds to bring our restaurants back into operation, could cause our franchisees to terminate their franchisee agreements and could cause a material decrease in our revenues and cause the value of our securities to decline in value or become worthless.

We And Our Franchisees May Be Unable To Compete Effectively In The Restaurant Industry Which Could Reduce Our Revenues.

The restaurant business is highly competitive as to price, service, restaurant location, nutritional and dietary trends and food quality, and is often affected by changes in consumer tastes, economic conditions, population and traffic patterns. We believe we compete primarily with independent, and chain operators and franchisors of national, regional and local sports bars, casual dining and quick casual establishments, and quick service take-out concepts. We also face competition as a result of the trend toward convergence in grocery, deli and restaurant services, including the offering by the grocery industry of convenient meals in the form of improved entrees and side dishes, as well as the trend in quick service and fast casual restaurants toward higher quality food and beverage offerings. We compete primarily on the quality, variety and value perception of menu items, as well as the quality and efficiency of service, the attractiveness of facilities and the effectiveness of advertising and marketing programs. Many of our direct and indirect competitors are well-established national, regional or local chains with a greater market presence than us. Further, some competitors have substantially greater financial, marketing and other resources than us. In addition, independent owners of local or regional establishments may enter the restaurant business without significant barriers to entry and such establishments may provide price competition for our Company and franchisees’ restaurants. Competition in the casual dining, quick casual and quick service segments of the restaurant industry is expected to remain intense with respect to price, service, location, concept and the type and quality of food. Our company and franchisees also face intense competition for real estate sites, qualified management personnel and hourly restaurant staff.  Such competition may have a material adverse effect on our operations and cause the value of our securities to decline in value or become worthless.

Our restaurants also face competition from the introduction of new products and menu items by competitors, as well as substantial price discounting and other offers, and are likely to face such competition in the future. Although we may implement a number of business strategies, the future success of new products, initiatives and overall strategies is highly difficult to predict and will be influenced by competitive product offerings, pricing and promotions offered by competitors. Our ability to differentiate our brands from their competitors, which is in part limited by the advertising monies available to us and by consumer perception, cannot be assured. These factors could reduce the gross sales or profitability at our restaurants, which would reduce the revenues generated by company-owned restaurants and royalty payments from franchisees.

Changing health or dietary preferences may cause consumers to avoid our products in favor of alternative foods. The food service industry as a whole rests on consumer preferences and demographic trends at the local, regional, national and international levels, and the impact on consumer eating habits of new information regarding diet, nutrition and health. We and our franchisees depend on the sustained demand for our products, which may be affected by factors we do not control. Changes in nutritional guidelines issued by the federal government agencies, issuance of similar guidelines or statistical information by other federal, state or local municipalities, academic studies, or advocacy organizations among other things, may impact consumer choice and cause consumers to select foods other than those that are offered by our restaurants. We may not be able to adequately adapt our menu offerings to keep pace with developments in current consumer preferences, which may result in reductions to the revenues generated by our company-operated restaurants and the payments we receive from franchisees.

Inflation May Increase Our Operating Expenses.

Inflation may cause increased food, labor and benefits costs and may increase our operating expenses. As operating expenses increase, we, to the extent permitted by competition, plan to recover increased costs by increasing menu prices, or by reviewing, then implementing, alternative products or processes, or by implementing other cost reduction procedures. We cannot ensure, however, that we will be able to recover increases in operating expenses due to inflation in this manner.

We May Not Be Able To Protect Our Trademarks, Service Marks Or Trade Secrets And If We Do Not, Our Revenues Could Be Reduced.

We place considerable value on our trademarks, service marks and trade secrets. We intend to actively enforce and defend our marks and if violations are identified, to take appropriate action to preserve and protect our goodwill in our marks. We attempt to protect our sauce recipes as trade secrets by, among other things, requiring confidentiality agreements with our sauce suppliers and executive officers. However, we cannot be sure that our franchisees will be able to successfully enforce our rights under our marks or prevent competitors from misappropriating our sauce recipes. We can also not be sure that:

•	our marks are valuable,

•	using our marks does not, or will not, violate others' marks,

•	the registrations of our marks would be upheld if challenged, or

•	our franchisees would not be prevented from using our marks in areas of the country where others might have already established rights to them.

Any of these uncertainties could have an adverse effect on us and our operations and business plan.

Expenses Required To Operate As A Public Company Will Reduce Funds Available To Develop Our Business And Could Negatively Affect Our Stock Price And Adversely Affect Our Results Of Operations, Cash Flow And Financial Condition.

Operating as a public company is more expensive than operating as a private company.  For example, as a public company, we are and may be required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements and compliance under the Sarbanes-Oxley Act of 2002. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Risk Factors Related to Our Company and Franchisees’ Restaurants

Because part of our business plan is based upon the concept of franchising restaurants, our success depends in part upon the success of our franchised restaurants.  Difficulties experienced in our franchisees opening or operating existing or new restaurants could hinder our ability to implement our business plan and reduce our revenues.  We have described each of these risks below.

We Must Identify And Obtain A Sufficient Number Of Suitable New Restaurant Sites For Us To Sustain Our Revenue Growth Rate.

We require that all proposed restaurant sites meet our site-selection criteria. There may be errors made in selecting these criteria or applying these criteria to a particular site, or there may be an insignificant number of new restaurant sites meeting these criteria that would enable us to achieve our planned expansion in future periods. Our Company and franchisees face significant competition from other restaurant companies and retailers for sites that meet our criteria and the supply of sites may be limited in some markets. Further, our Company and franchisees may be precluded from acquiring an otherwise suitable site due to an exclusivity restriction held by another tenant. As a result of these factors, costs to obtain and lease sites may increase, or our Company and franchisees may not be able to obtain certain sites due to unacceptable costs. Inability to obtain suitable restaurant sites at reasonable costs may reduce our growth rate.

Our Franchising And Our Franchisees’ Restaurants May Not Achieve Market Acceptance In The New Geographic Regions We Enter Which Could Reduce Revenues We Receive From Franchisees.

Our expansion plans depend on franchising and our franchisees’ opening restaurants in new markets where we or our franchisees have little or no prior operating experience. We or our franchisees may not be successful in operating restaurants in new markets on a profitable basis. The success of these new restaurants will be affected by the different competitive conditions, consumer tastes and discretionary spending patterns of the new markets as well as the ability to generate market awareness of our brands. Sales at restaurants opening in new markets may take longer to reach average annual restaurant sales, if at all, thereby affecting their and our profitability.

New Restaurants Added To Our Existing Markets May Take Sales Away From Existing Restaurants Which Could Reduce Revenues We Receive From Franchisees.

Our Company and franchisees intend to open new restaurants in our existing markets, which may reduce sales performance and guest visits for existing restaurants in those markets. In addition, new restaurants added in existing markets may not achieve sales and operating performance at the same level as established restaurants in those markets.

Implementing Our Expansion Strategy May Strain Our Resources Which Could Reduce Our Revenues.

Our expansion strategy may strain our management, financial and other resources. Our Company and franchisees must attract and retain talented operating personnel to maintain the quality and service levels at existing and future restaurants. Our Company and franchisees must also continue to enhance operational, financial and management systems. Our Company and franchisees may not be able to effectively manage these or other aspects of our planned expansion. If our Company and franchisees fail to do so, our business, financial condition, operating results and cash flows could suffer.

Restaurant Quarterly Operating Results May Fluctuate Due To The Timing Of Special Events And Other Factors, Including The Recognition Of Impairment Losses.

Our Company and franchisee restaurants’ quarterly operating results depend, in part, on special events, such as the Super Bowl(R) and other popular events and holidays, and thus are subject to fluctuations based on the dates for such events. Historically, sales in most of our Company and franchisees’ restaurants have been higher during fall and winter months based on the relative popularity of national, regional and local sporting and other events. Further, our quarterly operating results may fluctuate significantly because of other factors, including:

•	Increases or decreases in same-store sales;

•	Fluctuations in food costs, particularly fresh chicken wings and cheese products;

•	The timing of new restaurant openings, which may impact margins due to the related preopening costs and initially higher restaurant level operating expense ratios;

•	Labor availability and costs for hourly and management personnel;

•	Changes in competitive factors;

•	Disruption in supplies;

•	General economic conditions and consumer confidence;

•	Claims experience for self-insurance programs;

•	Increases or decreases in labor or other variable expenses;

•	The impact from natural disasters;

•	Fluctuations in interest rates; and

•	The timing and amount of asset impairment loss and restaurant closing charges.

As a result of the factors discussed above, our quarterly and annual operating results are dependent upon Company and franchisee revenues which may fluctuate significantly. Accordingly, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year. These fluctuations may cause future operating results to fall below the expectations of securities analysts and investors. In that event, the price of our common stock would likely decrease.

Our Company And Franchisees Are Susceptible To Adverse Trends And Economic Conditions In Texas And Georgia Which Could Reduce Revenues We Receive From Franchisees.

As of the date of this prospectus, all of our Company and franchised restaurants are located in Texas and Georgia. As a result, our Company and franchisees restaurants are susceptible to adverse trends and economic conditions in those states. In addition, given our geographic concentration in the Southeast and Southwest, negative publicity regarding any of restaurants could have a material effect on our business and operations throughout the region, as could other regional occurrences such as local strikes, new or revised laws or regulations, or disruptions in the supply of food products.

Changes In Consumer Preferences Or Discretionary Consumer Spending Could Harm Our Company And Franchisees’ Restaurants Performance Which Could Reduce Revenues We Receive.

Our Company and franchisees’ success depends, in part, upon the continued popularity of pizza and chicken wings, our other menu items, sports bars and casual dining restaurant styles. Our Company and franchisees also depend on consumers eating away from home. Shifts in these consumer preferences could negatively affect our future profitability. Such shifts could be based on health concerns related to the cholesterol, carbohydrate or fat content of certain food items, including items featured on our menu. Negative publicity over the health aspects of such food items may adversely affect consumer demand for our menu items and could result in a decrease in guest traffic to our Company and franchisees’ restaurants, which could materially harm our business. Smoking bans imposed by state or local laws could also adversely impact our Company and franchisees’ restaurants' performance. In addition, our success depends to a significant extent on numerous factors affecting discretionary consumer spending, including economic conditions, disposable consumer income and consumer confidence. A decline in consumer spending or in economic conditions could reduce guest traffic or impose practical limits on pricing, either of which could harm our business, financial condition, operating results or cash flow.

Changes In Public Health Concerns May Impact Our Company And Franchisees’ Restaurants Performance Which Could Reduce The Revenues We Receive.

Changes in public health concerns may affect consumer preferences for our products. For example, if incidents of the avian flu occur in the United States, consumer preferences for poultry products may be negatively impacted, resulting in a decline in demand for our products. Similarly, public health concerns over smoking have seen a rise in smoking bans. Such smoking bans may adversely affect our operations to the extent that such bans are imposed in specific locations, rather than state-wide, or that exceptions to the ban are given to bars or other establishments, giving patrons the ability to choose nearby locations that have no such ban. Further, growing movements to lower legal blood alcohol levels may result in a decline in alcohol consumption at our stores or increase the number of dram shop claims made against us, either of which may negatively impact operations.  Under dram shop liability laws, a party injured by an intoxicated person can sue establishments contributing to that person’s intoxication.

A Decline In Visitors To Any Of The Business Districts Near The Locations Of Our Company And Franchisees’ Restaurants Could Negatively Affect Our Company And Franchisees’ Restaurant Sales Which Could Reduce Revenues We Receive.

Some of our Company and franchisees’ restaurants are located near high activity areas such as retail centers, big box shopping centers, universities, and entertainment centers. Our Company and franchisees depend on high visitor rates at these businesses to attract guests to their restaurants. If visitors to these centers decline due to economic conditions, road construction, changes in consumer preferences or shopping patterns, changes in discretionary consumer spending or otherwise, our restaurant sales could decline significantly and adversely affect our results of operations.

Complaints Or Litigation May Hurt Our Brands And Our Company And Franchisees’ Restaurants Which Could Reduce Revenues We Receive.

Occasionally, guests file complaints or lawsuits against our Company and franchisees’ restaurants alleging that our Company and franchisees are responsible for an illness or injury they suffered at or after a visit to our Company and franchisees’ restaurants. Our Company and franchisees are also subject to a variety of other claims arising in the ordinary course of business, including personal injury claims, contract claims, employment-related claims, claims by franchisees, and claims arising from an incident at a Company or franchised restaurant. The restaurant industry has also been subject to a growing number of claims that the menus and actions of restaurant chains have led to the obesity of certain of their guests. In addition, our Company and franchisees are subject to "dram shop" statutes. These statutes generally allow a person injured by an intoxicated person to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. Regardless of whether any claims against us are valid or whether our franchisees are liable, claims may be expensive to defend and may divert time and money away from our operations and hurt our performance. A judgment significantly in excess of our insurance coverage or for which our Company and franchisees do not have insurance coverage could materially affect our financial condition or results of operations. Additionally, complaints may adversely affect our brands.  Further, adverse publicity resulting from these allegations, claims and complaints may adversely affect us and our franchisees’ restaurants and ultimately the revenues we generate.

Natural Disasters And Other Events Could Harm Our Company And Franchisees’ Restaurants’ Performance Which Could Reduce Revenues We Receive.

A natural disaster, such as a hurricane, a serious and widespread disease, such as an avian flu pandemic, or other events, such as a serious terrorist attack, could have a material adverse effect on our Company and franchisees’ restaurants’ performance.

Government Regulations Concerning Restaurant Operations May Harm Our Company And Franchisees’ Restaurants’ Operations Which Could Reduce Revenues We Receive.

The restaurant industry is subject to numerous federal, state and local governmental regulations, including those relating to the preparation and sale of food and alcoholic beverages, sanitation, public health, fire codes, zoning and building requirements. Termination of the liquor license for any restaurant would adversely affect the revenues of that restaurant and inability to obtain such licenses could adversely affect our expansion plans. Our Company and franchisees’ restaurants are also subject to laws governing relationships with employees, including benefit, wage and hour laws, and laws and regulations relating to workers' compensation insurance rates, unemployment and other taxes, working and safety conditions and citizenship or immigration status. In certain states our Company and franchisees’ restaurants may be subject to "dram-shop" statutes, which generally provide that a person injured by an intoxicated person has the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person.  A judgment under a dram shop statute in excess of our insurance coverage, or any inability to continue to obtain insurance coverage at reasonable costs, could have a material adverse effect on us or our franchisees. Failure to comply with any of these regulations or increases in the minimum wage rate, employee benefit costs or other costs associated with employees, could adversely affect operations and the revenues we generate.

Changes In Governmental Regulation May Adversely Affect Our Ability To Maintain Our Existing And Future Operations And To Open New Restaurants.

We are subject to the Fair Labor Standards Act (which governs such matters as minimum wages, overtime and other working conditions), along with the Americans with Disabilities Act, the Immigration Reform and Control Act of 1986, various family leave mandates and a variety of other laws enacted, or rules and regulations promulgated by federal, state and local governmental authorities that govern these and other employment matters, including, tip credits, working conditions, safety standards and immigration status. We expect increases in payroll expenses as a result of federal and state mandated increases in the minimum wage, and although such increases are not expected to be material, we cannot assure you that there will not be material increases in the future. Enactment and enforcement of various federal, state and local laws, rules and regulations on immigration and labor organizations may adversely impact the availability and costs of labor for our restaurants in a particular area or across the United States. Other labor shortages or increased team member turnover could also increase labor costs. In addition, our vendors may be affected by higher minimum wage standards or availability of labor, which may increase the price of goods and services they supply to us. We plan to continue to review the health care reform law enacted by Congress in March of 2010 and regulations issued related to the law to evaluate the potential impact of this new law on our business, and to accommodate various parts of the law as they take effect. There are no assurances that a combination of cost management and price increases can accommodate all of the costs associated with compliance.

We may be subject to laws and regulations, which vary from jurisdiction to jurisdiction, relating to nutritional content and menu labeling. Compliance with these laws and regulations may lead to increased costs and operational complexity, changes in sales mix and profitability, and increased exposure to governmental investigations or litigation. We do not expect to incur material costs from compliance with the provision of the new health care law requiring disclosure of calories on the menus, but cannot reliably anticipate any changes in guest behavior resulting from implementation of this portion of the law, which could have adverse effects on our sales or results of operations.

Each of our and our franchisees’ restaurants is also subject to licensing and regulation by alcoholic beverage control, health, sanitation, safety and fire agencies in the state, county and/or municipality where the restaurant is located. We generally have not encountered any material difficulties or failures in obtaining and maintaining the required licenses and approvals that could impact the continuing operations of an existing restaurant, or delay or prevent the opening of a new restaurant. Although we do not, at this time, anticipate any occurring in the future, we cannot assure you that we or our franchisees will not experience material difficulties or failures that could impact the continuing operations of an existing restaurant, or delay the opening of restaurants in the future.

We are also subject to federal and state environmental regulations, and although these have not had a material negative effect on our operations, we cannot ensure that there will not be a material negative effect in the future. In particular, the U.S. and other foreign governments have increased focus on environmental matters such as climate change, greenhouse gases and water conservation. This increased focus may lead to new initiatives directed at regulating an as yet unspecified array of environmental matters. These efforts could result in increased taxation or in future restrictions on or increases in costs associated with food and other restaurant supplies, transportation costs and utility costs, any of which could decrease our operating profits and/or necessitate future investments in our restaurant facilities and equipment to achieve compliance. Further, more stringent and varied requirements of local and state governmental bodies with respect to zoning, land use and environmental factors could delay, prevent or make cost prohibitive the continuing operations of an existing restaurant or the development of new restaurants in particular locations.

The impact of current laws and regulations, the effect of future changes in laws or regulations that impose additional requirements and the consequences of litigation relating to current or future laws and regulations, or our inability to respond effectively to significant regulatory or public policy issues, could increase our compliance and other costs of doing business and therefore have an adverse effect on our results of operations.

Failure to comply with the laws and regulatory requirements of federal, state and local authorities could result in, among other things, revocation of required licenses, administrative enforcement actions, fines and civil and criminal liability. Compliance with these laws and regulations can be costly and can increase our exposure to litigation or governmental investigations or proceedings.

Matters Involving Employees At Certain Company-Operated Restaurants Expose Us To Potential Liability.

We are subject to United States federal, state and local employment laws that expose us to potential liability if we are determined to have violated such employment laws. Failure to comply with federal and state labor laws pertaining to minimum wage, overtime pay, meal and rest breaks, unemployment tax rates, workers' compensation rates, citizenship or residency requirements, child labor requirements, sales taxes and other employment-related matters may have a material adverse effect on our business or operations. In addition, employee claims based on, among other things, discrimination, harassment or wrongful termination may divert financial and management resources and adversely affect operations. The losses that may be incurred as a result of any violation of such employment laws are difficult to quantify.

An Increase In The Cost Of Food Products Could Adversely Affect Our Company And Franchisees’ Operating Results Which Could Reduce Revenues We Receive.

If the cost of cheese, tomato products, chicken wings or beef increases, cost of sales will increase and operating income could be reduced. Our restaurants’ primary food products are cheese, tomato products, fresh chicken wings, chicken breast tenders and ground beef. Any material increase in the cost of these items could adversely affect operating results. Cost of sales could be significantly affected by increases in the cost of cheese, tomato products, fresh chicken wings and ground beef, which can result from a number of factors, including seasonality, increases in the cost of grain, disease and other factors that affect availability, and greater international demand for domestic chicken and beef products.

We May Experience Shortages Or Interruptions In The Supply Or Delivery Of Food.

Our franchised and company-operated restaurants are dependent on frequent deliveries of fresh produce, groceries and other food and beverage products. This subjects us to the risk of shortages or interruptions in food and beverage supplies which may result from a variety of causes including, but not limited to, shortages due to adverse weather, labor unrest, political unrest, terrorism, outbreaks of food-borne illness, disruption of operation of production facilities or other unforeseen circumstances. Such shortages could adversely affect our revenue and profits. The inability to secure adequate and reliable supplies or distribution of food and beverage products could limit our ability to make changes to our core menus or offer promotional "limited time only" menu items, which may limit our ability to implement our business strategies. Our restaurants bear risks associated with the timeliness of deliveries by suppliers and distributors as well as the solvency, reputation, labor relationships, freight rates, prices of raw materials and health and safety standards of each supplier and distributor. Other significant risks associated with our suppliers and distributors include improper handling of food and beverage products and/or the adulteration or contamination of such food and beverage products. Disruptions in our relationships with suppliers and distributors may reduce the profits generated by company-operated restaurants or the payments we receive from franchisees.

Ability To Meet Projections Could Adversely Affect Our Company And Franchisees’ Operating Results Which Could Reduce Revenues We Receive.

The Company’s operating results may fluctuate significantly due to several factors, including the timing of new restaurant openings and related expenses, profitability of new restaurants, increases or decreases in comparable restaurant sales, interest rates, general economic conditions, consumer confidence in the economy, changes in consumer preferences, competitive factors and weather conditions. As a result, the Company’s operating results and profitability may fall below its expectations.

Failure To Maintain A High Level Of Customer Satisfaction Could Adversely Affect Our Company And Franchisees’ Operating Results Which Could Reduce Revenues We Receive.

Establishing, maintaining and enhancing our brands in new markets depends largely on the Company’s and its franchisees’ success in providing a high-quality dining experience. If the Company and/or its franchisees are unable to provide high-quality products or customer service, our restaurants and those of our franchisees may not continue to attract customers and the business may not succeed.

Unfavorable Publicity Relating To One Or More Of Our Restaurants In A Particular Brand May Taint Public Perception Of Our Brands.

Multi-unit food service businesses such as ours can be materially and adversely affected by widespread negative publicity of any type, but particularly regarding food quality, food-borne illness, food tampering, obesity, injury or other health concerns with respect to certain foods, whether or not accurate or valid. The risk of food-borne illness or food tampering cannot be completely eliminated. Any outbreak of food-borne illness or other food-related incidents attributed to one or more of our Amici Italian Café or Yumi To Go restaurants or within the food service industry or any widespread negative publicity regarding our brands or the restaurant industry in general could harm our reputation and have a material adverse effect on our business, financial condition and results of operations.

Changes In Consumer Preferences Or Discretionary Consumer Spending Could Adversely Affect Our Company And Franchisees’ Operating Results Which Could Reduce Revenues We Receive.

The Company’s restaurants feature full-service food and beverage selections served in a casual dining atmosphere. Their continued success depends, in part, upon the popularity of the menu items and this style of casual dining. Shifts in consumer preferences away from casual cuisine or dining style could result in lower revenues and cash flows. Also, the Company’s success depends to a significant extent on numerous factors affecting discretionary consumer spending, including economic conditions, disposable consumer income and consumer confidence. Adverse changes in these factors could reduce guest visits or impose practical limits on pricing, either of which could reduce revenues and cash flows.

Ability To Attract Employees Could Adversely Affect Our Company And Franchisees’ Operating Results Which Could Reduce Revenues We Receive.

The Company’s success depends in part upon its ability to attract, motivate and retain qualified employees, including restaurant managers, kitchen staff and wait staff. Qualified individuals needed to fill these positions are in short supply in certain areas, and the inability to recruit and retain such individuals may delay the planned openings of new restaurants or result in high employee turnover in existing restaurants which could limit the Company’s ability to expand operations and provide quality customer service. Additionally, competition for qualified employees could require the Company to pay higher wages to attract sufficient employees, which could result in higher labor costs.

Failure To Protect The Integrity And Security Of Individually Identifiable Data Of Customers, Vendors Or Employees May Subject Us To Loss And Harm Our Brands.

We might receive and maintain, for varying lengths of time, certain personal or business information about customers, vendors and employees. The use of this information by us is regulated by foreign, federal and state laws, as well as by certain third-party agreements. If our security and information systems are compromised or if our employees or franchisees fail to comply with these laws and regulations, and this information is obtained by unauthorized persons or used inappropriately, it could adversely affect our reputation and could result in costs to defend or settle litigation, to pay judgments awarded from litigation, or pay penalties resulting from violation of federal and state laws and payment card industry regulations. As privacy and information security laws and regulations change, we may incur additional costs to ensure that we remain in compliance with said laws and regulations.

Competition Could Adversely Affect Our Company And Franchisees’ Operating Results Which Could Reduce Revenues We Receive.

There is considerable competition throughout the foodservice industry, including the casual dining sector, which is often affected by changes in consumer tastes, economic conditions, population and traffic patterns. The Company’s competition within each market will consist of locally-owned restaurants as well as national, regional and international restaurant chains, some of which operate more restaurants and have greater financial resources and longer operating histories than the Company. Additionally many of the local independent restaurants have loyal customers. There is active competition for management personnel and hourly employees in the restaurant industry. There can be no assurance that the Company will be able to compete successfully in this environment.

Our Performance Is Subject To Risks Associated With The Restaurant Industry.

The sales and profitability of our restaurants and, in turn, payments from our franchisees may be negatively impacted by a number of factors, some of which are outside of our control. The most significant are:

•
declines in comparable store sales growth rates due to: (i) failing to meet customers' expectations for food quality and taste or to innovate new menu items to retain the existing customer base and attract new customers; (ii) competitive intrusions in our markets; (iii) opening new restaurants that cannibalize the sales of existing restaurants; (iv) failure of marketing to be effective; (v) weakening economic conditions; and (vi) natural disasters or adverse weather conditions.

•
negative trends in operating expenses such as: (i) increases in food costs including rising commodity costs; (ii) increases in labor costs including increases mandated by minimum wage and other employment laws, immigration reform, the potential impact of union organizing efforts, increases due to tight labor market conditions and rising health care and workers compensation costs; and (iii) increases in other operating costs including advertising, utilities, lease-related expenses and credit card processing fees;

•	the inability to open new restaurants that achieve and sustain acceptable sales volumes;

•	the inability to increase menu pricing to offset increased operating expenses;

•	failure to effectively manage further penetration into mature markets;

•
negative trends in the availability of credit and in expenses such as interest rates and the cost of construction materials that will affect our ability or our franchisees' ability to maintain and refurbish existing stores;

•	the inability to manage multiple restaurants due to unanticipated changes in executive management, and availability of qualified restaurant management, staff and other personnel;

•	the inability to operate effectively in new and/or highly competitive geographic regions or local markets in which we or our franchisees have limited operating experience; and

•	the inability to manage multiple restaurants in diverse geographic areas with a standardized operational and marketing approach.

Growth Could Adversely Affect Our Company And Franchisees’ Operating Results Which Could Reduce Revenues We Receive.

To meet our growth plan, the Company must open new restaurants on a timely and profitable basis. Identification of suitable properties, adherence to construction schedule timelines, training of competent personnel and consumer acceptance of the brands are components that, if not completed successfully, could hinder growth.  The Company may experience delays in restaurant openings from time to time. Delays or failures in opening new restaurants could limit the growth of its business and profitability. The opening of future restaurants is dependent on cash flow from operations.

In addition the Company contemplates entering new markets, in which it has no operating experience. These new markets may have demographic characteristics, competitive conditions, consumer tastes and discretionary spending patterns that are different than research indicated.

The Company cannot assure you that it will be able to expand capacity in accordance with its growth objectives or that the new restaurants will be profitable.

In The Event We Fail To Open Ten New Yumi To Go Restaurants Prior To July 1, 2013 We Could Lose Ownership And Control Of The Intellectual Property Rights And/Or Restaurant(s) Associated With The Yumi To Go  Operations.

The Company agreed to develop and have operational at least ten new Yumi To Go restaurants within two years from the date of the Interest Purchase Agreements (July 1, 2011) (the “Development Schedule”).  In the event YTG Enterprises, LLC (“YTG”), which is 80% owned by the Company, does not meet the Development Schedule, YTG is required to distribute to an entity owned by Tony Molavi, the Company’s current Director and President of YTG Enterprises, LLC (“YTG”) and his wife, Cathy Molavi (the “Molavis”) all of the YTG Intellectual Property Assets (i.e., the intellectual property associated with Yumi To Go)(described below under “Yumi To Go”), provided that YTG receives a license to use the YTG Intellectual Property Assets then used by YTG in restaurants operated in connection with the Development Schedule.

In the event we fail to comply with the Development Schedule and we lose the rights to the YTG Intellectual Property Assets it may have a material adverse effect on our operations, prevent us from paying our debts as they come due or force us to curtail or change our business plan, any of which could have a material adverse effect on the value of our common stock.

The Owners Of The 20% Ownership Interest In AEL Hold A Put Option Which If Exercised Would Require The Company To Purchase Their 20% Ownership Interest.

The Company also granted a put option to the 20% owner of Amici Enterprises, LLC (“AEL”) (which owns all of the rights associated with Amici Italian Café), which 20% interest is owned by an entity which is majority owned by Michael Torino (the Company’s Secretary and Director and the Vice President of AEL) and Christian Torino, his son (the Vice President of Corporate Development of AEL), which gives such entity the right to require the Company to acquire the 20% ownership interest at the option of such owner at any time after December 31, 2015.  The purchase price is calculated as four times EBITDA as of December 31st of the year preceding the exercise of the option, multiplied by the percentage of ownership to be purchased at the time of closing.  The purchase price will be paid 25% in cash and 75% by delivery of a promissory note amortized and payable over five years with interest accruing at the prime rate applicable at the time of closing.  In the event the put option is exercised, the Company may be forced to raise additional funding to pay the amounts due in connection with such put option, which may not be available on favorable terms, if at all.

Inflation Could Adversely Affect Our Company And Franchisees’ Operating Results Which Could Reduce Revenues We Receive.

Inflation can cause increased food, labor and benefits costs and can increase operating expenses. As operating expenses increase, the Company, to the extent permitted by competition, will attempt to recover increased costs by increasing menu prices, or by reviewing, then implementing, alternative products or processes, or by implementing other cost reduction procedures. The Company cannot ensure, however, that it will be able to continue to recover increases in operating expenses due to inflation in this manner.

If We Make Any Acquisitions, They May Disrupt Or Have A Negative Impact On Our Business.

If we make acquisitions in the future, funding permitting, of which there can be no assurance, we could have difficulty integrating the acquired companies' personnel and operations with our own. We do not anticipate that any acquisitions or mergers we may enter into in the future would result in a change of control of the Company.  In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	the difficulty of integrating acquired restaurants, concepts and operations;
•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;
•	difficulties in maintaining uniform standards, controls, procedures and policies;
•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;
•	the potential inability to manage an increased number of restaurants, locations and employees;
•	our ability to successfully manage the companies and/or concepts acquired; or
•	the effect of any government regulations which relate to the business acquired.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

If Franchisees Do Not Observe The Required Quality And Trademark Usage Standards, Our Brands May Suffer Reputational Damage, Which Could In Turn Adversely Affect Our Business.

We sublicense our intellectual property to our franchisees and to product suppliers, manufacturers, distributors, advertisers and other third parties. The franchise agreements require that each franchisee use the intellectual property in accordance with established or approved quality control guidelines. However, there can be no assurance that the franchisees will use the intellectual property assets in accordance with such guidelines. Franchisee noncompliance with the terms and conditions of the governing franchise agreement may reduce the overall goodwill associated with our brands. Franchisees may refer to our intellectual property improperly in writings or conversation, resulting in the weakening of the distinctiveness of our intellectual property. There can be no assurance that the franchisees will not take actions that could have a material adverse effect on our intellectual property.

Franchisees May Breach The Terms Of Their Franchise Agreements In A Manner That Adversely Affects Our Brands.

Franchisees are required to conform to specified product quality standards and other requirements pursuant to their franchise agreements in order to protect our brand and to optimize restaurant performance. However, franchisees may receive through the supply chain or produce sub-standard food or beverage products, which may adversely impact the reputation of our brands. Franchisees may also breach the standards set forth in their respective franchise agreements.

Risks Related to the Market for our Stock

Our Chairman And Chief Executive Officer Edward Sigmond Beneficially Owns 3,209,940 Shares Of Our Common Stock, Giving Him The Ability To Vote 42.1% Of Our Outstanding Voting Shares On Any Corporate Actions.

Our Chairman and Chief Executive Officer Edward Sigmond beneficially owns 3,209,940 shares of our common stock, giving him the ability to vote 42.1% of our outstanding voting shares on any corporate actions. As a result, he possesses significant influence over our voting securities including determining the outcome of corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Sigmond may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other shareholders, subject in all cases to Mr. Sigmond’s fiduciary duties to the Company as a result of his position as the Chairman and Chief Executive Officer of the Company.

Our Management Decisions Are Made By Edward Sigmond, Chairman And CEO, Robert Andreottola President And Director, Michael Torino, Secretary and Director And Tony Molavi, Director, If We Lose Their Services, Our Revenues May Be Reduced.

The success of our business is dependent upon the expertise of Edward Sigmond, Chairman and CEO, Robert Andreottola, President and Director, Michael Torino, Secretary and Director of the Company and Vice President of AEL, and Tony Molavi, Vice President of YTG and Director of the Company. Because Messrs. Sigmond, Andreottola, Torino and Molavi are essential to our operations, we rely significantly on their management decisions. Messrs. Sigmond, Andreottola, Torino and Molavi will continue to control our business affairs after this filing. We do not have any other members of management that could effectively take over their responsibilities if they left us for any reason, including as a result of a termination of employment, death or disability.  Therefore, if we lose their services, we likely would not be able to hire and retain other management with comparable experience without significant delays and risk.  As a result, the loss of the services of Messrs. Sigmond, Andreottola, Torino and Molavi could reduce our revenues and profitability, without any insurance to compensate us for the loss.  We have not obtained any key man life insurance relating to Messrs. Sigmond, Andreottola, Torino and Molavi.  We have an employment agreement in place with Mr. Molavi, as described below under “Executive Compensation”, which prevents him from competing with us following his termination, but not with Mr. Andreottola, Mr. Torino or Mr. Sigmond.   If we were to lose the services of Messrs. Sigmond, Andreottola, Torino and Molavi for any reason, your securities in our Company could become devalued or become worthless and we could be forced to scale back or curtail our business plan.

Our Officers And Directors Do Not Devote All Of Their Time To Us Because Of Outside Business Interests, Which Could Impair Our Ability To Implement Our Business Strategies.

Edward Sigmond, our Chief Executive Officer and Chairman, is also an owner in other companies which own and operate restaurants and bars.  Mr. Sigmond estimates that he spends 60 hours per week on our business affairs and 10 hours per week working for the other companies.  Robert Andreottola, our President and Director, estimates that he spends about 40 hours per week working for us and 5 hours per week working on other business interests.  Michael Torino, the Vice President of AEL and our Secretary and Director, estimates that he spends about 50 hours per week working for us and 5 hours per week working on other business interests.  Tony Molavi, the Vice President of YTG and our Director estimates that he spends about 60 hours per week working for us and 10 hours per week working on other business interests.  The fact that Messrs. Sigmond, Andreottola, Torino and Molavi have outside business interests could lessen their focus on our business, and jeopardize our ability to implement our business strategies.

Potential Conflicts Of Interest Exist Between the Company, Mr. Molavi And Mr. Torino our Directors And the Company And Our Chairman And Chief Executive Officer, Edward Sigmond.

Pursuant to the transactions described below under “Description of Business”, the Company (a) purchased 80% of an entity which owns the rights to the intellectual property and franchise associated with Amici Italian Café, as well as one Amici Italian Café location in February 2011 from Michael Torino, our Secretary and Director and his son, Christian Torino (the Vice President of Corporate Development of AEL); and (b) the rights to the intellectual property and franchise rights associated with Yumi To Go, as well as one Yumi To Go location from Tony Molavi, our Director and his wife Cathy Molavi (the “Molavis”) in July 2011.  The Torino’s retained ownership of one previously operational Amici Italian Café location and the Molavis related ownership of one previously operational Yumi To Go location.  Additionally, the Company is required to transfer the intellectual property assets acquired from the Molavis in July 2011 back to the Molavis in the event the Company doesn’t meet the Development Schedule (described in greater detail below under “Yumi To Go”) and the Torino’s were provided a put option which if exercised would require the Company to purchase the remaining 20% ownership of AEL (as described in greater detail below under Amici Italian Café).

The fact that certain of our Directors own and operate restaurants with whom we have franchise agreements and the fact that such individuals may receive rights and/or assets associated with our previously consummated acquisitions if, in the case of the Yumi To Go Assets, we fail to meet the Development Schedule and in the case of the Amici Italian Café assets, the Torino’s exercise their put option, may cause conflicts of interest or perceived conflicts of interest between such Directors and the Company.

Additionally, Mr. Sigmond, our Chairman and Chief Executive Officer, owns two bars in Dallas, Texas, one of which serves food, which are owned outside of the Company and which may cause actual or perceived conflicts of interest with the Company’s operations or concepts.

Such perceived or actual conflicts of interest may cause potential investors to not be willing to invest in the Company, which could make it harder for the Company to raise funds through the sale of debt and/or equity securities and/or cause the Company’s securities to be devalued. As a result of these perceived and/or actual conflicts of interest, the value of the Company’s securities may decrease in value and/or be valued less than similarly situated publicly-traded companies without such potential or actual conflicts of interest.

The Market For Our Common Stock Is Volatile, Sporadic And Illiquid.

Our common stock is currently quoted on the OTC Pink Sheets Market, an over-the-counter electronic quotation service, under the symbol “GAMN”.  The market for our common stock is currently volatile, sporadic and illiquid.  Subsequent to the effectiveness of our Registration Statement, of which this prospectus is a part, we plan to engage a market maker and apply for quotation of our common stock on the Over-The-Counter Bulletin Board.  If we are successful in quoting our common stock on the Over-The-Counter Bulletin Board and/or if we are unsuccessful in quoting our common stock on the Over-The-Counter Bulletin Board and continue instead to quote our common stock on the OTC Pink Sheets Market or the OTCQB, the market for our common stock will likely continue to be volatile, sporadic and illiquid.  Additionally, we anticipate that the market for our common stock will be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenues;
(3)	increased competition; and
(4)	conditions and trends in the market for restaurants and franchised restaurants in general.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

We Will Be Subject To Penny Stock Regulations And Restrictions And You May Have Difficulty Selling Shares Of Our Common Stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our common stock becomes a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

Our common stock will not initially qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Shareholders May Be Diluted Significantly Through Our Efforts To Obtain Financing And Satisfy Obligations Through The Issuance Of Additional Shares Of Our Common Stock.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

State Securities Laws May Limit Secondary Trading, Which May Restrict The States In Which And Conditions Under Which You Can Sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Because We Are Not Subject To Compliance With Rules Requiring The Adoption Of Certain Corporate Governance Measures, Our Stockholders Have Limited Protections Against Interested Director Transactions, Conflicts Of Interest And Similar Matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because we only have four Directors, none of whom are independent, we do not currently have an independent audit or compensation committee. As a result, our Directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, Directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of Directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

We Will Incur Significant Increased Costs As A Result Of Operating As A Fully Reporting Company As Well As In Connection With Section 404 Of The Sarbanes Oxley Act.

We will incur legal, accounting and other expenses in connection with our future status as a fully reporting public company. The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and rules subsequently implemented by the SEC have imposed various requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and make some activities more time-consuming and costly. The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 and our future status as a publicly reporting company will require that we incur substantial accounting, legal and filing expenses and expend significant management efforts. We currently do not have an internal audit group, and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, the market price of our stock, if any, could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

If Our Common Stock Is Not Approved For Quotation On The Over-The-Counter Bulletin Board It Could Make It Difficult To Sell Shares Of Our Common Stock And/Or Cause The Value Of Our Common Stock To Decline In Value.

Our common stock is currently quoted on the OTC Pink Sheets Market, an over-the-counter electronic quotation service, under the symbol “GAMN”.  The market for our common stock is currently volatile, sporadic and illiquid.  In order to have our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”), which is our current plan, we will need to first have our Registration Statement, of which this prospectus is a part, declared effective by the SEC; then engage a market maker, who will file a Form 15c2-11 with the Financial Industry Regulatory Authority ("FINRA"); and clear FINRA comments to obtain a trading symbol on the OTCBB. Assuming we clear SEC comments and assuming we clear FINRA comments, we anticipate receiving a trading symbol and having our shares of common stock quoted on the OTCBB in approximately one (1) to two (2) months after the effectiveness of our Registration Statement. In the event we are unable to have our Registration Statement declared effective by the SEC or our Form 15c2-11 is not approved by FINRA, we plan to continue trading our common stock on the OTC Pink Sheets Market or OTCQB which could make it more difficult for our then shareholders to sell shares of common stock which they own. As a result, the value of our common stock will likely be less than it would otherwise due to the difficulty shareholders will have in selling their shares. If we are unable to obtain clearance to quote our securities on the OTCBB, it may be difficult for us to raise capital and we could be forced to curtail or abandon our business operations, and as a result, the value of our common stock could become worthless.

Sales Of Our Common Stock Under Rule 144 Could Reduce The Price Of Our Stock.

As of the date of this prospectus, we have 4,412,702 shares of our common stock held by non-affiliates and 3,218,045 shares held by affiliates which Rule 144 of the Securities Act of 1933 defines as “restricted securities.”  A total of 1,378,846 shares of common stock being registered hereunder will be available for resale as of the date of effectiveness of this Registration Statement.  All of the restricted shares outstanding that are not being registered hereunder will be available for sale under Rule 144 beginning one year after the date our Registration Statement is filed with the Commission (due to our status as a former “shell company”), although shares held by affiliates will be subject to restrictions relating to the amount that may be sold in any 90 day period and manner in which such sales may be made, among other limitations.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

This Prospectus Permits Selling Security Holders To Resell Their Shares. If They Do So, The Market Price For Our Shares May Fall And Purchasers Of Our Shares May Be Unable To Resell Them.

This prospectus includes 1,378,846 shares being offered by existing stockholders. To the extent that these shares are sold into the market, there may be an oversupply of shares and an undersupply of purchasers. If this occurs the market price for our shares may decline significantly and investors may be unable to sell their shares at a profit, or at all.

We Are Also Exposed To Risks From Uncertainties Both As To Potential Regulator Action And Potential Adverse Market Reaction If We Are Unable To Conclude We Have Effective Internal Control Over Financial Reporting When Required, Which Could Reduce Our Stock Price.

Under SEC rules we must establish an ongoing program to evaluate and test internal controls over financial reporting controls to comply with the requirements for the year ended December 31 in the fiscal year after the fiscal year in which this Registration Statement is declared effective.  Because we are not currently required to and have not performed these tests, there is uncertainty as to whether we will be able to conclude that our internal controls over financial reporting are effective when we are required to conduct the evaluation.  In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404 or under SEC Rules, the SEC or other regulators could take legal action against us and/or the market will negatively react to this inability, and the market prices of our shares could be reduced.

Edward Sigmond, As Chairman Of The Board Of Directors Has The Right To Decide Any Deadlocks Which May Occur In Our Board’s Decision-Making Process.

Since we currently have an even number of Directors, deadlocks may occur when such Directors disagree on a particular decision or course of action. Our Bylaws, as amended, provide that the Chairman has the right to settle any deadlocks in his sole discretion and as such, Edward Sigmond, as our Chairman has significant control over the actions of the Board of Directors and may decide the outcome of corporate actions which the other Directors are unable to come to a consensus regarding in his sole authority.

Nevada Law And Our Articles Of Incorporation Authorize Us To Issue Shares Of Stock, Which Shares May Cause Substantial Dilution To Our Existing Shareholders.

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share.  As of the date of this prospectus, we have 7,630,747 shares of common stock issued and outstanding and – 0 – shares of Preferred Stock issued and outstanding.  As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued could cause substantial dilution to our then shareholders.  Additionally, shares of Preferred Stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding.  As a result, shares of Preferred Stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the Preferred Stock the right to convert the shares of Preferred Stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and Preferred Stock, which could cause substantial dilution to our existing shareholders.  Additionally, the dilutive effect of any Preferred Stock, which we may issue may be exacerbated given the fact that such Preferred Stock may have super majority voting rights and/or other rights or preferences which could provide the preferred shareholders with voting control over us subsequent to this offering and/or give those holders the power to prevent or cause a change in control.  As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease and/or become worthless.

Please read this prospectus carefully.  You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information.  You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This Form S-1, including disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contains forward-looking statements. These forward-looking statements which include words such as "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning, are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Forward-looking statements involve assumptions and describe our plans, strategies, and expectations. You can generally identify a forward-looking statement by words such as may, will, should, expect, anticipate, estimate, believe, intend, contemplate or project. Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include those risks set forth under “Risk Factors.”

With respect to any forward-looking statement that includes a statement of its underlying assumptions or basis, we caution that, while we believe such assumptions or basis to be reasonable and have formed them in good faith, assumed facts or basis almost always vary from actual results, and the differences between assumed facts or basis and actual results can be material depending on the circumstances. When, in any forward-looking statement, we or our management express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished. All subsequent written and oral forward-looking statements attributable to us, or anyone acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by applicable law, including the securities laws of the United States and/or if the existing disclosure fundamentally or materially changes, we do not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect unanticipated events that may occur.

DILUTION

The common stock to be sold by the Selling Stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders in connection with this offering.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares offered by the Selling Stockholders.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

DESCRIPTION OF BUSINESS

Organization

The Company was formed with the name P.C. Development Corporation as a Wyoming corporation on October 7, 1991 (“PC Development”).  In October 1997, P.C. Development re-domiciled from Wyoming to Nevada pursuant to and in connection with a Plan and Agreement of Merger, pursuant to which PC Development merged with and into its wholly-owned Nevada subsidiary, P.C. Development Merger Corporation (“PC Merger”).  In connection with the merger each one share of PC Development outstanding was converted into one share of PC Merger, and PC Merger, taking the name XtraNet Systems, Inc., was the surviving entity in the merger.

In March 2003, the Company entered into an Agreement and Plan of Merger and Agreement and Plan of Reorganization (collectively the “Merger Agreement”) with The Great American Food Chain, Inc. (“Great American Nevada”), pursuant to which Great American Nevada was merged with and into the Company, with the Company, at the time of the merger named XtraNet Systems, Inc., changing its name to Great American Food Chain, Inc. in connection with the Merger Agreement.  Additionally, the Company’s trading symbol on the OTC Pink Sheet Market changed from “XTRA” to “GAMN” in connection with the name change. The Company also affected an amendment to its Articles of Incorporation in connection with the Merger Agreement to authorize 10,000,000 shares of preferred stock, with such rights and preferences as the Board of Directors of the Company may authorize from time to time. A total of 3,410,150 shares of the Company’s common stock were issued to the Great American Nevada shareholders in connection with the Merger Agreement.

In connection with the Merger Agreement, the Company’s operations changed to that of a restaurant holding company specializing in the development and expansion of proven independent restaurant concepts into multi-unit locations through corporate owned stores, licensing, and franchising opportunities.

Effective June 19, 2003, the Company affected a 1:20 reverse stock split of its issued and outstanding common stock, which reverse stock split, unless otherwise noted has been retroactively affected throughout this report.

The Company’s headquarters are located at 2808 Cole Avenue, Dallas, Texas 75204.  The Company is authorized to issue 100,000,000 shares of common stock and there are 7,630,747 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is authorized to issue 10,000,000 shares of preferred stock and there are currently no preferred shares outstanding.

Business

Great American Food Chain, Inc. ("GAMN") is portfolio restaurant holding company headquartered at 2808 Cole Avenue, Dallas, Texas 75204.  As a portfolio company, GAMN has a variety of subsidiaries operating under its umbrella.  Currently, the Company owns two operating restaurant concepts: Amici’s Italian Café and Yumi To Go.

Our goal is to acquire profitable independent restaurant concepts operating as multi-unit chains or that demonstrate the ability to be developed into such chains.  This growth strategy includes the acquisition of franchisors.  By "rolling up" these restaurants we hope to capture and expand the value of each entity by spreading general and administrative costs over a larger revenue base and creating economies of scale with suppliers.

In order to be successful, we must identify and pursue current successful restaurant concepts.  The corporate infrastructure, management team, and financial capabilities of such restaurant concepts must be attractive to the independent owners so as to allow for acquisition.  We must provide exceptional training and quality controls to preserve and build upon concept image and branding.  Franchises must only be awarded to qualified participants with a proven history of success.  Site locations for new restaurants and franchises must be analyzed extensively.  Key ratios and cost controls must be in place to assure individual restaurants maintain maximum profitability.

We own a 90% interest in Kokopelli Franchise Company, LLC, which we acquired in August 2006, which entity owns the trademark “Kokopelli Fresh Mexican Grill”; however, such entity does not currently have any operations and only owns intellectual property relating to the Kokopelli name and we do not currently have any plans of franchising or opening corporate owned restaurants under the Kokopelli name.

The Company also owns the trademark “KeyToTheCity” and the website keytothecity.com, which the Company plans to eventually develop into an international web-based city guide for use by both local residents and tourists.  Eventually, the Company hopes to generate additional revenue through advertising on the website and potential membership fees; however, the website is currently only in the developmental stage.

The Company owns Amici Enterprises, LLC. (“Amici”), which owns the registered trademark – “Amici Italian Café”. In addition, Amici has franchise agreements with four franchisees, located in Augusta, Greensboro, Milledgeville and Athens, Georgia.  The franchisee agreements are described in greater detail below under “Restaurant Franchise Operations.”

The Company owns YTG Enterprises, LLC (“YTG”) which owns the registered trade mark “Yumi To Go” and the website YumiToGo.com.  There is currently one Company owned Yumi To Go restaurant located in Dallas, Texas, and one license agreement in place with a franchised  Yumi To Go restaurant in Dallas, Texas.

Amici Italian Café

In February 2011, the Company entered into an Asset Purchase Agreement and acquired an 80% ownership interest in Amici Enterprises, LLC (“AEL”) from its owners including Michael Torino, the Company’s current Secretary and Director and Vice President of AEL, and his son, Christian Torino, the Vice President of Corporate Development of AEL, who own majority control of an entity which owns 20% of AEL.   Pursuant to the Asset Purchase Agreement, we acquired rights to two restaurants operating under the Amici brand name and rights to four franchised restaurants (each as described in greater detail below), and the seller maintained all rights to operate an Amici Italian Café restaurant located in Monroe, Georgia (which is owned by an entity majority owned by Michael and Christian Torino and is operated separately from the Company).  The total purchase price for the acquisition of the 80% interest in AEL was $947,871, payable in the form of (a) a promissory note in the amount of $185,954; (b) a promissory note in the amount of $338,376; (c) a promissory note in the amount of $236,248 (collectively the “Amici Notes”); (d) $103,715 in cash; and (e) $83,000 attributable to the Put Option (described below), offset by amounts attributable to the 20% non-controlling interest retained by the sellers.  The Amici Notes each bear interest at the rate of 6% per annum, are payable in monthly installments of principal and interest and are due and payable on March 1, 2016.  Additionally, the Amici Notes are secured by a security interests covering the assets acquired in connection with the Asset Purchase Agreement.

The Asset Purchase Agreement also provided for the Company to provide the sellers a perpetual, royalty-free license to use and market the wing sauce recipe included in the assets purchased pursuant to the Asset Purchase Agreement, subject to a restriction on the distribution of the wing sauce to restaurants.

Pursuant to the Asset Purchase Agreement the sellers agreed not to own any interest in, manage, operate or provide consulting services to any restaurant offering pizza or wings as a menu item in the state of Georgia or any type of business with headquarters or company-owned locations in the state of Georgia (other than in connection with the Company).

The Asset Purchase Agreement also included a guaranty of future performance, pursuant to which the sellers agreed that the fees payable and actually collected under the franchise agreements acquired in connection with the Asset Purchase Agreement would total at least $120,000 for the calendar years ended December 31, 2011 and 2012, and that sellers would pay the Company consideration (or allow the Company to set off any consideration due to such sellers) in the event the Company’s total fees actually received under such franchise agreements were less than $120,000.   Total fees received were greater than $120,000 for the year ended December 31, 2011.

The Company also granted a put option to the 20% owner of Amici Enterprises, LLC (“AEL”) (which owns all of the rights associated with Amici Italian Café), which 20% interest is owned by an entity which is majority owned by Michael Torino (the Company’s Secretary and Director and the Vice President of AEL) and Christian Torino, his son (the Vice President of Corporate Development of AEL), which gives such entity the right to require the Company to acquire the 20% ownership interest at the option of such owner at any time after December 31, 2015 (the “Put Option”).  The purchase price is calculated as four times EBITDA as of December 31st of the year preceding the exercise of the option, multiplied by the percentage of ownership to be purchased at the time of closing.  The purchase price will be paid 25% in cash and 75% by delivery of a promissory note amortized and payable over five years with interest accruing at the prime rate applicable at the time of closing.

AEL owns a 100% interest in Amici Restaurant Holdings, LLC (“ARH”) and Amici Franchising, LLC (“Amici Franchising”). ARH owns a 100% interest in two restaurant holding companies: Madison GA Acquisitions, LLC and Covington Acquisitions, LLC. These companies both own operating restaurants under the Amici Italian Café brand. Amici Franchising is a franchise holding company with four franchisees having locations in Georgia – including locations in Augusta, Greensboro, Athens, and Milledgeville.

Amici Italian Café’s are full service casual dining restaurants recognized for serving fresh ingredients with the menu consisting of pizza, pastas, wings and salads.  There are currently seven Amici Italian Café’s located throughout Georgia, including restaurants in Madison and Covington which are owned and operated by AEL; Athens, Augusta, Lake Oconee, and Milledgeville, which are independently owned and operated under franchise agreements with Amici Franchising; and Monroe (which is owned by an entity majority owned by Michael and Christian Torino and is operated separately from the Company).

The AEL owned Covington, Georgia restaurant is located at 1116 College Street – SE, Covington, Georgia 30014. It measures 4,500 sq. ft. and accommodates 160 customers. Rent for this location was $1,895 per month through December 31, 2011; $1,982 per month from January 1, 2012 through December 31, 2012; $2,075 per month from January 1, 2013 through December 31, 2013; $2,171 per month from January 1, 2014 through December 31, 2014; and $2,279 per month from January 1, 2015 through December 31, 2015. The Madison, Georgia restaurant is located at 113 South Main Street, Madison, Georgia 30650. It measures 2,350 sq. ft. and accommodates 68 customers. Rent for this location is $2,000 per month pursuant to a year-to-year lease that AEL has the option to extend until June 2013, provided that the rental cost increases to $2,112 per month in June 2012.  Both restaurants feature equipment and kitchen for a full-service restaurant. Each of the franchisees has similar locations and facilities.

The other non-AEL owned and operated restaurants are located at 233 E Clayton St, Athens, Georgia; 4045 Jimmie Dyess Pkwy, Augusta, Georgia 30909-9491; Ste 101, 1098 Parkside Commons, Greensboro, Georgia; and 101 W Hancock St, Milledgeville, Georgia.

Amici Italian Café restaurants range in size from approximately 2,350 to 6,000 square feet, with an average of approximately 4,500 square feet for all seven restaurants. We anticipate that future restaurants will range in size from 3,500 square feet to 4,500 square feet with an average cash investment per restaurant of approximately $450,000, excluding pre-opening expenses of approximately $100,000. From time to time, we expect that restaurants may be smaller or larger or cost more or less than our targeted range, depending on the particular circumstances of the selected site or market.

Restaurants are typically open on a daily basis from 11 a.m. to 10 p.m. Closing times vary depending on the day of the week and city and state regulations governing the sale of alcoholic beverages. Our franchise agreements require franchisees to operate their restaurants for a minimum of 12 hours a day.

Yumi To Go

In July 2011, the Company entered into various agreements with Tony Molavi, the Company’s current Director and President of YTG Enterprises, LLC (“YTG”) and his wife, Cathy Molavi (the “Molavis”), including a Membership Interest Purchase Agreement and Contribution Agreement (collectively the “Interest Purchase Agreements”) pursuant to which the Company acquired an 80% interest in YTG, the Molavis obtained a 20% interest in YTG, and YTG obtained all rights to the trademark Yumi To Go, the website yumitogo.com, the recipes relating to Yumi To Go, all other intangible property relating to the operations and franchising of Yumi To Go, and ownership of Y2G Beltline, LLC, which was planning to develop a Yumi To Go restaurant in Addison, Texas (which has since been opened)(such intellectual property, collectively the “YTG Intellectual Property Assets”).  The Molavis also retained the ownership of and were provided a perpetual royalty free license to use the YTG Intellectual Property Assets in a Yumi To Go restaurant owned and operated by the Molavis which is located in Dallas, Texas, provided that in the event the majority ownership of the restaurant changes, the licensee is required to pay YTG a fee of 5% of the gross sales of the restaurant in connection with the license agreement.  YTG’s operating agreement includes a right of first refusal allowing the Company to purchase the remaining 20% membership interest of YTG in the event that the holders of such interest desire to sell or transfer such interest.

The Company, through YTG, agreed to pay $200,000 to the Molavis in connection with the acquisition by YTG of the YTG Intellectual Property Assets of which $25,000 was paid at closing and $175,000 remains outstanding as of September 30, 2011.  Additionally, the Company agreed to develop and have operational at least ten new Yumi To Go restaurants within two years from the date of the Interest Purchase Agreements (July 1, 2011)(the “Development Schedule”).  In connection with the Development Schedule, YTG agreed to pay Tony Molavi $18,000 upon the opening of a location in Addison, Texas, which restaurant opened in August of 2011, and which funds have not been paid to date, an additional $20,000 per location for the second through fourth locations opened and $40,000 upon the opening of the fifth location.

In the event YTG does not meet the Development Schedule, YTG is required to distribute to an entity owned by the Molavis (which serves as the 20% owner of YTG) all of the YTG Intellectual Property Assets then owned by YTG, provided that YTG receives a license to use the YTG Intellectual Property Assets then used by YTG in restaurants operated in connection with the Development Schedule on similar terms as the license described above.

In connection with the Interest Purchase Agreements, YTG entered into an Employment Agreement with Tony Molavi, to serve as the President of YTG.  The Employment Agreement is described in greater detail below under “Executive Compensation”, “Employment Agreement of Tony Molavi”.

Yumi To Go is a Dallas-based DINE-IN, PICK-UP & DELIVERY AsiaFresh food concept founded in 2008. Yumi To Go combines three different concepts which the Company believes are hot and growing; GRILL, WOK, and SALADS, by placing them under the same small roof. Creating an easy to understand and diverse menu with an executable food production operation that offers delivery.

Current Yumi To Go restaurants currently range in size from 1,000 to 1,600 square feet. We anticipate that future restaurants will range in size from 1,200 square feet to 1,800 square feet with an average cash investment per restaurant of approximately $200,000 excluding pre-opening expenses of approximately $50,000. From time to time, we expect that restaurants may be smaller or larger or cost more or less than our targeted range, depending on the particular circumstances of the selected site or market.  We do not currently have any Yumi To Go franchises.

The Company owned and operated Addison, Texas location is approximately 1,600 square feet, and is leased under a five year lease expiring in March 2016.  The lease has a monthly rental cost of $3,346 per month, increasing to $3,480 per month in March 2012, $3,614 per month in March 2013, $3,748 per month in March 2014 and $3,882 in March 2015, plus additional costs and fees relating to the locations applicable proportion of taxes and other fees due on the property.  Additionally, we are required to pay the landlord 4% of the restaurant’s gross sales over a certain breakpoint threshold of sales each year which varies between approximately $1 million and $1.1 million over the term of the lease.  The lease is renewable at our option for up to two additional five year terms with increased rental fees and other expenses as provided in the lease agreement.  The lease also provides that we are required to expend at least 2% of the restaurant’s gross sales per year on advertising.

Restaurants are typically open on a daily basis from 11 a.m. to 10 p.m. Closing times vary depending on the day of the week and city and state regulations.

As of the date of this prospectus, there are currently two Yumi To Go locations in Dallas, Texas:

Yumi To Go Dallas (which is owned and operated by the Molavis and which the Company does not receive any franchisee fees in connection with)
5200 Lemmon Ave.
Dallas, TX 75209

And

Yumi To Go Addison (which YTG owns and operates)
5000 Belt Line Rd. #400
Dallas, TX 75254

Kitchen Operations

An important aspect of our concepts is the efficient design, layout and execution of our kitchen operations. Due to the relatively simple preparation of our menu items, the kitchen consists of fryers, grill and food prep stations that are arranged assembly-line style for maximum productivity. Given our menus and kitchen design, we are able to staff our kitchens with hourly employees who require only basic training before reaching full productivity. Additionally, we do not require the added expense of an on-site chef. The ease and simplicity of our kitchen operations allows us to achieve our goal of preparing casual dining quality food with minimal wait times. We also believe the ease of our kitchen operations is a significant factor in attracting franchisees.

Food Preparation, Quality Control and Purchasing

We strive to maintain high quality standards. Our systems are designed to protect our food supply throughout the preparation process. We provide detailed specifications to suppliers for our food ingredients, products and supplies. Our restaurant managers are certified in a comprehensive food safety and sanitation course, ServSafe, developed by the National Restaurant Association Educational Foundation.

We negotiate directly with independent suppliers for our supply of food and paper products. Amici has a supplier contract with PFG Milton’s and US Foodservice. Both are national suppliers of food items to restaurants, and considered principal suppliers.  Additionally, Amici has a distribution agreement in place with Performance Food Group, Inc. to distribute food products and other goods to Amici Italian Café locations, which continues in effect until April 18, 2014, unless terminated by either party upon the breach of the other party or with at least 120 days prior written notice.  Yumi To Go does not have any supply or distribution agreements in place with suppliers at this time.

To maximize our purchasing efficiencies and obtain the lowest possible prices for our ingredients, products and supplies, we negotiate prices based on system-wide usage for franchised restaurants. We believe that competitively priced, high quality alternative manufacturers, suppliers, growers and distributors are available should the need arise.

We utilize McClancey Spice Company (“McClancey”) for the production of our signature sauces. We do not have any agreements in place with McClancey.  They maintain sufficient inventory levels to ensure consistent supply to our restaurants. Fresh ingredients are an important component of our cost of sales. Prices are generally based on the underlying commodity price of the item plus additional costs for handling and distribution. We ensure consistent supply of high quality food products by utilizing 2 to 3 suppliers. Given our multiple suppliers and the commodity nature of fresh ingredients, we believe we have sufficient supplier flexibility to maintain a consistent product supply. We regularly review our buying procedures to ensure quality and cost optimization.

Site Selection and Development

Our site selection process is integral to the successful execution of our growth strategy. We have processes for identifying, analyzing and approving new markets, as defined by the A.C. Nielson designated market areas in the United States. In selecting designated market areas, we collect and review restaurant industry data relating to restaurant sales, spending on food away from home and expected restaurant growth in the market, as well as market demographics, population data and relative media costs for radio and television advertising. Once a market is identified, we use a trade area and site selection evaluation system, which has been customized for the requirements of the Yumi To Go and Amici Italian Café systems, to assist in identifying suitable trade areas within that market and suitable sites within identified trade areas. Criteria examined to determine appropriate trade areas include the presence of a casual dining corridor, projected growth within the trade area, the locations of key big box retailers and multi-screen movie theaters in the neighborhood, key demographics and population density, drive time and trade area analysis and other quantitative and qualitative measures. Once a suitable trade area is identified, we examine site-specific details including visibility, signage, access and parking.

Marketing and Advertising

We believe we have created a unique marketing program designed to communicate a distinctive and consistent brand that differentiates Amici Italian Café and Yumi To Go from our competitors and that showcases our food in a fun and energetic atmosphere. These efforts include marketing campaigns and advertising to support our franchised restaurants. The primary goal of these efforts is to build local and regional brand awareness. In addition, advertising campaigns are also designed to:

•	drive positive same-store sales through additional visits by our existing guests and visits by new guests,
•	increase margins,
•	increase average order size, and
•	support strong restaurant openings.

Marketing Campaigns

Our primary marketing campaigns focus on a particular menu item, day or part of the day in an attempt to drive traffic and build brand awareness.  Our secondary marketing campaigns focus on reaching beyond the core concept guest. Given our strategy to be a neighborhood destination, community marketing is also a key to developing brand awareness in each market. Restaurants actively sponsor local sporting teams and sporting events to drive guest traffic associated with those activities.

Advertising

Our media advertising focuses on positioning our brands as an inviting neighborhood dining location. Our commercials and radio spots are irreverent by design.  We currently design our advertising campaigns to alternate between TV and radio in two to three week intervals, with thirty day breaks in advertising at the completion of each cycle.

Franchise Involvement

System-wide campaigns and promotions are developed and implemented with input from Amici Italian Café franchisees which meet together with the Company three to four times per year to exchange ideas about new products, marketing campaigns and strategic ideas.

Amici Restaurant Franchise Operations

Our franchisees execute a separate franchise agreement for each restaurant opened, typically providing for a 10 year initial term, with an opportunity to enter into a renewal franchise agreement subject to certain conditions. Our agreement currently requires franchisees to pay an initial franchise fee of $25,000 for the first restaurant opened and $15,500 for each additional restaurant they open.

Franchisees also pay us a royalty fee structured as follows: 6% of first $350,000 in sales per year; 5% for the next $350,000 in sales and 4% for all sales in excess of $700,000 in sales (subject to a minimum weekly royalty of $500 beginning on the first anniversary of the opening of each location). Franchise agreements typically allow us to assess franchisees advertising fees of up to 2.0% of their restaurant sales for regional advertising and up to 1% of restaurant sales for an ad fund.  Instead of collecting the full 3% that we are permitted to assess franchisees for advertising, we have instead been charging franchisees an advertising participation fee of $250 per store per month when group advertising and promotions are conducted, and we have no plans to change or increase the advertising fees we charge franchisees.   Franchise agreements also provide for fees payable to us upon the transfer of a franchise to a third party (equal to 25% of the total initial fee paid) and penalties in the event we audit a franchisee’s books and discover that underpayments were made to us pursuant to the requirements above.

All of our franchise agreements require that each franchised restaurant be operated in accordance with our defined operating procedures, adhere to the menu established by us, meet applicable quality, service, health and cleanliness standards and comply with all applicable laws. We ensure these high standards are being followed through a variety of means including mystery shoppers and announced and unannounced quality assurance inspections. We also employ franchise consultants to assist our franchisees in developing profitable operations and maintaining our operating standards. We may terminate the franchise rights of any franchisee who does not comply with our standards and requirements. We believe that maintaining superior food quality, an inviting and energetic atmosphere and excellent guest service are critical to the reputation and success of our concept; therefore, we aggressively enforce the contractual requirements of our franchise agreements.   Franchisees are required to report sales on a daily basis through an on-line reporting network and submit their restaurant-level financial statements on a quarterly or annual basis.

Insurance Requirements for Franchisees

Our franchise agreements require that our franchisees carry certain insurance continuously during the term of the agreement as follows:

•	General liability insurance with policy limits of $1,000,000 per occurrence and $2,000,000 in the aggregate, and with umbrella coverage of $2,000,000;

•	Worker’s compensation insurance; and

•	Dram shop insurance and automobile insurance if automobiles are assets of franchisee.

Each policy must:

•	be obtained from an insurance carrier that has and maintains a best's insurance reports rating of A, Class VIII, or better;

•	name us as an additional insured and afford separate coverage to each named insured;

•	provide for a deductible of not more than $500 per occurrence;

•	contain no provision that limits or reduces franchisee's coverage on account of a claim against franchisee by us; and

•	provide for not less than 30 days' prior notice to us of cancellation or non-renewal.

We typically do not require that our franchisees procure insurance where it is not economically feasible to do so.  Thus, our franchisees may not be insured against certain natural disasters, like earthquakes, expansive soils, floods, hurricanes, landslides and subsidence.

Competition

The restaurant industry is intensely competitive. We compete on the basis of the taste, quality and price of food offered, guest service, ambience, location, and overall dining experience. We believe that our attractive price-value relationship, the atmosphere of our restaurants, our flexible service model and the quality and distinctive flavor of our food enable us to differentiate ourselves from our competitors. We believe we compete primarily with local and regional sports bars and casual dining and quick casual establishments, as well as with quick service restaurants such as pizza, wing-based, and Asian take-out concepts. Many of our direct and indirect competitors are well-established national, regional or local chains and some have substantially greater financial and marketing resources than we do. We also compete with many restaurant and retail establishments for site locations and restaurant employees.

We also compete in the local and national franchise industry for franchisees with companies such as Mellow Mushroom, Domino’s Pizza, Papa John’s Pizza, Applebee’s, and Longhorns.  Similar to the market for restaurants and locations for restaurants, the market for franchise restaurants is highly competitive and the majority of our competitors have greater resources, larger franchisee bases, a longer history of franchise operations and greater brand recognition than we do.

Proprietary Rights and Websites

Amici Enterprises, LLC owns the rights to the US registered trademark “Amici Italian Cafe”.   YTG Enterprises, LLC owns the rights to the US registered trademark “Yumi To Go”.  We also own the rights to the US registered trademarks “Kokopelli Fresh Mexican Grill” and “KeyToTheCity”.

We have secured the domain names; www.gamnfc.com, www.thegreatamericanfoodchain.com, amici-café.com (which is owned by Amici Enterprises, LLC), kokopellifreshmexicangrill.com, yumitogo.com and keytothecity.com.  The information on, or that may be accessed through, our websites are not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

We attempt to protect our sauce recipes as trade secrets by, among other things, requiring a confidentiality agreement with our sauce supplier and executive officers. It is possible that competitors could develop recipes and procedures that duplicate or closely resemble our recipes and procedures. We believe that our trademarks, service marks and other proprietary rights have significant value and are important to our brand-building efforts and the marketing of our restaurant concepts. We vigorously protect our proprietary rights. We cannot predict, however, whether steps taken by us to protect our proprietary rights will be adequate to prevent misappropriation of these rights or the use by others of restaurant features based upon, or otherwise similar to, our concepts. It may be difficult for us to prevent others from copying elements of our concepts and any litigation to enforce our rights will likely be costly and may not be successful. Although we believe that we have sufficient rights to all of our trademarks and service marks, we may face claims of infringement that could interfere with our ability to market restaurants and promote our brands. Any such litigation may be costly and divert resources from our business. Moreover, if we are unable to successfully defend against such claims, we may be prevented from using our trademarks or service marks in the future and may be liable for damages.

Government Regulation

The restaurant industry is subject to numerous federal, state and local governmental regulations, including those relating to the preparation and sale of food and alcoholic beverages, sanitation, public health, fire codes, zoning and building requirements. Each restaurant requires appropriate licenses from regulatory authorities allowing it to sell liquor, beer and wine, and each restaurant requires food service licenses from local health authorities. Our licenses to sell alcoholic beverages must be renewed annually and may be suspended or revoked at any time for cause, including violation by us or our employees of any law or regulation pertaining to alcoholic beverage control, such as those regulating the minimum age of employees or patrons who may serve or be served alcoholic beverages, the serving of alcoholic beverages to visibly intoxicated patrons, advertising, wholesale purchasing and inventory control. The failure of a restaurant to retain liquor or food service licenses could have a material adverse effect on operations.

Our franchisees are also subject to laws governing our relationships with employees, including laws and regulations relating to benefits, wages, hours, workers' compensation insurance rates, unemployment and other taxes, working and safety conditions and citizenship or immigration status. They may also be subject in certain states to "dram-shop" statutes, which generally allow a person injured by an intoxicated person to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person.

In addition, we are subject to various state and federal laws relating to the offer and sale of franchises and the franchisor-franchisee relationship. In general, these laws and regulations impose specific disclosure and registration requirements prior to the sale and marketing of franchises and regulate certain aspects of the relationship between franchisor and franchisee.

Federal Franchise Requirements.  Federal franchise regulations have been put in place by the Federal Trade Commission (FTC) to ensure full disclosure of information relating to a franchise company prior to the purchase of a franchise. The basic disclosure rule requires a franchisor to provide potential franchisees with a disclosure document (Franchise Disclosure Document or “FDD”).  The FTC rule requires disclosure only and does not require registration, filing, review, or approval of any disclosures, advertising, or agreements by the FTC. Civil litigants do not have a private right of action under the FTC regulations.

State Requirements: Georgia law (where our Amici Italian Café concept is located) does not have regulations which provide franchisees with a private right of action for violations of FTC requirements. Georgia provides protection to franchise purchasers under Georgia’s Business Opportunity statutes; however, the license of a federally registered trademark or service mark to a franchise purchaser is exempt from Georgia’s business opportunity statutes.  Georgia does not require registration, filing, review or approval of any disclosures, advertising or agreements.  We do not currently have any Yumi To Go Franchises.

Most states do not require prior registration, filing or review of franchise materials prior to the sale of a franchise in that state.   Hawaii, Illinois, Indiana, Maryland, Michigan, Minnesota, New York, North Dakota, Rhode Island, South Dakota, Virginia, Washington and Wisconsin all require prior registration, filing or review of franchise materials prior to the sale of a franchise in the state, and we are not registered to sell franchises in any of those states.

Research and Development

We did not incur any research and development expenses in our last two fiscal years.

Employees

We have seven full-time employees as follows:

Operations – 1
Administrative – 2
Management – 4

Additionally, we will use consultants in the areas of site selections, concept prototype design, and human resources as required.  Consultants will be used in any areas in which hiring full-time personnel are not cost effective.

DESCRIPTION OF PROPERTY

We rent the following property for the corporate offices of Great American Food Chain, Inc:

•	Address: 2808 Cole Avenue, Dallas, Texas 75204

•	Number of Square Feet: 2,400

•	Name of Landlord: Kestrel Holdings, Inc. (“Krestrel Holdings”). Krestrel Holdings is 100% owned by our Chief Executive Officer and Chairman, Edward Sigmond

•	Term of Lease: Month to Month

•	Monthly Rental: $4,200 ($350,260 accrued and unpaid as of September 30, 2011)

•	Adequate for current needs: Yes

We rent the following property for the corporate office for Amici Enterprises, LLC:

•	Address: 520 East Avenue, Madison, Georgia 30650.

•	Number of Square Feet: 1,000

•	Name of Landlord: TNT Development, LLC (which entity is controlled by Michael Torino the Company’s Director and Secretary and the Vice President of Amici Enterprises, LLC and his family members)

•	Term of Lease; Month to Month

•	Monthly Rental: $1,400 per month ($9,100 accrued and unpaid as of September 30, 2011)

•	Adequate for current needs: Yes

We also rent an office location at 125 West Jefferson Street, Madison, GA 30605 on a month-to-month basis (which requires two months prior notice to terminate) at the rental cost of $1,500 per month which we use as a temporary office for training purposes.  The office location is owned by and the lease is with Mr. Andreottola, our Director.

We do not intend to renovate, improve, or develop properties.  We are not subject to competitive conditions for property and currently have no property to insure.  We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages.  Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

We do not have any written lease arrangements relating to the rental of any of the locations described above.

In addition, we rent restaurant locations for our Amici Italian Café and Yumi To Go locations as described in greater detail above under “Business”.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All Directors of our Company hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified.   The executive officers of our Company are appointed by our Board of Directors and hold office until their death, resignation or removal from office.  Our Directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company		Date First Appointed As Director
		Age
Edward Sigmond	Chairman and CEO	53	March 2003
Robert Andreottola	President and Director and President of Amici Enterprises, LLC	53	March 2011
Michael Torino	Secretary and Director and Vice President Amici Enterprises, LLC	60	March 2011
Tony Molavi	President of YTG Enterprises, LLC and Director	50	September 2011
Christian Torino	Vice President Corporate Development Amici Enterprises, LLC	43	March 2011

Business Experience:

The following is a brief account of the education and business experience of each Director and executive officer, indicating each person's business experience, and the name and principal business of the organization by which they were employed.

Edward Sigmond

Mr. Sigmond has been our Chief Executive Officer and Director since the March 2003 Agreement and Plan of Merger with The Great American Good Chain, Inc. (“Great American”), which is described in greater detail above.  Since March 2011 Mr. Sigmond has also served as Chairman of the Board and CEO.   Mr. Sigmond served as the Chief Executive Officer of Great American from March 2001 to the date of the merger with the Company.

The Company’s first post Great American acquisition occurred in August 2006 when Mr. Sigmond organized a buyout of ninety percent ownership in Kokopelli Franchise Company, LLC, based in Phoenix, Arizona.

Mr. Sigmond is a partner in Sigmond and Johnson, Inc., a Dallas-based investment banking firm specializing in working with public micro cap companies.  Mr. Sigmond’s vast experience helps the company guide their clients through the difficult early stages of development.

Mr. Sigmond is a member of the Board of Directors and serves on the Compensation and Audit committee of MultiCell Technologies, Inc., a company publicly traded on the Over-The-Counter Bulletin Board under the symbol “MCET” (“MultiCell”), and has served in this capacity since 2000.  MultiCell is a biotech company. Mr. Sigmond helped structure an offering and funding transaction for MultiCell of $1.2 Million in 2000 through Kestrel Equity Partners, Ltd., which Mr. Sigmond owns a minority ownership position in.

Mr. Sigmond is a member of the Board of Directors of Na Zdravi Ventures, a.s., a Hooters of American franchisee for the Czech Republic and Slovak Republic.  He is also an owner and the managing partner of The Elbow Room, a popular Dallas restaurant and bar founded in 1999.

Mr. Sigmond is also a member of the Board of Directors of Fairway Properties, Inc., an internet based real estate marketing firm, whose common stock trades on the OTCQB market under the symbol “FRYP”.

Mr. Sigmond also owns two bars in Dallas, Texas, including one that serves food.

Mr. Sigmond owns Kestrel Holdings, Inc. a real estate and equity investment company.  He owns, has started, and participated in several real estate partnerships involving commercial properties in the Dallas market.  His ownership has concentrated on retail entertainment restaurant/bar properties.

Mr. Sigmond owns 99% of E.R. Gaston, Ltd. (“E.R. Gaston”), and 100% of the General Partner of E.R. Gaston, which owns the remaining 1% of E.R. Gaston.  In February 2011, E.R. Gaston filed for Chapter 11 bankruptcy protection.  E.R. Gaston is currently in the process of submitting a Plan of Reorganization which it believes will be accepted by its creditors.  E.R. Gaston owns and operates a bar/restaurant called the Elbow Room located in Dallas, Texas.

Qualifications:

Mr. Sigmond is qualified to serve as a Director of the Company due to the fact that he has expertise in the restaurant and food service business.   Additionally, he has served as a board member of public companies and committees of those companies for the past 11 years.  Mr. Sigmond has extensive micro-cap public company experience.

Robert Andreottola

Robert Andreottola is a member of the Board of Directors and President of the Company and AEL, positions which he has held since March 2011. He is a highly qualified and accomplished executive with twenty-five years of experience delivering significant restaurant growth.  He attended Auburn University in 1976 majoring in Industrial Design and a Minor in Marketing and received an MBA in Executive Studies from the Georgia Institute of Technology (1996).

Mr. Andreottola served as a business consultant from January 2009 to February 2011.  From December 2006 to December 2008, Mr. Andreottola served as the Executive Vice President of Concord Hospitality, Inc., which was a franchisee of 50 Applebee’s locations, two Famous Dave’s Pizzas, eight Village Inn’s and one Holiday Inn.  From April 2005 to June 2007, Mr. Andreottola served as the President and owner of Feed the People Restaurant Group, which developed various restaurants and a convention center located in Madison Georgia.

Mr. Andreottola began a career in connection with national and emerging restaurant brands as the Marketing Director for Apple South, where he developed product specific marketing and menu process for the Applebee’s system. Throughout his career with Apple South as Vice President, Executive Vice President and as President of Applebee’s Restaurant Grill and Bar, he streamlined operational efficiency, growth based on Direct Marketing Area (DMA) penetration and received franchisee of the year for his marketing strategies and went from managing a $45 million budget to a budget that surpassed $550 million, and created $700 million in revenue.

Mr. Andreottola joined Concord Hospitality Inc., where he once again contributed to that company’s  revenues and franchise successes with store fronts such as Famous Dave’s, Village Inn’s, Holiday Inn and once more with Applebee’s. He executed a three-year strategic operations and organizational plan for sales and EBITDA growth and developed an infrastructure to support acquisitions.

Mr. Andreottola has a talent to innovate leadership with superior planning and organizational skills and to motivate multi-discipline teams to achieve goals in complex business environments.

Qualifications:

Mr. Andreottola is a highly qualified and accomplished executive with twenty-five years of experience delivering significant restaurant growth.

Michael Torino

Mr. Torino is a member of the Board of Directors of the Company, Secretary of the Company, and is the Vice-President of Corporate Development for Amici Enterprises, LLC, which is 80% owned by the Company, positions which he has held since March 2011. During Mr. Torino’s tenure as CEO of Amici Food Group (“Amici”), from 2001 to March 2011, Amici Italian Café’s operations expanded from two locations to launching its franchise program where it currently has four franchise and three corporate restaurants. Prior to joining Amici’s in June 2001, Mr. Torino was the founder and CEO of Strategic Advisors, a management advisory firm, advising clients on reorganization, restructuring and acquisitions in both domestic and international markets. He was also a principal of the Business Performance Group (BPG), a consulting firm, and C.E.O. of REI, a manufacturer of electronic components.

Michael Torino was involved in the purchase of an unrelated business in 1998. As a result of the seller’s fraud and misrepresentations, he was forced to place the acquisition company into bankruptcy. While the bankruptcy trustee litigated and won a decision against the sellers, the funds recovered from the seller did not retire all outstanding indebtedness of the business and Mr. Torino, as guarantor, was also forced to file for personal bankruptcy under Chapter 7 of the US Federal Bankruptcy Code. Both bankruptcies were filed in the U.S. Bankruptcy Court - District of Maryland. Michael F. Torino’s case, numbered 00-61060, received a final decree on April 3, 2001 and Torino Holding, Inc.’s case, numbered 99-064784, received a Final Decree on August 15, 2003.

Mr. Torino holds a Bachelor degree in Business from Loyola University of Maryland (1970), an MBA from the University of California – Irvine (1990), and has undertaken other post-graduate studies in banking, corporate valuations and cost accounting.

He has also held Adjunct Assistant Professorships at Loyola University, where he taught Strategic Management in the Graduate School of Business, and Salisbury University, where he taught Entrepreneurship. Moreover, Mr. Torino was a Director of the Board of Trustees of St. Joseph Medical Center where he served on the finance, audit and development committees.

Qualifications:

Having held various senior management positions with several organizations over the past 40 years, Mr. Torino has broad senior executive experience including - in areas of finance and mergers and acquisitions.  In 2001, Mr. Torino joined Amici as its CEO where he led the company through an organic expansion from one restaurant location to seven and launched its franchise program. He has extensive relationships with industry specific suppliers; understands corporate financing and banking, and is well versed in interpreting financial statements.  Mr. Torino is a strong proponent of Strategic Planning.

Tony Molavi

Tony Molavi is a member of the Board of Directors of the Company (which position he has held since September 2011) and President of YTG Enterprises, LLC, which is 80% owned by the Company, which position he has held since July 2011.  From February 2008 to July 2011, Mr. Molavi served as Manager of Yumi To Go, located in Dallas, Texas.  From July 1994 to September 2006, Mr. Molavi served as Manager of Rice Boxx Asian Café in Dallas, Texas.

Mr. Molavi is known as a restaurant innovator who understands consumer taste and trends. These qualities are evident from his creation of the renowned Rice Boxx Brand, a fast casual Asian restaurant. Rice Boxx received numerous consumer accolades and Mr. Molavi went on to open ten successful restaurants.

After divesting Rice Boxx and true to his creative sprit, Mr. Molavi then launched a new innovative restaurant positioned as a sub segment of fast casual restaurants: Yumi To Go, the rights were acquired by the Company in July 2011, as described above.

Qualifications:

Mr. Molavi has been in the restaurant business for over 18 years and has significant experience in the development of start-up restaurant concepts.  He served as a member of the Board of Director of Rice Boxx Corporation which owned 11 Rice Boxx Asian Cafe's.

Christian Torino

Mr. Torino has served as the Vice President of Corporate Development for AEL since March 2011.  Having worked in restaurants for a number years while a college student at the University of Georgia (“UGA”), Mr. Torino, in 1993, shortly after graduating from UGA in 1992, founded, with two college friends, Amici Italian Café, by acquiring, through a leveraged buy-out, a defunct restaurant in Madison, Georgia.  Concurrent with the acquisition, Mr. Torino assumed the position of President and Chief Visionary Officer and led the company to open its second location in Milledgeville, Georgia, 24 months later.  Subsequent to the opening of the Milledgeville location, Mr. Torino, participated in the launch of two additional corporate locations in Covington and Athens, Georgia.  In 2009, despite the country being in grips of the historical recession, the company opened its first two franchise locations in Augusta and Greensboro, Georgia, respectively.  In 2010 the company opened another corporate location in Monroe, Georgia. The majority of the assets and operations of Amici Italian Café were acquired by the Company in 2011. Mr. Torino has a BA from the University of Georgia and has participated in numerous programs on restaurant and financial management.

Family Relationships

There are no family relationships among our Directors or executive officers other than Michael Torino and Christian Torino who are father and son.

Involvement in Certain Legal Proceedings

Our Directors, executive officers and control persons have not been involved in any of the following events during the past ten years, except as otherwise disclosed above:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the Board of Directors.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chairman and CEO Mr. Edward Sigmond, at the address appearing on the first page of this prospectus.

Audit Committee Financial Expert and Independence of Directors

Our Board of Directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(D)(5) of Regulation S-K.

We believe that our Board of Directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Board of Directors of our Company does not believe that it is necessary to have an audit committee or “audit committee financial expert” because management believes that the functions of an audit committee can be adequately performed by the Board of Directors. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Additionally, the Company does not have any independent Directors at this time as the Company is not required to maintain independent Directors. The Company will seek to appoint independent Directors, if and when it is required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by only a small number of employees, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

EXECUTIVE COMPENSATION

Summary Compensation Table*

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer and our two most highly compensated executive officers other than our CEO who occupied such position at the end of our latest fiscal year.

Name and Principal Position	Fiscal Year Ended December 31,	Salary ($)		Bonus ($)	Stock Awards ($)	All other Compensation ($)	Total ($)

Edward Sigmond, CEO and Director	2011	15,000		-	-	-	15,000
	2010(1)	15,000		-	-	-	15,000

Robert Andreottola President and Director	2011	58,750		-	-	-	58,750
	2010	-		-	-	-	-

Michael Torino Secretary and Director, and Vice President Amici Enterprises, LLC	2011	23,070		-	-	-	23,070
	2010	-		-	-	-	-

Tony Molavi President of Yumi TOGO and Director	2011	23,070	(2)	-	-	-	23,070
	2010	-		-	-	-	-

* Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation.  No executive officer earned any non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above.  During the periods indicated, the Company had no Directors who did not also serve as executive officers of the Company, whose total compensation is as provided above, included compensation for services as Directors of the Company (if any).  There have been no changes in the Company’s compensation policies since December 31, 2011.

(1)	Total accrued compensation payable to Mr. Sigmond at December 31, 2010 was $93,750.
(1)	Approximately $7,500 of this amount has been accrued and is unpaid at December 31, 2011.

Employment Agreement of Tony Molavi

Effective July 1, 2011 YTG entered into an employment agreement with Tony Molavi to serve as the President of YTG.  The principal terms of the agreement are as follows:

•
Mr. Molavi receives a base annual salary of $60,000 per year prior to the date that YTG opens its fifth Yumi To Go location; $75,000 per year at such time as YTG has opened its fifth location and until it opens its tenth location; $100,000 per year at such time as YTG has opened its tenth location and until it opens its 20th location; and such other compensation as YTG may determine at such time as YG has opened its 20th location.

•	Mr. Molavi shall serve as President of YTG.
•	The term of the agreement is two years ending on June 30, 2013.
•	Mr. Molavi is required to devote his full-time to YTG business.
•
During the term of the agreement and for two years after its termination, Mr. Molavi is prohibited from competing with us, interfering with our suppliers, interfering with our employees and independent contractors, or disclosing confidential information about us, provided that nothing prevents him from owning and operating the Yumi To Go restaurant located in Dallas, Texas and nothing will prevent him from using the Yumi To Go assets in the event YTG fails to meet the Development Schedule described above under “Description of Business”, “Yumi To Go.”

Director Compensation

Set forth below is the compensation received by each of our Directors during the last fiscal year, other than Directors whose compensation is reported in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kevin Johnson (1)	-		$-	-	-	-	$
Jeffrey A. Brown (1)	-		$-	-	-	-	$

We do not have any policy regarding the compensation of directors, other than to reimburse reasonable travel expenses for attendance at board meetings, and have paid no compensation for director services in the last year.

(1) Resigned as a Director effective February 26, 2011.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or Directors or employees or consultants since we were founded.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of all shares of common stock as of February 1, 2012 by (i) each person who owns beneficially more than five percent (5%) of the outstanding shares of common stock based on 7,630,747 shares of common stock issued and outstanding as of February 1, 2012, (ii) each of our Directors, (iii) each named executive officer and (iv) all Directors and officers as a group. Except as otherwise indicated, all shares are owned directly.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and/or investing power with respect to securities. We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person.  Additionally, shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of February 1, 2012, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Unless otherwise indicated, the address for each of the officers or Directors listed in the table below is 2808 Cole Avenue, Dallas, Texas 75204.

Name and Address	Number of Shares of Common StockBeneficially Owned	Percentage of Common Stock Owned

Executive Officers and Directors
Edward Sigmond	3,209,940(1)	42.1%
Robert Andreottola	-	-%
Michael Torino	8,105	-%
Tony Molavi	-	-%
Christian Torino	-	-%
All of the officers and Directors as a group (5 persons)	3,218,045	42.1%

5% Shareholders

John Nardone	653,846	8.6%
340 Market Street
Kingston, PA 18704

Kevin Johnson	371,667	5.3%
2320 Canton Street Dallas, Texas 75201

Jeffrey Martin	400,000	5.7%
37 West Serra Vista Drive Phoenix, Arizona 85013

(1) Includes 6,392 shares of common stock held by Mr. Sigmond’s children, which Mr. Sigmond is deemed to beneficially own.

 Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles of Incorporation or Bylaws, the operation of which may at a subsequent date result in a change of control of our company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Plan of Operations

Funding permitting, over the next twelve months, the Company plans to acquire the Amici Italian Café located in Monroe, Georgia (which is owned by an entity majority owned by Michael Torino (the Company’s Secretary and Director and the Vice President of AEL) and Christian Torino and is operated separately from the Company).  The Company also plans to acquire the Amici franchisee restaurant located in Augusta, Georgia and other additional Amici franchised restaurants as funding permits.  Over the next twelve months the Company also plans on opening up to an additional two Yumi To Go restaurants in the Dallas, Texas market at a cost of approximately $250,000 each.

The Company will need to raise approximately $750,000 to make the acquisitions and open the additional restaurants described above, provided that the Company believes it will be able to operate its current restaurants and franchises and pay its expenses associated with being a fully reporting company with an additional $300,000 of funding over the next twelve months.  As a result, the Company anticipates the need for approximately $1,050,000 of additional funding over the next twelve months to expand its operations, acquire additional restaurants, continue its business operations and comply with its reporting obligations with the Securities and Exchange Commission, which funding it hopes to raise through debt or equity fundings once the Registration Statement of which this Prospectus is a part is declared effective by the Securities and Exchange Commission.

Results of Operations

Nine Months Ended September 30, 2011 Compared to the Nine Months Ended September 30, 2010

In February 2011, the Company exited the development stage in connection with the acquisition of an 80% interest in Amici Enterprises, LLC, as described above.

For the nine months ended September 30, 2011, the Company had total revenues of $1,220,485, compared to no revenues for the nine months ended September 30, 2010.

Our increased revenues were primarily attributable to the acquisition of Amici Enterprises, LLC.     The table below shows the revenues contributed by Company owned restaurants.

	Nine Months Ended September 30, 2011		Nine Months Ended September 30, 2010
	Revenues	Percentage of Total Revenues	Revenues	Percentage of Total Revenues
Food and Beverage Sales	$1,072,488	87.8%	-	-
Franchise and License Fees	$147,997	12.1%	-	-

TOTAL	1,220,485	100%	-	-

Cost and Expenses

We had total costs and expenses of $961,709 for the nine months ended September 30, 2011, compared to no costs and expenses for the nine months ended September 30, 2010.  The increase is primarily related to expenses incurred by Company owned restaurants acquired in the Amici Enterprises, LLC transaction.

General and Administrative Expenses

General and administrative expenses increased $387,747 to $442,144 for the nine months ending September 30, 2011 compared to $54,397 for the same period in 2010.  The increase is primarily attributable to an increase in the Company’s general and administrative expenses incurred in advance and in anticipation of the Amici Enterprises, LLC acquisition along with the incremental general and administrative expenses of Amici.

Other Income and Expense

Other income and expense increased 93.9% or $62,078 to $128,172 in the nine months ending September 30, 2011 from $66,094 for the same period in 2010.  The increase in other income and expense is primarily related to an increase in interest expense related to the issuance of notes payable in connection with the acquisition of Amici Enterprises, LLC.

Net Loss

The net loss before non-controlling interest increased 158.6% or $191,049 to $311,540 for the nine months ending September 30, 2011 from $120,491 for the same period in 2010.  The increase in net loss before non-controlling interest is primarily related to an increase of expenses in advance and in anticipation of the Amici Enterprises, LLC,  The net loss after reflecting that portion of the loss attributed to non-controlling interest for the nine months ending September 30, 2011 was $300,818.  The Company was in the development stage during the corresponding period in 2010, and did not have any operations subject to a non-controlling interest.

Year Ended December 31, 2010 Compared to The Year Ended December 31, 2009

On January 1, 2008, the Company re-entered the development stage and remained in the development stage through December 31, 2010.  The Company had no revenues during the development stage (i.e., January 1, 2008 through December 31, 2010).

General and Administrative Expenses

General and administrative expenses increased 122% or $108,211 to $196,744 for the year ended December 31, 2010 from $88,533 for the same period in 2009.  The increase is primarily attributable to an increase in professional fees related to the evaluation of two different restaurant concepts (including the Amici acquisition) and miscellaneous small consulting projects.

Other Expense

Other expense increased 2.0% or $1,682 to $87,524 for the year ended December 31, 2010 from $85,842 during the same period in 2009.  The increase is attributed to an increase in interest expense of $12,000 or 12.4% to $108,532 for the year ended December 31, 2010 from $96,532 for the year ended December 31, 2009.  The increase in interest expense was partially offset by an increase in other income of 96.5% or $10,318 to $21,008 for the year ended December 31, 2010 from $10,690 for the same period of 2009.  The increase in interest expense is related to the issuance of convertible notes payable to finance working capital requirements during the development stage.

Net loss

The net loss before non-controlling interest increased 63% or $109,893 to $284,268 and $.04 per share for the year ended December 31, 2010 from $174,375 and $.03 per share for the same period of 2009. The increase is primarily attributed to the increase in general and administrative expenses.  The net loss after reflecting non-controlling interest was $283,956 for the year ended December 31, 2010 and $174,121 for the year ended December 31, 2009.

Liquidity and Sources of Capital

Our balance sheet as of September 30, 2011 reflects current assets of $97,056, including cash of $25,401, accounts receivable of $29,459, inventory of $17,680 and other current assets of $24,516.

As of September 30, 2011, we had total current liabilities of $2,894,224, which included $302,365 of accounts payable, $175,672 of accounts payable related parties, $1,294,253 of accrued expenses, $110,000 of accrued litigation payable in connection with the settlement of a lawsuit filed by Atlantic Restaurants Consultants, LLC (described in greater detail below under “Legal Proceedings”), $135,500 of convertible notes payable, described below, $138,558 of notes payable (representing the current portion of amount due under the Amici Notes and in connection with the July 2011 acquisition of the YTG Intellectual Property Assets, described in greater detail above under “Business”), and $737,876 of note payable to shareholder in connection with amounts owed to our Chairman and Chief Executive Officer, Edward Sigmond as described below.   We had total long-term liabilities of $556,368 as of September 30, 2011 which represented long term debt due under the Amici Notes and in connection with the July 2011 acquisition of the YTG Intellectual Property Assets, described in greater detail above under “Business”.

As of September 30, 2011, we had a retained deficit of $3,262,272 and a working capital deficit of $2,797,168. As of December 31, 2010, we had total assets consisting solely of cash of $336, current liabilities of $2,157,967 and a working capital deficit of $2,157,631.   Our working capital deficit increased $639,537 in the nine months ended September 30, 2011, in connection with an increase in accounts payables, accrued expenses and notes payables incurred to meet working capital needs for the period.

For the nine months ended September 30, 2011, we had net cash provided by operations of $92,829, which was mainly due to a $301,137 increase in accrued expenses offset by $300,818 of net loss.

For the nine months ended September 30, 2011, we had net cash used in investing activities of $139,534, which included $103,715 of cash paid for acquisition of Amici Italian Café; $25,000 of cash paid for purchase of intangible assets, representing amounts paid in connection with the Yumi To Go acquisition; and $10,819 paid for acquisition of fixed assets.

For the nine months ended September 30, 2011, we had net cash provided by financing activities of $71,770, which included $140,000 of proceeds from borrowings and $27,383 of proceeds from notes payable to stockholder offset by $27,383 of principal payments on notes payable to stockholder and $68,230 of principal payments on notes payable.

In February 2007, the Company entered into a Loan Agreement with a third party, pursuant to which the third party loaned the Company an aggregate of $5,000, which amount bears interest at the rate of 10% per annum and is convertible into shares of the Company’s restricted common stock at the rate of $0.40 per share.  The due date of the Loan Agreement was February 15, 2008, which due date has been verbally extended as of the date of this filing.  A total of $2,000 has been repaid under this note to date.

In February 2007, the Company entered into a Loan Agreement with a third party, pursuant to which the third party loaned the Company an aggregate of $7,500, which amount bears interest at the rate of 10% per annum and is convertible into shares of the Company’s restricted common stock at the rate of $0.40 per share.  The due date of the Loan Agreement was February 14, 2008, which due date has been verbally extended as of the date of this filing.  A total of $2,000 has been repaid under this note to date.

In September 2007, the Company entered into a Loan Agreement with a third party, pursuant to which the third party loaned the Company an aggregate of $12,500, which amount bears interest at the rate of 10% per annum and is convertible into shares of the Company’s restricted common stock at the rate of $0.40 per share.  The due date of the Loan Agreement was September 10, 2008, which due date has been verbally extended as of the date of this filing.

In September 2007, the Company entered into a Loan Agreement with a third party, pursuant to which the third party loaned the Company an aggregate of $12,500, which amount bears interest at the rate of 10% per annum and is convertible into shares of the Company’s restricted common stock at the rate of $0.40 per share.  The due date of the Loan Agreement was September 6, 2008, which due date has been verbally extended as of the date of this filing.

In February 2011, the Company entered into a note payable with its Chairman and Chief Executive Officer, Edward Sigmond.  The note payable evidenced $737,729 of principal due to Mr. Sigmond in connection with advances previously made to the Company by Mr. Sigmond from 2001 to 2011 and an additional $377,031 in accrued interest on such advances. The note payable also provided that any future amounts loaned by Mr. Sigmond would be subject to the note payable and as such, as of September 30, 2011, the note payable evidenced an aggregate of $737,876 in principal owed to Mr. Sigmond and an aggregate of $435,768 of interest.  The note payable accrued interest at the rate of 7% per annum and was due and payable on December 31, 2011; provided that Mr. Sigmond and the Company have verbally agreed to extend such note payable.

In February 2011, the Company entered into an Asset Purchase Agreement and acquired an 80% ownership interest in Amici Enterprises, LLC (“AEL”) from its owners including Michael Torino, the Company’s current Secretary and Director and Vice President of AEL, and his son, Christian Torino, the Vice President of Corporate Development of AEL, who own majority control of an entity which owns 20% of AEL.   Pursuant to the Asset Purchase Agreement, we acquired rights to two restaurants operating under the Amici brand name and rights to four franchised restaurants (each as described in greater detail below), and the seller maintained all rights to and was provided a license to operate an Amici Italian Café restaurant located in Monroe, Georgia which is owned by an entity majority owned by Michael Torino (the Company’s Secretary and Director and the Vice President of AEL) and Christian Torino, his son (the Vice President of Corporate Development of AEL), and is operated separately from the Company).  The total purchase price for the acquisition of the 80% interest in AEL was $947,871, payable in the form of (a) a promissory note in the amount of $185,954; (b) a promissory note in the amount of $338,376; (c) a promissory note in the amount of $236,248 (collectively the “Amici Notes”); (d) $103,715 in cash; and (e) $83,000 attributable to the Put Option (described above), offset by amounts attributable to the 20% non-controlling interest retained by the sellers.  The Amici Notes each bear interest at the rate of 6% per annum, are payable in monthly installments of principal and interest and are due and payable on March 1, 2016.  Additionally, the Amici Notes are secured by a security interests covering the assets acquired in connection with the Asset Purchase Agreement.   As of September 30, 2011, the Company owed an aggregate of $694,926 under the Amici Notes.

In March 2011, the Company entered into a Loan Agreement with a third party, pursuant to which the third party loaned the Company an aggregate of $50,000, which amount bears interest at the rate of 3% per annum and is convertible into shares of the Company’s restricted common stock at the rate of $0.10 per share.  The due date of the Loan Agreement was July 3, 2011. This loan was converted into 500,000 shares of common stock in January 2012.  Any accrued and unpaid interest was forgiven at the time of conversion.

In March 2011, the Company entered into a Loan Agreement with a third party, pursuant to which the third party loaned the Company an aggregate of $25,000, which amount bears interest at the rate of 6% per annum and is convertible into shares of the Company’s restricted common stock at the rate of $0.20 per share.  The due date of the Loan Agreement was July 3, 2011.  This loan was converted into 125,000 shares of common stock in January 2012. Any accrued and unpaid interest was forgiven at the time of conversion.

In July 2011, the Company acquired an 80% interest in YTG for an aggregate of $200,000, of which $175,000 remains to be paid as of September 30, 2011.

In September 2011, the Company entered into a Loan Agreement with a third party, pursuant to which the third party loaned the Company an aggregate of $25,000, which amount bears interest at the rate of 8% per annum and is convertible into shares of the Company’s restricted common stock at the rate of $0.15 per share.  The due date of the Loan Agreement is February 28, 2012.

We believe an extension of the notes payables can be negotiated and that investors will choose to convert their notes into common stock of the Company.  If we do not negotiate an extension and the holders of the convertible notes do not convert their notes into common stock, we will need to raise money from the sale of debt or common stock to generate funds to repay the loans.  However, at this time, we have neither a commitment from the parties to extend the loan nor a commitment from investors to invest in us.  As a result, our auditor has raised substantial concern about our ability to continue as a going concern.

In addition to the amounts we will be required to raise to support our business plan for the next twelve months, as described above under “Plan of Operations”, we will require additional funds to acquire additional concepts, hire the personnel to open additional locations, and qualify, train and supervise additional franchisees.   Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could negatively impact our growth and other plans as well as our financial condition and results of operations.  Additional equity financing, if available, may be dilutive to the holders of our common stock and may involve significant cash payment obligations and covenants and/or financial ratios that restrict our ability to operate and expand.

Critical Accounting Policies:

Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash consists of cash on deposit with banks or equivalents, including cash like instruments with an original maturity of 90 days or less.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Basic and Diluted Loss per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For 2010 and 2009, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Inventory

The Company utilizes the first-in-first-out (FIFO) method of inventory valuation.  Inventory is recorded at the lower of cost or market.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at August 13, 2009. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

Advertising

We expense advertising costs as they are incurred. However, during the years 2009 and 2010, no advertising expenses were incurred.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Revenue Recognition

Revenues from Company operated restaurants are recognized when payment is tendered at the time of sale.  The Company presents sales net of sales tax and other sales related taxes.  Income from our franchisees and licensees includes initial fees, continuing fees, and renewal fees.  We recognize initial fees received from a franchisee or licensee as revenue when we have performed substantially all initial services required by the franchise or license agreement, which is generally upon the opening of a store.  We recognize continuing fees based upon a percentage of franchisee and licensee sales as earned.  We recognize renewal fees upon the execution of the renewal contract. We include initial fees collected upon the sale of a restaurant to a franchisee in Refranchising (gain) loss.

Franchise and License Operations

We execute franchise or license agreements for each unit which set out the terms of our arrangement with the franchisee or licensee.  Our franchise and license agreements typically require the franchisee or licensee to pay an initial, non-refundable fee and continuing fees based upon a percentage of sales and renewal fees after a period of 10 years.

The internal costs we incur to provide support services to our franchisees and licensees are charged to General and Administrative (“G&A”) expenses as incurred.  Certain direct costs of our franchise and license operations are charged to franchise and license expenses.  These costs include provisions for estimated uncollectible fees, rent or depreciation expense associated with restaurants we sublease or lease to franchisees, franchise and license marketing funding, amortization expense for franchise related intangible assets and certain other direct incremental franchise and license support costs.

Recently Issued Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (FASB) issued an update to Topic 820 – Fair Value Measurement of the Accounting Standards Codification. This update provides guidance on how fair value accounting should be applied where its use is already required or permitted by other standards and does not extend the use of fair value accounting.  The Company will adopt this guidance effective January 1, 2012 as required and does not expect the adoption to have a significant impact on its consolidated financial statements.

In June 2011, the FASB issued an update to Topic 220, Comprehensive Income of the Accounting Standards Codification.  The update is intended to increase the prominence of other comprehensive income in the financial statements.  The guidance requires that the Company presents components of comprehensive income in either one continuous statement or two separate consecutive statements and no longer permits presentation of comprehensive income in the consolidated statement of stockholders’ equity.  The Company will adopt this new guidance effective January 1, 2012, as required.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective February 26, 2011, Jeffrey A. Brown resigned from the Board of Directors of the Company.

Effective February 26, 2011, Kevin Johnson resigned as a Director of the Company and as the Company’s Vice President and Secretary.

In February 2011, the Company entered into a note payable with its Chairman and Chief Executive Officer, Edward Sigmond.  The note payable evidenced $737,729 of principal due to Mr. Sigmond in connection with advances previously made to the Company by Mr. Sigmond from 2001 to 2011 and an additional $377,031 in accrued interest on such advances. The note payable also provided that any future amounts loaned by Mr. Sigmond would be subject to the note payable and as such, as of September 30, 2011, the note payable evidenced an aggregate of $737,876 in principal owed to Mr. Sigmond and an aggregate of $424,425 of interest.  The note payable accrued interest at the rate of 7% per annum and was due and payable on December 31, 2011; provided that Mr. Sigmond and the Company have verbally agreed to extend such note payable.

In February 2011, the Company entered into an Asset Purchase Agreement and acquired an 80% ownership interest in Amici Enterprises, LLC (“AEL”) from its owners including Michael Torino, the Company’s current Secretary and Director and Vice President of AEL, and his son, Christian Torino, the Vice President of Corporate Development of AEL, who own majority control of an entity which owns 20% of AEL.   Pursuant to the Asset Purchase Agreement, we acquired rights to two restaurants operating under the Amici brand name and rights to four franchised restaurants (each as described in greater detail below), and the seller maintained all rights to and was provided a license to operate an Amici Italian Café restaurant located in Monroe, Georgia which is owned by an entity majority owned by Michael Torino (the Company’s Secretary and Director and the Vice President of AEL) and Christian Torino, his son (the Vice President of Corporate Development of AEL), and is operated separately from the Company).  The total purchase price for the acquisition of the 80% interest in AEL was $947,871, payable in the form of (a) a promissory note in the amount of $185,954; (b) a promissory note in the amount of $338,376; (c) a promissory note in the amount of $236,248 (collectively the “Amici Notes”); (d) $103,715 in cash; and (e) $83,000 attributable to the Put Option (described above), offset by amounts attributable to the 20% non-controlling interest retained by the sellers.  The Amici Notes each bear interest at the rate of 6% per annum, are payable in monthly installments of principal and interest and are due and payable on March 1, 2016.  Additionally, the Amici Notes are secured by a security interests covering the assets acquired in connection with the Asset Purchase Agreement. As of September 30, 2011, the Company owed an aggregate of $694,926 under the Amici Notes. The Asset Purchase Agreement is described in greater detail above under “Amici Italian Café.”

In March 2011, the Company entered into a Settlement Agreement with Kevin Johnson, its former Vice President and Secretary.  Pursuant to the Settlement Agreement, Mr. Johnson agreed to accept 362,500 shares of the Company’s restricted common stock in complete settlement of any and all unpaid salary and bonuses due to Mr. Johnson (which totaled $39,224), which shares were valued at an aggregate of $11,600.  The Settlement Agreement also provided that Mr. Johnson was prohibited from selling 200,000 of the shares until February 21, 2013 and that Mr. Johnson would have piggyback registration rights in the event the Company filed a registration statement in the future.

In May 2011, Atlantic Restaurant Consultants, LLC. (“ARC”) filed a lawsuit against the Company, Edward Sigmond (the Company’s Chairman and CEO) and Robert Andreottola (the Company’s current President and Director, and a former consultant of ARC) in Dallas County Texas District Court for Breach of Contract in the amount of $100,000 related to amounts alleged due under a May 2010 consulting agreement between the Company and ARC, which fees ARC alleged were due in connection with the Amici acquisition.   In August 2011, the parties entered into a Settlement and Release Agreement and the Company agreed to settle the lawsuit and all amounts due in consideration for $110,000, which was due by September 20, 2011, including $60,000 due to ARC which amount has not been paid to date and $50,000 payable to Mr. Andreottola, our President, of which $5,000 has been paid to date.

In July 2011, the Company entered into various agreements with Tony Molavi, the Company’s current Director and President of YTG Enterprises, LLC (“YTG”) and his wife, Cathy Molavi (the “Molavis”), including a Membership Interest Purchase Agreement and Contribution Agreement (collectively the “Interest Purchase Agreements”) pursuant to which the Company acquired an 80% interest in YTG, the Molavis obtained a 20% interest in YTG, and YTG obtained all rights to the trademark Yumi To Go, the website yumitogo.com, the recipes relating to Yumi To Go, all other tangible and intangible property relating to the operations and franchising of Yumi To Go, and ownership of Y2G Beltline, LLC, which was developing a Yumi To Go restaurant in Addison, Texas (collectively the “YTG Intellectual Property Assets”).  The Molavis also retained the ownership of and were provided a perpetual royalty free license to use the YTG Intellectual Property Assets in a Yumi To Go restaurant owned and operated by the Molavis which is located in Dallas, Texas, provided that in the event the majority ownership of the restaurant changes, the licensee is required to pay YTG a fee of 5% of the gross sales of the restaurant in connection with the license agreement.  The Interest Purchase Agreements are described in greater detail above under “Yumi To Go.”  The purchase price of the 80% interest in YTG was $200,000, of which $175,000 remains outstanding as of September 30, 2011.

Effective July 1, 2011, the Company entered into a two year employment agreement with Tony Molavi, the Company’s Director and the President of YTG.  The employment agreement is described in greater detail above under “Employment Agreement with Tony Molavi.”

The Company’s corporate offices are located in a property owned by Kestrel Holdings, Inc. (“Krestrel Holdings”).  Krestrel Holdings is 100% owned by our Chief Executive Officer and Chairman, Edward Sigmond.   The Company accrues rent in the amount of $50,400 per year to Kestrel Holdings in connection with the use of the office space. Interest is accrued monthly at a rate of 7% per annum on unpaid amounts which totaled $350,260 as of September 30, 2011.

The Company’s corporate offices for Amici Enterprises, LLC are located in a property owned by TNT Development  (which entity is controlled by Michael Torino the Company’s Director and Secretary and the Vice President of Amici Enterprises, LLC and his family members).  The Company accrues rent in the amount of $1,400 per month to TNT Development, LLC.  A total of $9,100 relating to this lease was accrued and unpaid at September 30, 2011.

We also rent an office location at 125 West Jefferson Street, Madison, GA 30605 on a month-to-month basis (which requires two months prior notice to terminate) at the rental cost of $1,500 per month which we use as a temporary office for training purposes.  The office location is owned by and the lease is with Mr. Andreottola, our Director.

Mr. Sigmond is the principal person listed on the liquor licenses held by Amici Italian Café’s Company owned locations.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders. However, all of the transactions described above were approved and ratified by our Directors. In connection with the approval of the transactions described above, our Directors took into account various factors, including their fiduciary duty to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors.  On a moving forward basis, our Directors will continue to approve any related party transaction based on the criteria set forth above.

 DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 common shares with a par value of $0.001 per share. As of the date of this prospectus, there were 7,630,747 shares of our common stock issued and outstanding.

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Directors are not obligated to declare a dividend. Any future dividends will be subject to the discretion of our Directors and will depend upon, among other things, future earnings, the operating and financial condition of our Company, our capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001 per share.  As of the date of this prospectus, there were no preferred shares issued and outstanding.  Our Board of Directors is authorized by the Nevada Revised Statutes and our Articles of Incorporation, as amended, to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our Board of Directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.	Any other relative rights, preferences and limitations of that series.

Warrants

There are no outstanding warrants to purchase our securities.

Stock Options

We have not granted any stock options. There are no options to purchase our outstanding securities. We may in the future establish an incentive stock option plan for our Directors, employees and consultants.

Transfer Agent and Registrar

We have appointed the following transfer agent for our shares of common stock: Interwest Stock Transfer 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, UT 84117, Telephone 801.272.9294. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

LEGAL PROCEEDINGS

In May 2011, Atlantic Restaurant Consultants, LLC. (“ARC”) filed a lawsuit against the Company, Edward Sigmond (the Company’s Chairman and CEO) and Robert Andreottola (the Company’s current President and Director, and a former consultant of ARC) in Dallas County Texas District Court for Breach of Contract in the amount of $100,000 related to amounts alleged due under a May 2010 consulting agreement between the Company and ARC, which fees ARC alleged were due in connection with the Amici acquisition.   In August 2011, the parties entered into a Settlement and Release Agreement and the Company agreed to settle the lawsuit and all amounts due in consideration for $110,000, which was due by September 20, 2011, including $60,000 due to ARC which amount has not been paid to date and $50,000 payable to Mr. Andreottola, our President, of which $5,000 has been paid to date.

MARKET FOR COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market for Common Stock

Our common stock is currently traded on the OTC Pink Sheet market under the symbol “GAMN”. However, the fact that our securities have limited and sporadic trading on the OTC Pink Market does not by itself constitute a public market, and as such, historical price quotations relating to trades in our stock on the OTC Pink Market have not been included in this Registration Statement. In the future, following the effectiveness of our Registration Statement, of which this prospectus is a part, we plan to apply for quotation on the Over-The-Counter Bulletin Board.

Holders of Our Common Stock

As of February 1, 2012, we had approximately 478 shareholders of record.

Dividends

Since inception we have not paid any dividends on our common stock.  We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock.  Although we intend to retain our earnings, if any, to finance the expansion and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors that our Board of Directors may deem relevant.

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business, or;

2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

None.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes and our Articles of Incorporation allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended and restated, state that we shall indemnify every (i) present or former Director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an "Indemnitee").

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Other than in the limited situation described above, our Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

INTEREST OF NAMED EXPERTS AND COUNSEL

This Form S-1 Registration Statement was prepared by our counsel, The Loev Law Firm, PC.  The financial statements attached hereto for the years ended December 31, 2010 and 2009, were audited by M&K CPAs, PLLC ("M&K").  The Loev Law Firm, PC, and M&K do not have any interest contingent or otherwise in the Company.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

EXPERTS

The financial statements of Great American Food Chain, Inc. as included in this Registration Statement have been audited by M&K CPAs, PLLC, of 13831 Northwest Freeway Suite 575, Houston, Texas 77040, for the period set forth in their report (which contains an explanatory paragraph regarding our Company's ability to continue as a going concern) appearing elsewhere in the Registration Statement, and is included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Certain legal matters with respect to the fully-paid and non-assessable status of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC, of 6300 West Loop South, Suite 280, Bellaire, Texas, 77401.

SELLING SHAREHOLDERS

This prospectus relates to the resale of 1,378,846 shares of common stock by the Selling Stockholders. The table below sets forth information with respect to the resale of shares of common stock by the Selling Stockholders. We will not receive any proceeds from the resale of common stock by the Selling Stockholders for shares currently outstanding. The Selling Stockholders are not broker/dealers and/or affiliated with a broker/dealer. Except as described in footnotes below, the Selling Stockholders have not had a material relationship with us since our inception.

SELLING STOCKHOLDERS		SHARES TO BE OFFERED	PERCENT OWNED BEFORE OFFERING	AMOUNT OWNED AFTER OFFERING, ASSUMING ALL SHARES ARE SOLD	PERCENT OWNED AFTER OFFERING, ASSUMING ALL SHARES ARE SOLD
Dennis Leibovitz	(a)	75,000	1.0%	-	-
Jeff Martin	(b)	400,000	5.2%	-	-
John Nardone	(c)	653,846	8.6%	-	-
Iyad Sawas	(d)	125,000	1.6%	-	-
Reed Equity Group, Inc. (3)	(e)	125,000	1.6%
Total		1,378,846	18.1%	-	-

Notes

* Less than 1%.

(1)
The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the Selling Stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock.

(2)	Assumes all shares offered herein are sold.
(3)	The beneficial owner of Reed Equity Group, Inc. is Joseph Fiore.

(a)
Represents shares of common stock issued in May 2011 in connection with the conversion of an outstanding convertible note payable in the amount of $15,000 into shares of the Company’s common stock at a conversion price of $0.20 per share.

(b)
Represents shares of common stock issued to Dr. Jeffrey Martin in July 2006 in consideration with Dr. Martin forgiving an aggregate of $478,858 of principal and accrued interest thereon owed to Dr. Martin by Kokopelli Franchise Company, LLC (“KFC”) in connection with the Company’s acquisition of a 90% interest in KFC.

(c)
Represents 153,846 shares of common stock issued in connection with a subscription agreement for $100,000, or $0.65 per share, in December 2005 and 500,000 shares of common stock issued in January 2012 in connection with the conversion of an outstanding convertible note payable in the amount of $50,000 into shares of the Company’s common stock at a conversion price of $0.10 per share.

(d)
Represents shares of common stock issued in May 2011 in connection with the conversion of an outstanding convertible note payable in the amount of $25,000 into shares of the Company’s common stock at a conversion price of $0.20 per share.

(e)
Represents shares of common stock issued in January 2012 in connection with the conversion of an outstanding convertible note payable in the amount of $25,000 into shares of the Company’s common stock at a conversion price of $0.20 per share.

The Selling Stockholders and any broker or dealers who act in connection with the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

SHARES AVAILABLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock could adversely affect market prices prevailing from time to time, and could impair our ability to raise capital through the sale of equity securities.

Upon the date of this prospectus, there are 7,630,747 shares of common stock issued and outstanding. Upon the effectiveness of this Registration Statement, 1,378,846 shares of common stock to be resold pursuant to this prospectus will be eligible for immediate resale in the public market if and when any market for the common stock develops. Additionally, 6,421,494 shares of our currently issued and outstanding common stock which are not being registered pursuant to this Registration Statement will constitute “restricted securities” as that term is defined by Rule 144 of the Securities Act of 1933, as amended (the “Act) and bear appropriate legends, restricting transferability. The Company may also raise capital in the future by issuing additional restricted shares to investors.  In addition to the 1,378,846 shares being registered herein and the 6,421,494 “restricted securities” which are currently outstanding, an aggregate of 1,209,223 shares of the Company are non-“restricted securities” currently eligible to be freely traded on the OTC Pink Sheets market and will be eligible to be freely traded on the Over-The-Counter Bulletin Board, assuming our common stock is quoted on the Over-The-Counter Bulletin Board following the effectiveness of our Registration Statement of which this prospectus is a part.

“Restricted securities” may not be sold except pursuant to an effective registration statement filed by us or an applicable exemption from registration, including an exemption under Rule 144 promulgated under the Act.

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we were previously a “shell company” pursuant to Rule 144 and as such sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company” (we believe that we have not been a “shell company” since at least February 2011); 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (which we will be following the effectiveness of the Registration Statement of which this prospectus is a part), and have filed all of our required periodic reports for the previous one year period prior to any sale; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company” (which information is included in our Registration Statement).   As such, none of our securities will be eligible to be sold pursuant to Rule 144 until at least a year after the date that our Registration Statement is declared effective by the Commission and any “restricted shares” which are not registered herein will have no liquidity and will in fact be ineligible to be resold until and unless such securities are registered with the Commission and/or until a year after our Registration Statement has been declared effective and the other requirements of Rule 144 have been complied with, as described above.

Assuming our Registration Statement is declared effective by the Commission and we are not deemed to be a “shell company” in the future and we otherwise meet the requirements of Rule 144, including our status as a “reporting company”, a person (or persons whose shares are aggregated) who owns “restricted securities” that were purchased from us (or any affiliate) at least one year previously (six months after a period of at least one year has elapsed after the date of the Registration Statement),  would be entitled to sell such securities without restrictions other than the availability of current public information about us and the requirement that we continue to timely file our periodic filings for one year from the date they acquired such securities. A person who may be deemed our affiliate, who owns “restricted securities” that were purchased from us (or any affiliate) at least one year previously (six months after a period of at least one year has elapsed after the date of our Registration Statement), would be entitled to sell within any three-month period a number of shares that does not exceed 1% of the then outstanding shares of the Company’s common stock. Sales by affiliates are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. If the Company has complied with the requirements above, and continues to be a “reporting company” and timely file its filings, a person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns “restricted securities” that were purchased from us (or any affiliate) at least one year previously, would be entitled to sell such shares under Rule 144 without restrictions.

In the event we become a “shell company” or non-“reporting company” in the future, under Rule 144, due to the fact that we are deemed to be a former “shell company”, no sales of our “restricted securities” are eligible to be made pursuant to Rule 144 until we comply with the requirements of Rule 144, as described above, including, in the event we do not become a “shell company”, becoming current in our filings with the Commission and in the event we do become a “shell company”, complying with Rule 144 above, as such relates to “shell companies.”

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 1,378,846 common shares on behalf of the Selling Stockholders.

Blue Sky

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having our shares of common stock quoted on the Over-The-Counter Bulletin Board, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, California, Illinois, Kentucky, Louisiana, Montana, New York, Pennsylvania, and Tennessee.

Market for our Shares

Our common stock is currently traded on the OTC Pink Sheet market. In the future, following the effectiveness of our Registration Statement, of which this prospectus is a part, we plan to apply for quotation on the Over-The-Counter Bulletin Board.

The securities traded on the Over-The-Counter Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally stocks of smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the Over-The-Counter Bulletin Board in the future, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 (not including the value of the individual’s principal residence) or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The shares may be sold or distributed from time to time by the Selling Stockholders or by pledgees, donees or transferees of, or successors in interest to, the Selling Stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	Any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

In addition, the Selling Stockholders may enter into hedging transactions with broker-dealers who may engage in sales in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the Selling Stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the Selling Stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our stockholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the Selling Stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

The Selling Stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the Selling Stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

·	Not engage in any stabilization activities in connection with our common stock;

·	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer; and
·	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the shares of common stock we are offering by this prospectus. This prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our common stock, you should refer to the Registration Statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract, agreement or other document.

Our fiscal year ends on December 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, the effectiveness of the Registration Statement of which this prospectus is a part will trigger the Company’s obligation to file current and periodic reports with the Commission under Section 15(d) of the Securities Act of 1934, as amended. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

You should read this prospectus and any prospectus supplement together with the Registration Statement and the exhibits filed with or incorporated by reference into the Registration Statement. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Consolidated Statement of Operations for the years ended December 31, 2010 and 2009 and the period from January 1, 2008 (re-entry) through December 31, 2010	F-22

Consolidated Statement of Cash Flows for the years ended December 31, 2010 and 2009 and the period from January 1, 2008 (re-entry) through December 31, 2010	F-23

Consolidated Statement of Stockholders’ Equity for the period from December 31, 2007 to December 31, 2010	F-24

Notes to Financial Statements	F-25

Audited Financial Statements (Amici Restaurants, Inc., Amici Pizza Co., Inc., and Amici Franchising, LLC)

Report of Independent Registered Public Accounting Firm	F-34

Combined Balance Sheets as of December 31, 2010 and 2009	F-35

Combined Statements of Operations for the years ended December 31, 2010 and 2009	F-36

Combined Statements of Cash Flows for the years ended December 31, 2010 and 2009	F-37

Combined Statements of Stockholders’ Equity for the period from December 31, 2008 to December 31, 2010	F-38

Notes to Financial Statements	F-39

GREAT AMERICAN FOOD CHAIN, INC.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

Assets
	September 30, 2011	December 31, 2010
	(unaudited)
Current Assets
Cash & Cash Equivalents	$25,401	$336
Accounts Receivable	29,459	-
Inventory	17,680	-
Other Current Assets	24,516
Total Current Assets	97,056	336

Fixed Assets, net	129,769	-

Goodwill	564,492	-
Intangible Assets, net	643,688

Total Assets	1,435,005	336

Liabilities & Equity

Current Liabilities
Accounts Payable	302,365	241,228
Accounts Payable - Related Parties	175,672	-
Accrued Expenses	1,294,253	1,031,510
Accrued Litigation Payable	110,000	110,000
Convertible Notes Payable	135,500	37,500
Notes Payable	138,558	-
Notes Payable to Shareholder	737,876	737,729
Total Current Liabilities	2,894,224	2,157,967

Long Term Liabilities
Long Term Debt	556,368	-
Total Long Term Liabilities	556,368	-

Total Liabilities	3,450,592	2,157,967

Commitments and Contingencies
Put Option	83,000	-

Equity
Preferred Stock; No Par Value; 10,000,000 shares authorized; None Outstanding	-	-
Common Stock; $.001 Par Value; 100,000,000 Shares Authorized; 7,005,747 and 6,443,247 Shares Outstanding, respectively	7,006	6,443
Additional Paid in Capital	910,711	832,050
Non-Controlling Interest	245,968	(34,670)
Retained Earnings (Deficit)	(3,262,272)	(2,961,454)
Total Equity	(2,098,587)	(2,157,631)

Total Liabilities & Equity	$1,435,005	$336

GREAT AMERICAN FOOD CHAIN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2011 AND 2010
(Unaudited)

	2011	2010

Revenues
Food and Beverage Sales	1,072,488	-
Franchise and License Fees and Income	147,997	-
Total Revenues	1,220,485	-

Cost and Expenses, Net
Food, Alcohol, and Paper	337,743	-
Payroll and Employee Benefits	423,170	-
Occupancy and Other Operating Expenses	200,796	-
Total Company Restaurant Expenses	961,709	-

General & Administrative Expenses	442,144	54,397

Operating Profit (Loss)	(183,368)	(54,397)

Other (Income) Expense
Interest Expense, net	129,548	66,702
Other (Income) Expense	(1,376)	(608)
Total Other (Income) Expense	128,172	66,094

Net Loss Before Non-controlling Interest	(311,540)	(120,491)

Earnings Per Share, Basic and Diluted	(0.05)	(0.02)

Weighted Average Number of Shares Outstanding	6,844,392	6,443,247

Non Controlling Interest in Loss of Consolidated Subsidiaries	(10,722)	-

Net Loss	(300,818)	(120,491)

GREAT AMERICAN FOOD CHAIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2011 AND 2010
(Unaudited)

	2011	2010

Net Loss	(300,818)	(120,491)

Net loss due to non-controlling interest	(10,722)	-

Cash Flows from Operations

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and Amortization	92,074	-
Imputed interest	4,392	-
Increase in Accounts Receivable	(29,459)	-
Increase in Other Current Assets	(24,516)	-
Increase in Inventory	(2,045)	-
Increase in Accounts Payable	62,114	-
Increase in Accounts Payable - Related Parties	672	-
Increase in Accrued Expenses	301,137	115,752

Net Cash Provided By (Used In) Operations	92,829	(4,739)

Cash Flows from Investing Activities

Cash paid for purchase of intangible assets	(25,000)	-
Cash paid for acquisition of Amici	(103,715)	-
Cash paid for fixed assets	(10,819)	-

Net Cash Used In Investing Activities	(139,534)	-

Cash Flows from Financing Activities
Proceeds from notes payable to stockholder	27,383
Principal payments on notes payable to stockholder	(27,383)
Principal payments on notes payable	(68,230)	-
Proceeds from borrowings	140,000	4,647

Net Cash Provided By Financing Activities	71,770	4,647

Change in Cash	25,065	(92)

Cash at Beginning of Year	336	411

Cash at End of Year	25,401	319

Non-Cash Investing and Financing Activities
Conversion of notes payable into common stock	40,000	-
Settlement of debt by issuance of common stock	39,224	-

GREAT AMERICAN FOOD CHAIN, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2011
(Unaudited)

	Common Stock
	Shares	Amount	Additional Paid in Capital	Non-Controlling Interest	Accumulated Deficit	Total Stockholders' Equity

Balances on December 31, 2010	6,443,247	$6,443	$832,050	$(34,670)	$(2,961,454)	$(2,157,631)

Shares issued to settle debt	362,500	363	38,861			39,224

Shares issued to convert debt	200,000	200	39,800			40,000

Acquisition of Amici				236,968		236,968

Acquisition of Intangibles				50,000		50,000

Imputed interest				4,392		4,392

Net Loss (unaudited)				(10,722)	(300,818)	(311,540)

Balances on September 30, 2011	7,005,747	$7,006	$910,711	$245,968	$(3,262,272)	$(2,098,587)

 GREAT AMERICAN FOOD CHAIN, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 and 2010

NOTE 1 - Basis of Presentation and Nature of Business

The accompanying condensed consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for fair presentation have been included.  The results for the nine months ended September 30, 2011 do not necessarily indicate the results that may be expected for the full year.

The Company was formed in 2001 as a Nevada corporation for the purpose of acquiring existing restaurants and/or building new restaurants. In March, 2003, the Company became Xtranet Systems, Inc. through an acquisition that was accounted for as a reverse merger.  The Company then changed the name of Xtranet to Great American Food Chain, Inc.

 NOTE 2 – Significant Accounting Policies and Recently Issued Accounting Pronouncements

Consolidation

The consolidated financial statements include the accounts of 1600 Main, Inc., Kokopelli Franchise Company, LLC., Kokopelli Marketing Company, Amici Enterprises, LLC, Amici Restaurant Holdings, LLC, Amici Franchising, LLC, Covington Acquisitions, LLC, and Madison Acquisitions, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications

Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Development Stage Company

On January 1, 2008, the Company re-entered the development stage and remained a development stage company through February 23, 2011. As of September 30, 2011, the Company continues to remain outside of the development stage.

Cash and Cash Equivalents

Cash consists of cash on deposit with banks or equivalents, including cash like instruments with an original maturity of 90 days or less. There were no cash equivalents as of September 30, 2011 and December 31, 2010.

Accounts Receivable

Accounts receivable are recorded for any uncollected franchise revenue and the timing delay of collecting cash from credit card merchant accounts.  The Company considers the need to record an allowance for doubtful accounts periodically.  There was no allowance for doubtful accounts as of September 30, 2011.

Inventory

The Company utilizes the first-in-first-out (FIFO) method of inventory valuation.  All inventory is recorded at the lower of cost or market.

Goodwill

Goodwill represents the excess consideration given for the acquisition of Amici over the fair value of the assets acquired.  The Company accounts for its goodwill in accordance with generally accepted accounting principles, which requires the Company to test goodwill for impairment annually or whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.

Intangible Assets

Intangible assets represent those assets acquired in the business acquisition of Amici and the intangible asset acquisition pertaining to Yumi To Go.  All assets with determinable useful lives are amortized over the term of these useful lives.  Any assets with indeterminate useful lives are not amortized but assessed annually for impairment.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Basic and Diluted Loss per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the nine months ended September 30, 2011 and 2010, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at August 13, 2009. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

 Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Revenue Recognition

Revenues from Company operated restaurants are recognized when payment is tendered at the time of sale.  The Company presents sales net of sales tax and other sales related taxes.  Income from our franchisees and licensees includes initial fees, continuing fees, and renewal fees.  We recognize initial fees received from a franchisee or licensee as revenue when we have performed substantially all initial services required by the franchise or license agreement, which is generally upon the opening of a store.  We recognize continuing fees based upon a percentage of franchisee and licensee sales as earned.  We recognize renewal fees upon the execution of the renewal contract. We include initial fees collected upon the sale of a restaurant to a franchisee in Refranchising (gain) loss.

Franchise and License Operations

We execute franchise or license agreements for each unit which set out the terms of our arrangement with the franchisee or licensee.  Our franchise and license agreements typically require the franchisee or licensee to pay an initial, non-refundable fee and continuing fees based upon a percentage of sales and renewal fees after a period of 10 years.

The internal costs we incur to provide support services to our franchisees and licensees are charged to General and Administrative (“G&A”) expenses as incurred.  Certain direct costs of our franchise and license operations are charged to franchise and license expenses.  These costs include provisions for estimated uncollectible fees, rent or depreciation expense associated with restaurants we sublease or lease to franchisees, franchise and license marketing funding, amortization expense for franchise related intangible assets and certain other direct incremental franchise and license support costs.

Recently Issued Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (FASB) issued an update to Topic 820 – Fair Value Measurement of the Accounting Standards Codification. This update provides guidance on how fair value accounting should be applied where its use is already required or permitted by other standards and does not extend the use of fair value accounting.  The Company will adopt this guidance effective January 1, 2012 as required and does not expect the adoption to have a significant impact on its consolidated financial statements.

In June 2011, the FASB issued an update to Topic 220, Comprehensive Income of the Accounting Standards Codification.  The update is intended to increase the prominence of other comprehensive income in the financial statements.  The guidance requires that the Company presents components of comprehensive income in either one continuous statement or two separate consecutive statements and no longer permits presentation of comprehensive income in the consolidated statement of stockholders’ equity.  The Company will adopt this new guidance effective January 1, 2012, as required.

NOTE 3 - Business Combination and Proforma Financial Information

On February 23, 2011, Great American Food Chain, Inc. and AFG Partners, LLC formed Amici Enterprises, LLC for the purpose of acquiring the assets and intellectual property of the Amici Italian Café restaurants and franchising operations.  Great American Food Chain contributed $864,771 and received an 80% interest in Amici Enterprises, LLC.  AFG Partners, LLC contributed the Amici trademarks, copyrights, recipes and other intellectual property for a 20% interest in Amici Enterprises, LLC.

On February 23, 3011, Amici Enterprises, LLC a Texas limited liability company (“Enterprises”), Madison GA Acquisitions, LLC, a Georgia limited liability company (“MAC”), Covington Acquisitions, LLC, a Georgia limited liability company (“CAC”), Amici Franchising, LLC, a Texas limited liability company(“AFLLC”) entered into an Asset Purchase Agreement with Amici Restaurants, Inc., a Georgia corporation, (“ARI”), Amici Pizza Co, Inc., a Georgia corporation (“APC”) and Amici Franchising, LLC, a Georgia limited liability company (“Franchising”). The buyers (Enterprises, MAC, CAC, and AFLLC) purchased the assets of the Amici Restaurant in Madison, GA, assets of the Amici Restaurant in Covington, GA, and assets of the Amici Franchising Operation for a total purchase price of $1,184,839.

The Proforma information presented below is for illustrative purposes only and is not necessarily indicative of the operating results or the financial position that would have occurred if the acquisition had been consummated as of the assumed dates, nor is it necessarily indicative of the future operating results or the financial position of the combined companies.  The proforma adjustments are based upon available information and certain assumptions that management believes are reasonable.

Great American Food Chain, Inc.

Unaudited Proforma Condensed Balance Sheet

		Historical		Proforma
		Great American	Amici
		Year Ended	Year Ended
		December 31, 2010	December 31, 2010	Adjustments	Combined
Current Assets
Cash and cash equivalents	B	336	19,830	(103,715)	(83,549)
Accounts receivables, net			12,209		12,209
Inventory	B		12,528	15,635	28,163
Total current assets		336	44,567	(88,080)	(43,177)

Property and equipment, net	B			144,462	144,462
Intangible assets	B		-	1,024,742	1,024,742
Total Assets		336	44,567	1,081,124	1,126,027

Liabilities
Accounts payable		241,228	50,835		292,063
Accounts payable related parties			11,135		11,135
Accrued expenses	A	1,031,510	136,413	41,977	1,209,900
Accrued litigation payable		110,000			110,000
Convertible notes payable		37,500			37,500
Notes payable to shareholders		737,729			737,729
Current portion of notes payable	B		33,088	176,449	209,537
Total current liabilities		2,157,967	231,471	218,426	2,607,864

Long term liabilities
Notes payables	B	-	73,035	584,707	657,742
Total long term debt
		-	73,035	584,707	657,742
Shareholders equity
Common Stock		6,443	(34,950)		(28,507)
Paid in Capital		832,050			832,050
Put Option	B			83,000	83,000
Non-controlling interest	B	(34,670)		236,968	202,298
Retained deficit		(2,961,454)	(224,989)	(41,977)	(3,228,420)
Total stockholders equity	A	(2,157,631)	(259,939)	277,991	(2,139,579)

Total liabilities and stockholders equity		336	44,567	1,081,124	1,126,027

SEE ACCOMPANYING NOTES TO UNAUDITED PROFORMA FINANCIAL STATEMENTS

Great American Food Chain, Inc.

Unaudited Proforma Condensed Statement of Operations

		Historical		Proforma
		Great American	Amici
		For the 12 Months Ended	For the 12 Months Ended
		31-Dec-10	31-Dec-10	Adjustments	Combined
Revenues
Sales		-	1,702,975		1,702,975

Cost and Expenses, net
Food, Alcohol, and Paper		-	556,945		556,945
Payroll and Employee Benefits		-	334,770		334,770
Occupancy and Other Operating Expense		-	94,988		94,988
Total Company Restaurant Expenses		-	986,703		986,703

General and Administrative Expenses		196,744	615,041		811,785

Operating Profit (Loss)		(196,744)	101,231		(95,513)

Other (income) expenses
Interest expense, net	A	108,532	14,772	41,976	165,280
Other (income) expense		(21,008)	(39,242)		(60,250)
Total other (income) expense		87,524	(24,470)	41,976	105,030

Net profit (loss) non-controlling interest		(284,268)	125,701	(41,976)	(200,543)

Earnings per share, basic and fully diluted					(0.03)

Weighted average number of shares outstanding					6,443,247

Non-controlling interest in loss of consolidated subsidiaries		(312)	25,140	(8,395)	16,433

Net Loss		(283,956)	100,561	(8,395)	(191,790)

SEE ACCOMPANYING NOTES TO UNAUDITED PROFORMA FINANCIAL STATEMENTS

Great American Food Chain, Inc.

Unaudited Proforma Condensed Statement of Operations

		Historical		Proforma
		Great American	Amici
		For the 9 Months Ended	For the 9 Months Ended
		September 30, 2011	September 30, 2011	Adjustments	Combined
Revenues
Food & Beverage Sales		50,555	1,238,677		1,289,232
Franchise and License Fees		48,723	106,560		155,283
Total Revenues		99,278	1,345,237	-	1,444,515

Costs and Expenses, Net
Company Restaurants
Food, Alcohol & Paper		16,508	409,259		425,767
Payroll and Employee Benefits		35,307	449,257		484,564
Occupancy & Operating Expenses		23,289	204,280		227,569
Total Company Restaurant Expenses		75,104	1,062,796		1,137,900

General and Administrative Expenses		216,293	289,994		506,287

Operating Profit		(192,119)	(7,553)		(199,672)

Other (income) expenses
Interest expense, net	A	103,407	24,764	6,667	134,838
Other (income) expense		-	(1,376)		(1,376)
Total (income) expense		103,407	23,388	6,667	133,462

Net income (loss) before non-controlling interest		(295,526)	(30,941)	6,667	(333,134)

Earnings per share, basic and fully diluted					(0.05)

Weighted average number of shares outstanding					6,844,392

Non-controlling interest in loss of consolidated subsidiaries		2,150	8,572	3,261	13,983

Net Loss		(293,376)	(22,369)	(3,406)	(319,151)

SEE ACCOMPANYING NOTES TO UNAUDITED PROFORMA FINANCIAL STATEMENTS

Notes to Unaudited Proforma Condensed Combined Financial Statements

Note A. Proforma adjustments

Interest expense on three notes for the 12 months ending December 31, 2010 totaled $41,977 and $6,667 for 53 days between January 1, 2011 and the acquisition date of February 23, 2011.

Note B.  Purchase Price

For the purposes of this proforma analysis, the purchase price has been allocated based on an estimate of the fair value of the assets and liabilities acquired as of the date of the acquisition.  The determination of estimated fair values requires management to make significant estimates and assumptions.  Management utilized the services of a third party consultant to determine the estimated fair values and utilized a discounted cash flow model.

Cash consideration paid	$103,715
Promissory notes to sellers	$761,056
Put Option Value	$83,000
Total purchase price (representing 80%)	$947,871

Non-controlling Interest	$236,968
Total purchase price	$1,184,839

Fair Value of net assets acquired	$620,347

Excess of purchase price over net assets acquired	$564,492

Goodwill	$564,492

The fair value of the assets acquired above consisted of inventory of $15,635, fixed assets of $144,462, non-compete agreements of $139,650, liquor licenses of $10,600, websites of $10,000, and franchising rights of $300,000.

NOTE 4 – Fixed Assets

The following is a detailed list of fixed assets as of September 30, 2011:

Furniture, Fixtures, and Equipment	$155,281
Accumulated Depreciation	(25,512)
129,769

During the nine months ended September 30, 2011, the Company acquired $155,281 in property and equipment related to the acquisition of Amici Italian Café Restaurants and equipment upgrades.

During the nine months ended September 30, 2011, the Company recorded $25,512 in depreciation expense.

NOTE 5 - Acquisition of Intangible Assets

On July 1, 2011, Great American Food Chain acquired the right to use the Yumi To Go restaurant concept through YTG Enterprises, LLC (“YTG”) a limited liability company formed by Great American Food Chain. YTG Enterprises, LLC purchased the right to use the intellectual property of Yumi to Go, the right to develop the restaurant located on Beltline Road in Addison, TX, and a non-compete agreement with the creator of the Yumi To Go concept, Tony Molavi.  In addition, the Company signed an employment agreement with Tony Molavi that included a salary of $60,000 per year.  Great American Food Chain paid a total of $250,000.  The purchase consisted of $25,000 cash and accrued a payable to Tony and Cathy Molavi in the amount of $175,000.  In addition, a 20% ownership interest in YTG valued at $50,000 was transferred to Yumi To Go, LLC also owned by the Molavi’s.  As part of the arrangement with the owners of the Yumi To Go concept, the company is required to open 10 Yumi To Go stores in the next two years.  If the Company does not meet this target, YTG is required to distribute to an entity owned by the Molavis (which serves as the 20% owner of YTG) all of the Yumi To Go intellectual property then owned by YTG, provided that YTG receives a license to use the Yumi To Go intellectual property then used by YTG in restaurants operated in connection with the Development Schedule on similar terms.

NOTE 6 – Intangible Assets

The company had the following intangible assets recorded as of September 30, 2011.

Goodwill	$564,492
Other intangible assets	710,250
Accumulated Amortization	(66,562)
1,208,180

The other intangible assets consisted of franchising rights, non-compete agreements, and other assets acquired in the business acquisition of the Amici Italian Café Restaurants and the asset acquisition of intangible assets of the Yumi To Go restaurant concept.  The total amortization expense recorded for the nine months ended totaled $66,562 and pertained only to the intangible assets of the Amici Italian Café Restaurants.  The intangible assets pertaining to Yumi To Go have indefinite useful lives and are not amortized.

NOTE 7 - Going Concern

As shown in the accompanying financial statements, The Company incurred a net loss of $300,818 for the nine months ended September 30, 2011, and as of that date the Company's current liabilities exceeded its current assets by $2,797,168, and the Company had negative equity of $2,098,587. These conditions create an uncertainty as to the Company's ability to continue as a going concern.  Management believes it has the ability to fund additional losses and pay current liabilities through sales of additional shares of stock and additional advances from stockholders.  The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 8 - Earnings Per Share (EPS)

Basic Earnings Per Share (EPS) is computed by dividing the net income or loss available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For the calculation of fully diluted EPS, the basic weighted average number of shares is increased by the dilutive effect of stock options or stock issued in connections with conversion provisions of contracts.  For the reporting period presented the potential dilution of securities exercised in connection with convertible notes and stock options would have an antidilutive effect and have been excluded.

NOTE 9 – Accrued Expenses

The Company had the following accrued expenses for the periods shown below:

	Septembe 30, 2011	December 31, 2010
Accrued payroll liabilities	249,893	96,999
Accrued deferred compensation	105,000	132,000
Rent payable to stockholder	350,260	312,460
Interest payable	570,713	490,051
Sales tax payable	11,509	0
Other accrued expenses	6,878	0
	1,294,253	1,031,510

NOTE 10 - Notes Payable

At September 30, 2011 notes payable consist of the following:

Notes payable to stockholder; interest rate 7%;
matures December 31, 2011; unsecured	$737,876

Convertible Note Payable issued September 7, 2007;
interest rate 10%; matures September 6, 2008;
unsecured; currently in default	12,500

Convertible Note Payable issued September 7, 2007;
interest rate 10%; matures September 6, 2008;
unsecured; currently in default	12,500

Convertible Note Payable issued February 15, 2007;
interest rate 10%; matures February 15, 2008;
unsecured; currently in default	5,000

Convertible Note Payable issued February 14, 2007;
interest rate 10%; matures February 14, 2008;
unsecured; currently in default	5,500

Convertible Note Payable issued September 16, 2011;
interest rate 8%, matures February 28, 2012;
unsecured; currently not in default	25,000

Convertible Note Payable issued March 3, 2011;
interest rate 6%; matures July 3, 2011;
unsecured; currently in default	25,000

Convertible Note Payable issued March 7, 2011;
interest rate 3%; matures July 3, 2011;
unsecured; currently in default	50,000

Notes Payable related to acquisition of Amici Restaurants	694,926
$1,568,302

The current portion of notes payable is $1,011,934 at September 30, 2011.  The non-current portion of notes payable, $556,368, pertains to the notes related to the acquisition of Amici Restaurants.

At September 30, 2011, the Company has accrued a total of $435,768 in interest on the shareholder's advances, of which $58,738 is for the nine months ended September 30, 2011.

The convertible notes are convertible at the option of the holder at the rates between $0.10 or $0.40 per share.  The notes did not include beneficial conversion features or embedded derivatives.

NOTE 11 – Common Stock

During the nine months ended September 30, 2011, the Company issued 362,500 shares of common stock valued at the fair market value on the date of grant to settle amounts owed totaling $39,224.  The gain that resulted from the transaction was recorded as an increase in additional paid in capital due to the fact that the creditor was a related party.

During the nine months ended September 30, 2011, the Company issued 200,000 shares of common stock in accordance with conversion terms of a convertible promissory note.  There was no gain or loss recognized on the transaction.

Interest was imputed on the $175,672 related party loan to the owners of the Yumi To Go restaurant concept.  The total amount of interest imputed was $4,392 for the nine months period ended September 30, 2011.

NOTE 12 – Income Taxes

For the nine months ended September 30, 2011, the Company incurred a net loss of $300,818 and accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At September 30, 2011, the Company had approximately $3,262,272 in federal and state operating losses. The net operating loss carryforward if not utilized, will begin to expire in 2012.

NOTE 13 – Related Party

1.
Rent is accrued at $50,400 per year to Kestrel Holdings Inc.  The corporation is 100% owned by Edward Sigmond, CEO of Great American Food Chain.  Interest is 7% per year and accrued monthly on unpaid amounts.  Accrued interest for nine months ended September 30, 2011 is $17,396.  The total amount outstanding as of September 30, 2011 is $350,260.

2.
Deferred Compensation to Edward Sigmond is accrued monthly for a total amount of $15,000 per year.  The total amount of deferred compensation accrued under this arrangement is $105,000 and $93,750 as of September 30, 2011 and December 31, 2010, respectively.

3.	Interest on Notes from Shareholder (Edward Sigmond, CEO) from prior years at 7% per year accrues monthly and amounts to approximately $58,738 for the nine months ending September 30, 2011.

4.
The Company accrued a payable of $175,000 to Tony and Cathy Molavi in connection with the acquisition of intellectual property related to the development of the Yumi To Go restaurant concept.  The Molavi’s also received a 20% interest in YTG Enterprises, LLC, a subsidiary of Great American Food Chain.  (See Note 4 Acquisition of Intangibles).

5.
The Company’s corporate offices for Amici Enterprises, LLC are located in a property owned by TNT Development (which entity is controlled by Michael Torino the Company’s Director and Secretary and the Vice President of Amici Enterprises, LLC and his family members).  The Company accrues rent in the amount of $1,400 per month to TNT Development, LLC.

6.
We also rent an office location at 125 West Jefferson Street, Madison, GA 30605 on a month-to-month basis (which requires two months prior notice to terminate) at the rental cost of $1,500 per month which we use as a temporary office for training purposes.  The office location is owned by and the lease is with Mr. Andreottola, our Director.

NOTE 14 – Non-controlling interests

Non-controlling interests hold a 20% interest in each of two subsidiary entities, Amici Enterprises, LLC and YTG Enterprises, LLC. In addition non-controlling interests hold a 10% interest in Kokopelli Enterprises, LLC.

NOTE 15 - Commitments and Contingencies

The Company recorded all payroll tax liabilities as incurred, but did not deposit all of the payroll taxes owed for the second and third quarters of 2011.  An estimate of the penalties and interest in the amount of $7,521 has been recorded and included in the consolidated financial statements.  The Company intends to contact the Internal Revenue Service and negotiate a resolution to this matter.  All payroll tax liabilities since this discovery are being timely deposited in accordance with Internal Revenue Service guidelines.

In conjunction with the purchase of the assets and intellectual property of the Amici Italian Café restaurants and franchising operations, the Company granted a put option to the holders of the non-controlling interests in the subsidiary created to hold the acquired assets, Amici Enterprises, LLC.  This put option gives the holder the right to require the Company to purchase all, and not less than all, of the holder’s interest in this subsidiary at any time after December 31, 2015.  The purchase price will be calculated as four times EBITDA as of December 31st of the year preceding the exercise of the option, multiplied by the percentage of ownership of the subsidiary at the time of closing.  The purchase price will be paid 25% in cash and 75% by delivery of a promissory note amortized and payable over five years with interest accruing at the prime rate applicable at the time of closing.  The fair value of the put option was calculated using a model that incorporated probability of exercise and the present value of future cash flows.

Pursuant to the Operating Agreement of the subsidiary YTG, the Company agreed to develop and have operational at least ten new Yumi To Go restaurants within two years from the date of the Interest Purchase Agreements (July 1, 2011)(the “Development Schedule”).  In connection with the Development Schedule, YTG agreed to pay Tony Molavi $18,000 upon the opening of a location in Addison, Texas, which restaurant opened in August of 2011, and which funds have not been paid to date, an additional $20,000 per location for the second through fourth locations opened and $40,000 upon the opening of the fifth location.

In the event YTG does not meet the Development Schedule, YTG is required to distribute to an entity owned by the Molavis (which serves as the 20% owner of YTG) all of the Yumi To Go intellectual property then owned by YTG, provided that YTG receives a license to use the Yumi To Go intellectual property then used by YTG in restaurants operated in connection with the Development Schedule on similar terms.

NOTE 16 – Litigation

On May 18, 2010, the Company entered into a Sourcing Agreement with Atlantic Restaurant Consultants, LLC (“ARC”).  A former consultant of ARC is Robert Andreotolla, a director of the Company.  This agreement stipulated that ARC would provide consulting services to the Company with a minimum fee of $100,000 to be paid to ARC at closing for each company acquired.  ARC filed suit against the Company on May 6, 2011 in Dallas County alleging breach of agreement and other claims.  On August 17, 2011 the Company and ARC agreed to settle all amounts due for $110,000.  This amount is accrued as a liability in the financial statements.

NOTE 17 – Franchise Contracts

The Company has contracted with franchisees for five restaurant locations.  Four out of the five restaurant locations have signed formal franchise agreements that specify fees to be paid to the Company.  The fifth franchise that does not have specified fees is owned by an entity majority owned by Michael Torino (the Company’s Secretary and Director and the Vice President of AEL) and Christian Torino, his son (the Vice President of Corporate Development of AEL), and is operated separately from the Company).

The franchisees execute a separate franchise agreement for each restaurant opened, typically providing for a 10 year initial term, with an opportunity to enter into a renewal franchise agreement subject to certain conditions. Our agreement currently requires franchisees to pay an initial franchise fee of $25,000 for the first restaurant opened and $15,500 for each additional restaurant they open.

Franchisees also pay the Company a royalty fee structured as follows: 6% of first $350,000 in sales per year; 5% for the next $350,000 in sales and 4% for all sales in excess of $700,000 in sales (subject to a minimum weekly royalty of $500 beginning on the first anniversary of the opening of each location). Franchise agreements typically allow us to assess franchisees advertising fees of up to 2.0% of their restaurant sales for regional advertising and up to 1% of restaurant sales for an ad fund.  Instead of collecting the full 3% that we are permitted to assess franchisees for advertising, we have instead been charging franchisees an advertising participation fee of $250 per store per month when group advertising and promotions are conducted, and we have no plans to change or increase the advertising fees we charge franchisees.   Franchise agreements also provide for fees payable to us upon the transfer of a franchise to a third party (equal to 25% of the total initial fee paid) and penalties in the event we audit a franchisee’s books and discover that underpayments were made to us pursuant to the requirements above.

NOTE 18 - Subsequent Events

In January 2012, the Company converted a $50,000 outstanding convertible promissory note issued in March 2011 and due July 3, 2011, which accrued interest at the rate of 3% per annum, into 500,000 shares of the Company’s restricted common stock at a conversion rate of $0.10 per share.  Any accrued and unpaid interest was forgiven at the time of conversion.

In January 2012, the Company converted a $25,000 outstanding convertible promissory note issued in March 2011 and due July 3, 2011, which accrued interest at the rate of 6% per annum, into 125,000 shares of the Company’s restricted common stock at a conversion rate of $0.20 per share.  Any accrued and unpaid interest was forgiven at the time of conversion.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Great American Food Chain, Inc.
Dallas, Texas
(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Great American Food Chain, Inc. (the “Company”) (a development stage company) as of December 31, 2010 and 2009 and the related statements of operations, stockholders' equity (deficit) and cash flows for the twelve month periods then ended and the period from re-entry into the development stage (January 1, 2008) through December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Great American Food Chain, Inc. as of December 31, 2010 and 2009, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
December 20, 2011

GREAT AMERICAN FOOD CHAIN, INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED BALANCE SHEETS DECEMBER 31, 2010 AND 2009
Assets	2010	2009

Current Assets
Cash	336	411
Total Current Assets	336	411

Total Assets	336	411

Liabilities & Equity

Current Liabilities
Accounts Payable	241,228	241,228
Accrued Expenses	1,031,510	857,578
Accrued Litigation Payable	110,000	-
Convertible Notes Payable	37,500	37,500
Note Payable to Stockholder	737,729	737,468
Total Current Liabilities	2,157,967	1,873,774

Total Liabilities	2,157,967	1,873,774

Equity
Preferred Stock; No Par Value; 10,000,000 shares authorized; None Outstanding	-	-
Common Stock; $.001 Par Value; 100,000,000 Shares Authorized; 6,443,247 Shares Outstanding	6,443	6,443
Additional Paid in Capital	832,050	832,050
Non-Controlling Interest	(34,670)	(34,358)
Retained deficit prior to re-entry into development stage	(2,420,713)	(2,420,713)
Deficit after re-entry into development stage	(540,741)	(256,785)
Total Equity	(2,157,631)	(1,873,363)

Total Liabilities & Equity	336	411

GREAT AMERICAN FOOD CHAIN, INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

			January 1, 2008
			(re-entry) to
	2010	2009	December 31, 2010

Sales	-	-

Cost of Sales	-	-	-

Gross Profit	-	-	-

General and Administrative Expense	196,744	88,533	347,297

Net Operating Loss	(196,744)	(88,533)	(347,297)

Other Income (Expense):
Other Income	21,008	10,690	107,142
Interest Expense	(108,532)	(96,532)	(299,303)

Total Other Income (Expense)	(87,524)	(85,842)	(192,161)

Net Loss Before Non-controlling Interest	(284,268)	(174,375)	(539,458)

Earnings Per Share, Basic and Diluted	(0.04)	(0.03)	(0.08)

Weighted Average Number of Shares Outstanding	6,443,247	6,443,247	6,443,247

Non Controlling Interest in Loss of Consolidated Subsidiaries	(312)	(254)	1,283

Net Loss	(283,956)	(174,121)	(540,741)

GREAT AMERICAN FOOD CHAIN, INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

			January 1, 2008
			(re-entry) to
	2010	2009	December 31, 2010

Net Loss	$(283,956)	$(174,121)	$(540,741)

Non-Controlling Interest Net Loss	(312)	(254)	1,283

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Increase (Decrease) in Accounts Payable	559	(15,114)	(29,669)
Increase in Accrued Expenses	173,373	160,117	493,605
Increase Litigation Liabilities	110,000	-	110,000

Net Cash Paid for Operating Activities	(336)	(29,372)	34,478

Cash Flows from Financing Activities

Proceeds from Notes Payable - Stockholder	21,370	25,090	70,506
Principal Repayments on Notes Payable - Stockholder	(21,109)	(1,045)	(22,154)

Net Cash Received from Financing Activities	261	24,045	48,352

Change in Cash	(75)	(5,327)	82,830

Cash at Beginning of Year	411	5,738	(82,494)

Cash at End of Year	$336	$411	$336

GREAT AMERICAN FOOD CHAIN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY

	Common Stock
	Shares	Amount	Additional Paid in Capital	Non-Controlling Interest	Deficit Accumulated prior to re-entry in the Development Stage	Deficit Accumulated after re-entry in the Development Stage	Total Stockholders' Equity

Balances on December 31, 2007	6,443,598	$6,443	$832,050	$(35,953)	$(2,420,713)	-	$(1,618,173)

Net Income (Loss)				1,849		(82,664)	(80,815)

Balances on December 31, 2008	6,443,598	6,443	832,050	(34,104)	(2,420,713)	(82,664)	(1,698,988)

Net Income (Loss)				(254)		(174,121)	(174,375)

Balances on December 31, 2009	6,443,247	6,443	832,050	(34,358)	(2,420,713)	(256,785)	(1,873,363)

Net Income (Loss)				(312)		(283,956)	(284,268)

Balances on December 31, 2010	6,443,247	$6,443	$832,050	$(34,670)	$(2,420,713)	$(540,741)	$(2,157,631)

 GREAT AMERICAN FOOD CHAIN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 and 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

This summary of significant accounting policies of Great American Food Chain, Inc., (The Company) is presented to assist in understanding the Company's consolidated financial statements. The financial statements and notes are representations of the Company's management who is responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles (GAAP) of the United States and have been consistently applied in the preparation of the consolidated financial statements.

Business

The Company was formed in 2001 as a Nevada corporation for the purpose of acquiring existing restaurants and/or build new restaurants. In March, 2003, the Company became Xtranet Systems, Inc. through an acquisition that was accounted for as a reverse merger.  The Company then changed the name of Xtranet to Great American Food Chain, Inc.

In September 2006, the Company issued 720,646 shares of common stock to Franchise Capital Corporation (“FCCN”) for its 90% interest in Kokopelli Franchise Company. These shares were dividend out to FCCN shareholders on 1 share of GAMN per 100 shares of FCCN held as of August 31, 2006.  GAMN still holds the trademark and intellectual properties for the concept but currently has no plans of franchising or opening corporate owned restaurants.

1600 Main, Inc was formed as a wholly owned subsidiary of GAMN for the purpose of opening a La Duni restaurant at 1600 Main St, Dallas, TX 75201.  The Company expended money for planning and initial build-out of the location, but was never able to raise the necessary capital to open the restaurant.

Consolidation

The consolidated financial statements include the accounts of 1600 Main, Inc., Kokopelli Franchise Company, LLC., and Kokopelli Marketing Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications
Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Development Stage Company

On January 1, 2008, the Company re-entered the development stage  and remained a development stage company through December 31, 2010. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from the date of re-entry to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

Cash and Cash Equivalents

Cash consists of cash on deposit with banks or equivalents, including cash like instruments with an original maturity of 90 days or less. There were no cash equivalents as of December 31, 2010 and 2009.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Basic and Diluted Loss per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For 2010 and 2009, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at August 13, 2009. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. There were no shares issued for services during the periods ending December 31, 2009 and 2010.

Advertising

We expense advertising costs as they are incurred. However, during the years 2009 and 2010, no advertising expenses were incurred.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Revenue Recognition

Revenues from Company operated restaurants are recognized when payment is tendered at the time of sale.  The Company presents sales net of sales tax and other sales related taxes.  Income from our franchisees and licensees includes initial fees, continuing fees, and renewal fees.  We recognize initial fees received from a franchisee or licensee as revenue when we have performed substantially all initial services required by the franchise or license agreement, which is generally upon the opening of a store.  We recognize continuing fees based upon a percentage of franchisee and licensee sales as earned.  We recognize renewal fees upon the execution of the renewal contract. We include initial fees collected upon the sale of a restaurant to a franchisee in Refranchising (gain) loss.

Franchise and License Operations

We execute franchise or license agreements for each unit which set out the terms of our arrangement with the franchisee or licensee.  Our franchise and license agreements typically require the franchisee or licensee to pay an initial, non-refundable fee and continuing fees based upon a percentage of sales and renewal fees after a period of 10 years.

The internal costs we incur to provide support services to our franchisees and licensees are charged to General and Administrative (“G&A”) expenses as incurred.  Certain direct costs of our franchise and license operations are charged to franchise and license expenses.  These costs include provisions for estimated uncollectible fees, rent or depreciation expense associated with restaurants we sublease or lease to franchisees, franchise and license marketing funding, amortization expense for franchise related intangible assets and certain other direct incremental franchise and license support costs.

Recently Issued Accounting Pronouncements

In December 2010, the FASB issued ASU 2010-29, “Business Combinations (Topic 805): Disclosure of supplementary pro forma information for business combinations.” This update changes the disclosure of pro forma information for business combinations. These changes clarify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. Also, the existing supplemental pro forma disclosures were expanded to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. These changes become effective for the Company beginning January 1, 2011. The Company’s adoption of this update did not have an impact on the Company’s financial condition or results of operations.

In December 2010, the FASB issued ASU 2010-28, “Intangible –Goodwill and Other (Topic 350): When to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts.” This update requires an entity to perform all steps in the test for a reporting unit whose carrying value is zero or negative if it is more likely than not (more than 50%) that a goodwill impairment exists based on qualitative factors, resulting in the elimination of an entity’s ability to assert that such a reporting unit’s goodwill is not impaired and additional testing is not necessary despite the existence of qualitative factors that indicate otherwise. These changes become effective for the Company beginning January 1, 2011. The adoption of this ASU did not have a material impact on our financial statements.

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration. Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. Early adoption is permitted. The adoption of this ASU did not have a material impact on our financial statements.

In April 2010, the FASB issued ASU 2010-13, “Compensation—Stock Compensation (Topic 718) - Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades (A consensus of the FASB Emerging Issues Task Force)” (“ASU 2010-13”). ASU 2010-13 clarifies that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, such an award should not be classified as a liability if it otherwise qualifies as equity. This clarification of existing practice is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010, with early application permitted. The Company’s adoption of this update did not have an impact on the Company’s financial condition or results of operations.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements. Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated. This ASU is effective upon the issuance of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers. Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

NOTE 2 - Going Concern

As shown in the accompanying financial statements, The Company incurred a net loss of $283,956 for the year ended December 31, 2010, and as of that date the Company's current liabilities exceed its current assets by $2,157,631, and the Company has negative equity of $2,157,631. These conditions create an uncertainty as to the Company's ability to continue as a going concern.  Management believes it has the ability to fund additional losses and pay current liabilities through sales of additional shares of stock and additional advances from stockholders.  The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - Notes Payable

At December 31, 2010 notes payable consist of the following:

Notes payable to stockholder; interest rate 7%;
matures December 31, 2011; unsecured	$737,728

Convertible Note Payable issued September 7, 2007;
interest rate 10%; matures September 6, 2008;
unsecured; currently in default	12,500

Convertible Note Payable issued September 7, 2007;
interest rate 10%; matures September 6, 2008;
unsecured; currently in default	12,500

Convertible Note Payable issued February 15, 2007;
interest rate 10%; matures February 15, 2008;
unsecured; currently in default	5,000

Convertible Note Payable issued February 14, 2007;
interest rate 10%; matures February 14, 2008;
unsecured; currently in default	7,500

775,228

At December 31, 2010 the Company has accrued a total of $377,030 in interest on the shareholder's advances, of which $64,807 is for the year ended 2010.

At December 31, 2009 notes payable consist of the following:

Notes payable to stockholder; interest rate 7%;
matures December 31, 2010; unsecured	$737,468

Convertible Note Payable issued September 7, 2007;
interest rate 10%; matures September 6, 2008;
unsecured; currently in default	12,500

Convertible Note Payable issued September 7, 2007;
interest rate 10%; matures September 6, 2008;
unsecured; currently in default	12,500

Convertible Note Payable issued February 15, 2007;
interest rate 10%; matures February 15, 2008;
unsecured; currently in default	5,000

Convertible Note Payable issued February 14, 2007;
interest rate 10%; matures February 14, 2008;
unsecured; currently in default	7,500

774,968

At December 31, 2009 the Company has accrued a total of $312,223 in interest on the shareholder's advances, of which $64,334 is for the year ended 2009.

The convertible notes are convertible at the option of the holder at the rate of $0.40 per share.  The notes did not include beneficial conversion features or embedded derivatives.

NOTE 4 - Accrued Expenses

The Company entered into a deferred compensation agreement with its two principle officers in 2004.  The terms of the agreement are that the President and CEO be paid an annual salary of $15,000.  At December 31, 2010 the Company has recorded a total accrual of $132,000 of which $15,000 is for 2010.  At December 31, 2009 the Company has recorded a total accrual of $117,000 of which $15,000 is for 2009.  Such amounts are included in accrued expenses in the accompanying financial statements.

In addition, the Company has accrued operating expenses paid by its stockholder for the period 2001 to 2010. The total accrual for such expenses at December 31, 2009 is $262,060 of which $49,400 is applicable to the year ended December 31, 2009. Also, the Company has accrued interest on such advances by the shareholder of $61,695 of which $19,669 is for the year ended 2009. The total accrual for such expenses at December 31, 2010 is $312,460 of which $49,400 is applicable to the year ended December 31, 2010. Also, the Company has accrued interest on such advances by the shareholder of $86,269 of which $24,574 is for the year ended 2010.

NOTE 5 – Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no other items that required fair value measurement on a recurring basis.

The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following table provides a summary of the fair values of assets and liabilities as of December 31, 2010:

	Carrying Value	Fair Value Measurements at December 31, 2010
	December 31, 2010	Level 1	Level 2	Level 3
None	$-	$-	$-	$-

The following table provides a summary of the fair values of assets and liabilities as of December 31, 2009:

	Carrying Value	Fair Value Measurements at December 31, 2009
	December 31, 2009	Level 1	Level 2	Level 3
None	$-	$-	$-	$-

NOTE 6 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the years ended December 31, 2010 and 2009, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2010, the Company had approximately $3,815,000 of federal and state net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2012.

The components of the Company’s deferred tax asset are as follows:

	December 31,	December 31,
	2010	2009
Deferred tax assets:
Net operating loss carry forwards	$3,815,000	$3,530,732
Total deferred tax assets	3,815,000	3,530,732

Net deferred tax assets before valuation allowance	1,335,250	1,235,756
Less: Valuation allowance	(1,335,250)	(1,235,756)
Net deferred tax assets	$-	$-

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2010 and 2009.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	December 31,	December 31,
	2010	2009

Federal and state statutory rate	35%	35%
Change in valuation allowance on deferred tax assets	(35%)	(35%)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

NOTE 7 – Related Party

1.
Rent is accrued at $50,400 per year to Kestrel Holdings Inc.  The corporation is 100% owned by Edward Sigmond, CEO of Great American Food Chain.  Interest is 7% per year and accrued monthly on unpaid amounts.  Current yearly interest is approximately $26,500. The total amount of rent accrued as of December 31, 2010 and 2009 is $312,460 and $262,060, respectively.

1.
Deferred Compensation to Edward Sigmond is accrued monthly for a total amount of $15,000 per year.  Total deferred compensation accrued as of December 31, 2010 and 2009 is $93,750 and $78,750, respectively.

1.	Interest on Notes from Shareholder (Edward Sigmond, CEO) from prior years at 7% per year accrues monthly and amounts to approximately $78,000 per year.

NOTE 8 – Common Stock

The Company has authorized 100,000,000 common shares.  The par value of the stock is $.001 per share.  There were no common stock transactions during the years ended December 31, 2008, 2009, and 2010.

NOTE 9 – Future Minimum Lease Payments

Year Ending December 31,	Amount
2010	$6,930

Rent expense was $40,419 and $66,718 for the years ended December 31, 2010 and 2009, respectively.

NOTE 10 – Litigation

On May 18, 2010, the Company entered into a Sourcing Agreement with Atlantic Restaurant Consultants, LLC (“ARC”).  This agreement stipulated that ARC would provide consulting services to the Company with a minimum fee of $100,000 to be paid to ARC at closing for each company acquired.  ARC filed suit against the Company on May 6, 2011 in Dallas County alleging breach of agreement and other claims.  On August 17, 2011 the Company and ARC settled all amounts due for $110,000.  This amount is accrued as a liability in the financial statements.

NOTE 11 – Non-controlling interests

Non-controlling interests held a 10% residual interest in Kokopelli Franchise Company.

NOTE 12 – Subsequent events

In February of 2011, Great American Food Chain acquired a 80% interest in Amici Enterprises which purchased the assets of Amici Franchising, LLC, Amici Restaurants, LLC and Amici Pizza Co, LLC.

A short term note for $32,623 was settled in the amount of $5,500.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Boards of Directors

Amici Restaurants, Inc., Amici Pizza Co., Inc., and Amici Franchising, LLC

Dallas, Texas

We have audited the accompanying combined balance sheets of Amici Restaurants, Inc., Amici Pizza Co., Inc., and Amici Franchising, LLC (the “Companies”) as of December 31, 2010 and 2009 and the related statements of operations, equity (deficit) and cash flows for the twelve month periods then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Companies are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies' internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Amici Restaurants, Inc., Amici Pizza Co., Inc., and Amici Franchising, LLC as of December 31, 2010 and 2009, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Companies will continue as going concerns. As discussed in Note 2 to the financial statements, the Companies have a net capital deficiency and a negative balance of equity, which raises substantial doubt about their ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
December 20, 2011

COMBINED BALANCE SHEETS OF AMICI RESTAURANTS, INC, AMICI PIZZA COMPANY, INC AND AMICI FRANCHISING, LLC. DECEMBER 31, 2010 AND 2009
Assets
	2010	2009
Current Assets
Cash & Cash Equivalents	$19,830	$17,933
Accounts Receivable, net of allowance for doubtful accounts of $8,009 and $0 respectively	11,984	4,600
Other Receivables	225	25
Inventory	12,528	11,025
Total Current Assets	44,567	33,583

Total Assets	44,567	33,583

Liabilities & Equity

Current Liabilities
Accounts Payable	50,835	87,921
Accounts Payable - Related Parties	11,135	-
Accrued Expenses	136,413	139,029
Current Portion of Notes Payable	33,088	30,325
Total Current Liabilities	231,471	257,275

Long Term Liabilities
Long Term Debt	73,035	104,379
Total Long Term Liabilities	73,035	104,379

Total Liabilities	304,506	361,654

Equity
Common Stock	(34,950)	22,621
Retained Earnings	(224,989)	(350,692)
Total Equity	(259,939)	(328,071)

Total Liabilities & Equity	$44,567	$33,583

COMBINED STATEMENTS OF OPERATIONS OF AMICI RESTAURANTS, INC, AMICI PIZZA COMPANY, INC AND AMICI FRANCHISING, LLC. FOR THE PERIODS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009

Revenues
Company Sales	1,561,163	1,572,898
Franchise and License Fees and Income	141,812	133,294
Total Revenues	1,702,975	1,706,192

Cost and Expenses, Net
Company Restaurants
Food, Alcohol, and Paper	556,945	483,889
Payroll and Employee Benefits	334,770	320,751
Occupancy and Other Operating Expenses	94,988	94,068
Total Company Restaurant Expenses	986,703	898,708

General & Administrative Expenses	615,041	804,863

Operating Profit	101,231	2,621

Other (Income) Expense
Interest Expense, net	14,772	18,413
Other (Income) Expense	(39,242)	-
Total Other (Income) Expense	(24,470)	18,413

Net Income (Loss)	125,701	(15,792)

COMBINED STATEMENTS OF CASH FLOWS OF AMICI RESTAURANTS, INC, AMICI PIZZA COMPANY, INC AND AMICI FRANCHISING, LLC. FOR THE PERIODS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009

Net Income (Loss)	125,701	(15,792)

Cash Flows from Operations
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Increase in Accounts Receivable	(7,384)	(4,330)
Decrease (Increase) in Other Current Assets	(200)	636
Decrease (Increase) in Inventory	(1,503)	13,173
Decrease in Other Assets	-	18,322
Decrease in Accounts Payable	(25,951)	(60,922)
Increase in Accrued Expenses	(2,616)	21,551

Net Cash Provided By (Used In) Operations	88,047	(27,362)

Cash Flows from Financing Activities

Principal Payments on Notes	(28,581)	(152,910)
Proceeds from Notes	-	141,880
Distributions to Owners	(57,569)	-

Net Cash Used In Financing Activities	(86,150)	(11,030)

Change in Cash	1,897	(38,392)

Cash at Beginning of Year	17,933	56,325

Cash at End of Year	19,830	17,933

COMBINED STATEMENTS OF EQUITY OF AMICI RESTAURANTS, INC, AMICI PIZZA COMPANY, INC AND AMICI FRANCHISING, LLC. FOR THE PERIODS ENDED DECEMBER 31, 2010 AND 2009

	December 31, 2008	Capital		Net Income	December 31, 2009
	Total Equity	Contributions	Distributions	(Loss)	Total Equity

Amici Restaurants, Inc. (Madison)	(51,449)	-	-	(40,807)	(92,256)

Amici Pizza Co., Inc. (Covington)	(261,177)	-	-	16,909	(244,268)

Amici Franchising, LLC	347	-	-	8,106	8,453

	(312,279)	-	-	(15,792)	(328,071)

				Net
	December 31, 2009	Capital		Income	December 31, 2010
	Total Equity	Contributions	Distributions	(Loss)	Total Equity

Amici Restaurants, Inc. (Madison)	(92,256)	-	(57,569)	19,089	(130,736)

Amici Pizza Co., Inc. (Covington)	(244,268)	-	-	90,963	(153,305)

Amici Franchising, LLC	8,453	-	-	15,649	24,102

	(328,071)	-	(57,569)	125,701	(259,939)

Amici Restaurants, Inc., Amici Pizza Co., Inc., and Amici Franchising, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2010 and 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

This summary of significant accounting policies of Amici Restaurants, Inc., Amici Pizza Co., Inc., and Amici Franchising, LLC (The Companies) is presented to assist in understanding the Companies’ combined financial statements. The financial statements and notes are representations of the Companies’ management who is responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles (GAAP) of the United States and have been consistently applied in the preparation of the consolidated financial statements.

Business

The business is a combination of three companies: Amici Restaurants, Inc., Amici Pizza Co., Inc., and Amici Franchising, LLC.

Combination

The combined financial statements include the accounts of Amici Restaurants, Inc., Amici Pizza Co., Inc., and Amici Franchising, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications

Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable are recorded for any uncollected franchise revenue and the timing delay of collecting cash from credit card merchant accounts.  The Company considers the need to record an allowance for doubtful accounts periodically.  There was an allowance for doubtful accounts as of December 31, 2010 and 2009 of $8,009 and $0, respectively.

Inventory

The Company utilizes the first-in-first-out (FIFO) method of inventory valuation.  All inventory is recorded at the lower of cost or market.

Cash and Cash Equivalents

Cash consists of cash on deposit with banks or equivalents, including cash like instruments with an original maturity of 90 days or less. There were no cash equivalents as of December 31, 2010 and 2009.

Inventory

The Companies’ value inventory based on the lower of cost (computed using the first-in, first-out method) or market.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Companies’ financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Companies had no items that required fair value measurement on a recurring basis.

Advertising

Advertising costs are expensed as they are incurred. These expenses approximated $21,386 and $18,361 for the years ended December 31, 2010 and 2009, respectively.

Income Taxes

The Companies are treated for tax purposes as flow-through entities.  The owners are taxed on their proportionate share of the Companies’ taxable income.  Therefore, no provision or liability for federal income taxes has been included in the financial statements.

Revenue Recognition

Revenues from Company operated restaurants are recognized when payment is tendered at the time of sale.  The Companies present sales net of sales tax and other sales related taxes.  Income from franchisees and licensees includes initial and continuing fees.  The Companies recognize initial fees received from a franchisee or licensee as revenue when they have performed substantially all initial services required by the franchise or license agreement, which is generally upon the opening of a store.  The Companies recognize continuing fees based upon a percentage of franchisee and licensee sales as earned.  The Companies include initial fees collected upon the sale of a restaurant to a franchisee in Refranchising (gain) loss.

Franchise and License Operations

The Companies execute franchise or license agreements for each unit which set out the terms of our arrangement with the franchisee or licensee.  The franchise and license agreements typically require the franchisee or licensee to pay an initial, non-refundable fee and continuing fees based upon a percentage of sales.

The internal costs incurred to provide support services to our franchisees and licensees are charged to General and Administrative (“G&A”) expenses as incurred.  Certain direct costs of the franchise and license operations are charged to franchise and license expenses.  These costs include provisions for estimated uncollectible fees, rent or depreciation expense associated with restaurants the Companies sublease or lease to franchisees, franchise and license marketing funding, amortization expense for franchise related intangible assets and certain other direct incremental franchise and license support costs.

Recently Issued Accounting Pronouncements

In December 2010, the FASB issued ASU 2010-29, “Business Combinations (Topic 805): Disclosure of supplementary pro forma information for business combinations.” This update changes the disclosure of pro forma information for business combinations. These changes clarify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. Also, the existing supplemental pro forma disclosures were expanded to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. These changes become effective for the Companies beginning January 1, 2011. The Companies’ adoption of this update did not have an impact on the Companies’ financial condition or results of operations.

In December 2010, the FASB issued ASU 2010-28, “Intangible –Goodwill and Other (Topic 350): When to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts.” This update requires an entity to perform all steps in the test for a reporting unit whose carrying value is zero or negative if it is more likely than not (more than 50%) that a goodwill impairment exists based on qualitative factors, resulting in the elimination of an entity’s ability to assert that such a reporting unit’s goodwill is not impaired and additional testing is not necessary despite the existence of qualitative factors that indicate otherwise. These changes become effective for the Companies beginning January 1, 2011. The adoption of this ASU did not have a material impact on our financial statements.

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration. Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. Early adoption is permitted. The adoption of this ASU did not have a material impact on our financial statements.

In April 2010, the FASB issued ASU 2010-13, “Compensation—Stock Compensation (Topic 718) - Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades (A consensus of the FASB Emerging Issues Task Force)” (“ASU 2010-13”). ASU 2010-13 clarifies that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, such an award should not be classified as a liability if it otherwise qualifies as equity. This clarification of existing practice is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010, with early application permitted. The Companies’ adoption of this update did not have an impact on the Companies’ financial condition or results of operations.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements. Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated. This ASU is effective upon the issuance of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers. Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

NOTE 2 - Going Concern

As shown in the accompanying combined financial statements, the Companies earned a net income of $125,701 for the year ended December 31, 2010, and as of that date the Companies’ current liabilities exceed its current assets by $186,904, and the Companies have negative equity of $259,939. In the prior year the company incurred a net loss of $15,792.  These conditions create an uncertainty as to the Companies’ ability to continue as a going concern.  Management believes it has the ability to fund additional losses and pay current liabilities through sales of additional shares of stock and additional advances from stockholders.  The financial statements do not include any adjustments that might be necessary should the Companies be unable to continue as a going concern.

NOTE 3 – Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Companies’ financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Companies had no other items that required fair value measurement on a recurring basis.

The Companies’ financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Companies have the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following table provides a summary of the fair values of assets and liabilities as of December 31, 2010:

	Carrying Value	Fair Value Measurements at December 31, 2010
	December 31, 2010	Level 1	Level 2	Level 3
None	$-	$-	$-	$-

The following table provides a summary of the fair values of assets and liabilities as of December 31, 2009:

	Carrying Value	Fair Value Measurements at December 31, 2009
	December 31, 2009	Level 1	Level 2	Level 3
None	$-	$-	$-	$-

At December 31, 2010 notes payable consist of the following:
Notes payable to commercial bank; interest rate 8.75%;
matures July 30, 2012; secured by real estate owned by
a shareholder and company owned inventory; personal
guarantees provided by shareholders	$98,205

Notes payable to commercial bank; interest rate 8.75%
Matures February 29, 2012; secured by real estate owned by
a shareholder and company owned inventory; personal
guarantees provided by shareholders	7,918

106,123
Less current portion	33,088

$73,035

At December 31, 2009 notes payable consist of the following:

Notes payable to commercial bank; interest rate 8.75%;
matures July 30, 2012; secured by real estate owned by
a shareholder and company owned inventory; personal
guarantees provided by shareholders	$118,642

Notes payable to commercial bank; interest rate 8.75%
Matures February 29, 2012; secured by real estate owned by
a shareholder and company owned inventory; personal
guarantees provided by shareholders	16,062

134,704
Less current portion	30,325

$104,379

NOTE 5 – Related Party

As of December 31, 2010, the Companies owed $6,404 to AFG Partners, LLC and $4,731 to Rob Andreotolla for expenses paid on behalf of the company.  These amounts are recorded in accounts payable.  There were no related party payables as of December 31, 2009.

NOTE 6 – Equity

The Companies distributed a total of $57,569 and $0 to owners during the years ended December 31, 2010 and 2009, respectively.  There were no capital contributions in the years ended December 31, 2010 and 2009.

NOTE 7 – Accrued Expenses

Accrued expenses consists of accrued payroll and payroll taxes.  Accrued payroll balances consisted of $17,701 and $16,415 at December 31, 2010 and 2009, respectively.  Accrued payroll taxes and penalties and interest consisted of $118,712 and $122,614 at December 31, 2010 and 2009.

NOTE 8 – Franchise Contracts

The Company has contracted with franchisees for five restaurant locations.  Four out of the five restaurant locations have signed formal franchise agreements that specify fees to be paid to the Company.  The fifth franchise that does not have specified fees is owned by an entity majority owned by Michael Torino (the Company’s Secretary and Director and the Vice President of AEL) and Christian Torino, his son (the Vice President of Corporate Development of AEL), and is operated separately from the Company.

The franchisees execute a separate franchise agreement for each restaurant opened, typically providing for a 10 year initial term, with an opportunity to enter into a renewal franchise agreement subject to certain conditions. Our agreement currently requires franchisees to pay an initial franchise fee of $25,000 for the first restaurant opened and $15,500 for each additional restaurant they open.

Franchisees also pay the Company a royalty fee structured as follows: 6% of first $350,000 in sales per year; 5% for the next $350,000 in sales and 4% for all sales in excess of $700,000 in sales (subject to a minimum weekly royalty of $500 beginning on the first anniversary of the opening of each location). Franchise agreements typically allow us to assess franchisees advertising fees of up to 2.0% of their restaurant sales for regional advertising and up to 1% of restaurant sales for an ad fund.  Instead of collecting the full 3% that we are permitted to assess franchisees for advertising, we have instead been charging franchisees an advertising participation fee of $250 per store per month when group advertising and promotions are conducted, and we have no plans to change or increase the advertising fees we charge franchisees.   Franchise agreements also provide for fees payable to us upon the transfer of a franchise to a third party (equal to 25% of the total initial fee paid) and penalties in the event we audit a franchisee’s books and discover that underpayments were made to us pursuant to the requirements above.

NOTE 9 – Subsequent events

In February of 2011, Great American Food Chain, Inc. acquired an 80% interest in certain assets of Amici Franchising, LLC, Amici Restaurants, LLC, and Amici Pizza Co., Inc.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) days after the later of (1) the effective date of the Registration Statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$9
Attorney's fees and expenses	45,000	*
Accountant's fees and expenses	30,000	*
Transfer agent's and registrar fees and expenses	5,000	*
Printing and engraving expenses	5,000	*
Miscellaneous expenses	5,000	*
Total	$90,009	*

* Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

See Indemnification of Directors and Officers above.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In March 2011, the Company entered into a Settlement Agreement with Kevin Johnson, its former Vice President and Secretary.  Pursuant to the Settlement Agreement, Mr. Johnson agreed to accept 362,500 shares of the Company’s restricted common stock in complete settlement of any and all unpaid salary and bonuses due to Mr. Johnson (which totaled $39,224), which shares were valued at an aggregate of $11,600.  The Settlement Agreement also provided that Mr. Johnson was prohibited from selling 200,000 of the shares until February 21, 2013 and that Mr. Johnson would have piggyback registration rights in the event the Company filed a registration statement in the future.

In May 2011, the Company converted an outstanding convertible promissory note issued in March 2011 (which accrued interest at the rate of 3% per annum and was due and payable on June 6, 2011) in the amount of $15,000 held by Dennis Leibovitz into 75,000 shares of restricted common stock ($0.20 per share). Any accrued and unpaid interest was forgiven at the time of conversion.

In May 2011, the Company converted an outstanding convertible promissory note issued in March 2011 (which accrued interest at the rate of 3% per annum and was due and payable on June 6, 2011) in the amount of $25,000 held by Iyad Sawas into 125,000 shares of restricted common stock ($0.20 per share). Any accrued and unpaid interest was forgiven at the time of conversion.

In March 2011, the Company entered into a Loan Agreement with John Nardone, pursuant to which Mr. Nardone loaned the Company an aggregate of $50,000, which amount accrued interest at the rate of 3% per annum and was convertible into shares of the Company’s restricted common stock at the rate of $0.10 per share.  The due date of the Loan Agreement was July 3, 2011. This loan was converted into 500,000 shares of restricted common stock in January 2012. Any accrued and unpaid interest was forgiven at the time of conversion.

In March 2011, the Company entered into a Loan Agreement with Reed Equity Group, Inc. (“Reed Equity”), pursuant to which Reed Equity loaned the Company an aggregate of $25,000, which amount accrued interest at the rate of 6% per annum and was convertible into shares of the Company’s restricted common stock at the rate of $0.20 per share.  The due date of the Loan Agreement was July 3, 2011.  This loan was converted into 125,000 shares of restricted common stock in January 2012. Any accrued and unpaid interest was forgiven at the time of conversion.

In September 2011, the Company entered into a Loan Agreement with a third party, pursuant to which the third party loaned the Company an aggregate of $25,000, which amount bears interest at the rate of 8% per annum and is convertible into shares of the Company’s restricted common stock at the rate of $0.15 per share.  The due date of the Loan Agreement is February 28, 2012.

The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuances did not involve a public offering, the recipients took the securities for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipients were either (a) “accredited investors” and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Act. No underwriters or agents were involved in the foregoing issuances and the Company paid no underwriting discounts or commissions.   Additionally, the Company claims an exemption from registration afforded by Section 3(a)(9) of the Act for the conversions of the Loan Agreements, as the securities were exchanged by the Company with its existing security holders exclusively in transactions where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

 ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

2.1*	Plan and Agreement of Merger P.C. Development Corporation (WY) and P.C. Development Merger Corporation (Nevada)
2.2*	Agreement and Plan of Merger - Xtranet Systems, Inc. and The Great American Food Chain, Inc.
2.3*	Agreement and Plan of Reorganization - Xtranet Systems, Inc. and The Great American Food Chain, Inc.
3.1*	Articles of Incorporation (P.C. Development Merger Corporation (Nevada))
3.2*	Articles of Merger (P.C. Development Corporation (WY) and P.C. Development Merger Corporation (Nevada))(Also Amends Name of Corporation To Xtranet Systems, Inc.)
3.3*	Restated Articles of Incorporation
3.4*	Articles of Merger (Xtranet Systems, Inc. and The Great American Food Chain, Inc.) (Also Amends Name of Corporation To Great American Food Chain, Inc. and Authorizes Preferred Stock)
3.5*	Amended and Restated Bylaws and First Amendment to Amended and Restated Bylaws
5.1#	Form of Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered
10.1*	Amici Italian Café Asset Purchase Agreement and Amendment
10.2*	Promissory Note ($185,954) and Security Agreement Issued In Connection With Amici Italian Café Asset Purchase Agreement – Amici Restaurants, Inc.
10.3*	Promissory Note ($338,376) and Security Agreement Issued In Connection With Amici Italian Café Asset Purchase Agreement – Amici Pizza Co., Inc
10.4*	Promissory Note ($236,248) Issued In Connection With Amici Italian Café Asset Purchase Agreement – Amici Franchising, LLC
10.5*	Membership Interest Purchase Agreement (YTG Enterprises, LLC)
10.6*	Contribution Agreement (YTG Enterprises, LLC)
10.7*	Employment Agreement with Tony Molavi
10.8*	Note Payable to Edward Sigmond
21.1*	Subsidiaries
23.1*	Consent of M&K CPAs, PLLC
23.2#	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

* Filed as an exhibit to this Form S-1 Registration Statement.
# To be filed by an amendment to this Form S-1 Registration Statement.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a)	To include any Prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.	That, for the purpose of determining liability under the Securities Act:

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Dallas, Texas, on February 3, 2012.

GREAT AMERICAN FOOD CHAIN, INC.

/s/ Edward Sigmond
Edward Sigmond
Chief Executive Officer (Principal Executive Officer and Principal Financial/Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

/s/ Edward Sigmond Edward Sigmond Chairman and Chief Executive Officer (Principal Executive Officer and Principal Financial/Accounting Officer) February 3, 2012	/s/ Robert Andreottola Robert Andreottola President and Director February 3, 2012
/s/ Michael Torino Michael Torino Secretary and Director February 3, 2012	/s/ Tony Molavi Tony Molavi Director February 3, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1*	Plan and Agreement of Merger P.C. Development Corporation (WY) and P.C. Development Merger Corporation (Nevada)
2.2*	Agreement and Plan of Merger - Xtranet Systems, Inc. and The Great American Food Chain, Inc.
2.3*	Agreement and Plan of Reorganization - Xtranet Systems, Inc. and The Great American Food Chain, Inc.
3.1*	Articles of Incorporation (P.C. Development Merger Corporation (Nevada))
3.2*	Articles of Merger (P.C. Development Corporation (WY) and P.C. Development Merger Corporation (Nevada))(Also Amends Name of Corporation To Xtranet Systems, Inc.)
3.3*	Restated Articles of Incorporation
3.4*	Articles of Merger (Xtranet Systems, Inc. and The Great American Food Chain, Inc.) (Also Amends Name of Corporation To Great American Food Chain, Inc. and Authorizes Preferred Stock)
3.5*	Amended and Restated Bylaws and First Amendment to Amended and Restated Bylaws
5.1#	Form of Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered
10.1*	Amici Italian Café Asset Purchase Agreement and Amendment
10.2*	Promissory Note ($185,954) and Security Agreement Issued In Connection With Amici Italian Café Asset Purchase Agreement – Amici Restaurants, Inc.
10.3*	Promissory Note ($338,376) and Security Agreement Issued In Connection With Amici Italian Café Asset Purchase Agreement – Amici Pizza Co., Inc
10.4*	Promissory Note ($236,248) Issued In Connection With Amici Italian Café Asset Purchase Agreement – Amici Franchising, LLC
10.5*	Membership Interest Purchase Agreement (YTG Enterprises, LLC)
10.6*	Contribution Agreement (YTG Enterprises, LLC)
10.7*	Employment Agreement with Tony Molavi
10.8*	Note Payable to Edward Sigmond
21.1*	Subsidiaries
23.1*	Consent of M&K CPAs, PLLC
23.2#	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

* Filed as an exhibit to this Form S-1 Registration Statement.
# To be filed by an amendment to this Form S-1 Registration Statement.